Information contained herein is subject to completion or amendment. This Prospectus Supplement and the Prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.





PRELIMINARY PROSPECTUS SUPPLEMENT

Subject to Completion, Issued July 6, 2001
(To Prospectus dated July 7, 1999)

              Structured Asset Trust Unit Repackagings (SATURNS)SM
                        Bank of America Debenture-Backed
                                  Series 2001-6

                                      $[o]
                           [o] of [o]% Callable Units
                        ($25 Unit Principal Balance each)
                           MSDW Structured Asset Corp.
                                    Depositor

Consider carefully the risk factors beginning on page S-8 in this Prospectus Supplement and on page 3 in the Prospectus.

The Units represent obligations of the Trust only and do not represent an interest in or obligation of any other entity. The Trust will own $[o] (by aggregate liquidation amount) of 8.07% trust preferred capital securities due 2026 issued by BankAmerica Institutional Capital A and guaranteed by Bank of America Corporation (as successor to BankAmerica Corporation).

SATURNS Trust No. 2001-6 will issue a single class of Units. These Units are being offered by this Prospectus Supplement and the accompanying Prospectus.

         o Interest will accrue on the Units at a rate equal to [o]%.

Neither the Securities and Exchange Commission nor any state securities commission has approved these Units or determined that this Prospectus Supplement or the Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Depositor has applied to list the Units on the New York Stock Exchange ("NYSE"). Trading on the NYSE is expected to begin within 30 days after the completion of this offering.

This Prospectus Supplement may be used to offer and sell the Units only if accompanied by the Prospectus. Both the Prospectus and the Prospectus Supplement provide information about the Units. The Prospectus provides general information. This Prospectus Supplement describes the specific terms of the Units. The specific terms of the Units described in this Prospectus Supplement qualify any related general discussion in the accompanying Prospectus.

The Underwriter will purchase the Units from the Trust. The Underwriter will then sell the Units in negotiated transactions at varying prices at the time of sale. Proceeds from the Units are expected to total $[o] less an underwriting discount of 3.15%. The Units will be delivered in book entry form through The Depository Trust Company and its participating members on or about July [o], 2001.

                                 MORGAN STANLEY

July [o], 2001

                                     SUMMARY

         Below is a concise summary of the principal terms of the Units. As a summary, it does not contain all of the information that may be important to you. A detailed description of the Units follows this summary.

Units.......................................There will be one class of Units.
                                            The Units will be denominated in
                                            United States dollars (the
                                            "Specified Currency"). The total
                                            principal amount of Units being
                                            issued is $[o] (the "Initial Unit
                                            Principal Balance").

                                            The Units will be issued in
                                            book-entry records of the Depository
                                            Trust Company in minimum
                                            denominations of $25.

                                            The Units are expected to trade
                                            flat. This means that any accrued
                                            and unpaid interest on the Units
                                            will be reflected in the trading
                                            price, and purchasers will not pay
                                            and sellers will not receive any
                                            accrued and unpaid interest on the
                                            Units not included in the trading
                                            price.

                                            At any time prior to December 31,
                                            2001, the Units may be redeemed at
                                            any time prior to December 31, 2001,
                                            in connection with a "tax event" or
                                            a "capital treatment event" with
                                            respect to the underlying
                                            Securities. On or after December 31,
                                            2006, the Units may be redeemed at
                                            any time and from time to time. A
                                            redemption of the Units will result
                                            from a redemption by the Security
                                            Issuer of the Securities held by the
                                            Trust.

                                            Interest on the Units will be
                                            deferred if distributions with
                                            respect to the Securities are
                                            deferred.

Depositor...................................MSDW Structured Asset Corp.

The Trustee.................................LaSalle Bank National Association

The Trust...................................SATURNS Trust No. 2001-6. The Trust
                                            will be formed under a Trust
                                            Agreement between the Depositor and
                                            the Trustee.

Securities..................................The Depositor will deposit into the
                                            Trust $[o] (by aggregate liquidation
                                            amount) of 8.07% BankAmerica
                                            Institutional Capital A trust
                                            preferred capital securities due
                                            December 31, 2026 (the
                                            "Securities"). The Securities have
                                            been purchased by the Depositor or
                                            its affiliates in the secondary
                                            market. The Security Issuer has the
                                            right to redeem the Securities held
                                            by the Trust on not less than 30 and
                                            not more than 60 days' notice if the
                                            Security Guarantor redeems the
                                            underlying Guarantor Debentures on
                                            or after December 31, 2006. The
                                            Securities are also redeemable upon
                                            90 days' notice if a "tax event" or
                                            a "capital treatment event" occur
                                            pursuant to the Security Agreements.
                                            See "Description of Trust Property".
                                            See "Description of Trust Property"
                                            for a description of the terms of
                                            the Securities.

Guarantor Debentures........................The Security Issuer's only assets are the Security Guarantor's 8.07%
                                            Junior Subordinated Debentures due
                                            December 31, 2026 (the "Guarantor
                                            Debentures").

                                            The Guarantor Debentures may be
                                            distributed or exchanged for the
                                            Securities under certain
                                            circumstances, and if such
                                            distribution or exchange occurs, the
                                            Guarantor Debentures will be treated
                                            as the Securities for all purposes.

Security Issuer
and Security Guarantor......................The issuer of the Securities deposited into the Trust is
                                            BankAmerica Institutional Capital A.
                                            The Security Issuer is a wholly
                                            owned subsidiary of Bank of America
                                            Corporation which is the successor
                                            in interest by merger of BankAmerica
                                            Corporation (the "Security
                                            Guarantor"). The Security Guarantor
                                            guarantees the obligations of the
                                            Security Issuer under the
                                            Securities. Neither the Security
                                            Issuer nor the Security Guarantor
                                            are participating in this offering
                                            and have no obligations under the
                                            Units. Information about Security
                                            Guarantor is available in its
                                            filings with the Commission..

Closing Date................................On or about July [o], 2001.

Interest and
Principal Distributions.....................Interest on the Units will be distributed each March 31, June 30,
                                            September 30 and December 31 (each a
                                            "Distribution Date"), commencing
                                            September 30, 2001. The interest
                                            rate for the Units is [o]% per annum
                                            (the "Interest Rate"). The Trust
                                            will pass through interest to the
                                            holders of the Units ("Unitholders")
                                            based on payments received by the
                                            Trust under the Quarterly Payment
                                            Swap Agreement. Interest will accrue
                                            on the Units on the basis of a 360
                                            day year consisting of twelve 30 day
                                            months.

                                            The Security Issuer has the right to
                                            defer the payment of interest on the
                                            Securities. Any deferral of the
                                            payment of interest on the
                                            Securities in accordance with the
                                            Security Agreement will not require
                                            any payment by the Security
                                            Guarantor. Any deferral of interest
                                            on the Securities will also result
                                            in a deferral of the payment
                                            obligations of the Quarterly Payment
                                            Swap Counterparty.

                                            Principal on the Units will be
                                            distributed on the final
                                            Distribution Date occurring December
                                            31, 2026 (the "Final Scheduled
                                            Distribution Date") or earlier in
                                            accordance with the terms of the
                                            Securities held by the Trust.
                                            Principal will also be distributed
                                            on any Unit that is redeemed prior
                                            to the Final Scheduled Distribution
                                            Date. Some or all of the Units will
                                            be redeemed if the Security Issuer
                                            redeems any of the Securities held
                                            by the Trust.

                                            If any of the Securities held by the
                                            Trust are redeemed by the Security
                                            Issuer prior to December 31, 2006,
                                            each of the Units which are redeemed
                                            in connection with any such
                                            redemption of Securities may receive
                                            an additional distribution of up to
                                            $2.50 per Unit depending on the
                                            amount paid (including any
                                            make-whole premium) by the Security
                                            Issuer in connection with such
                                            redemption. Any amounts available
                                            for distribution in excess of the
                                            Unit Principal Balance of, the
                                            accrued interest on, and any
                                            applicable additional distribution
                                            amount with respect to each Unit
                                            will be paid to the Quarterly
                                            Payment Swap Counterparty in lieu of
                                            the swap termination payment
                                            ordinarily payable under a swap
                                            agreement.

                                            If any underlying payment is not
                                            received by the Trustee by 12 noon
                                            (New York City time) on a
                                            Distribution Date, the corresponding
                                            distribution on the Units will not
                                            occur until the next Business Day
                                            that the Trust is in receipt of the
                                            proceeds of such payment prior to 12
                                            noon, with no adjustment to the
                                            amount distributed.

Maturity and Redemptions....................The Units will have the same final maturity as the Securities. Any
                                            redemption of the Securities will
                                            result in the redemption of the
                                            Units.

                                            In the event of a partial redemption
                                            of the Securities, the Trustee will
                                            randomly select Units to be redeemed
                                            in full from the proceeds of any
                                            such redemption.

Termination.................................A Trust Wind-Up Event will occur upon (i) redemption by the Security
                                            Issuer of all Securities held by the
                                            Trust, (ii) a Security Default,
                                            (iii) designation by either Swap
                                            Counterparty of an Early Termination
                                            Date under the applicable Swap
                                            Agreement following an "Illegality"
                                            or "Tax Event" under the applicable
                                            Swap Agreement, (iv) the Securities
                                            becoming Disqualified Securities, or
                                            (v) any Excess Expense Event (as
                                            defined in the Prospectus). The
                                            Trust will terminate in connection
                                            with any Trust Wind-Up Event.

                                            If a Trust Wind-Up Event occurs
                                            (other than as described in (i)
                                            above), any Securities held by the
                                            Trust will be liquidated and the
                                            proceeds will be applied to redeem
                                            the Units and to payment of any
                                            amounts owed to the Quarterly
                                            Payment Swap Counterparty as a Swap
                                            Termination Payment under the
                                            Quarterly Payment Swap Agreement, as
                                            described under "Description of Swap
                                            Agreements".

Additional Issuance.........................The Depositor may deposit additional
                                            Securities and the Trust may issue
                                            additional Units in minimum amounts
                                            of $250,000 (with respect to the
                                            Units issued) at any time.

Par Value Swap Agreement....................Morgan Stanley Capital Services Inc.
                                            ("MSCS" or the "Par Value Swap
                                            Counterparty") will act as the
                                            initial Par Value Swap Counterparty
                                            and enter into an Par Value Swap
                                            transaction with the Trust. The Par
                                            Value Swap Agreement is assignable.

                                            The Par Value Swap Agreement will
                                            document a swap transaction between
                                            the Trust and the Par Value Swap
                                            Counterparty under which the Trust
                                            will pay a fixed amount on the
                                            Closing Date and will receive $[o]
                                            (the "Par Value Notional Amount") on
                                            the Scheduled Final Distribution
                                            Date, unless the Trust is terminated
                                            earlier due to a Trust Wind-Up
                                            Event.

                                            In the event of a redemption by the
                                            Security Issuer, the Par Value Swap
                                            Agreement will be terminated and the
                                            Par Value Swap Counterparty will pay
                                            to the Trust the Par Value Notional
                                            Amount less any amounts paid by the
                                            Security Issuer in excess of par
                                            (other than in respect of accrued
                                            interest) to redeem the Securities.

                                            If the Par Value Swap Agreement is
                                            terminated due to a Trust Wind-Up
                                            Event other than due to a
                                            redemption, the Par Value Swap
                                            Counterparty will pay to the Trust a
                                            Swap Termination Payment equal to
                                            the lesser of (a) the difference
                                            between the aggregate Unit Principal
                                            Balance and the proceeds of the sale
                                            or liquidation of the Securities and
                                            (b) the market value of the Par
                                            Value Swap Agreement, as determined
                                            by the Par Value Swap Counterparty
                                            in accordance with the provisions of
                                            "Market Quotation" under the Par
                                            Value Swap Agreement, with the Trust
                                            as sole "Affected Party".

Quarterly Payment
Swap Agreement..............................MSCS (also the "Quarterly Payment
                                            Swap Counterparty") will act as the
                                            initial Quarterly Payment Swap
                                            Counterparty and enter into an
                                            interest rate swap transaction (also
                                            referred to as a basis swap
                                            transaction) with the Trust which
                                            will effectively convert the
                                            semi-annual payments on the
                                            Securities into quarterly payments
                                            that will be available for
                                            distribution on the Units. The
                                            Quarterly Payment Swap Agreement is
                                            assignable.

                                            The Quarterly Payment Swap Agreement
                                            will have a notional amount equal to
                                            the amount of Securities held by the
                                            Trust (the "Quarterly Payment
                                            Notional Amount"). The Trust will
                                            pay to the Quarterly Payment Swap
                                            Counterparty the semi-annual
                                            interest on the Securities on each
                                            payment date for the Securities. The
                                            Quarterly Payment Swap Counterparty
                                            will pay to the Trust [$[o] or] [o]%
                                            per annum on the Quarterly Payment
                                            Notional Amount each Distribution
                                            Date. Such interest will be
                                            calculated on the basis of a 360 day
                                            year consisting of twelve 30 day
                                            months.

                                            The Quarterly Payment Swap
                                            Counterparty will be effectively
                                            advancing funds to the Trust on the
                                            Distribution Dates in March and
                                            September. Accordingly, the
                                            Quarterly Payment Swap Counterparty
                                            will be given priority over
                                            Unitholders to receive a return of
                                            any funds it has effectively
                                            advanced (together with interest at
                                            the rate of [o]% per annum) if a
                                            Trust Wind-Up Event occurs.

                                            See the discussion of the Swap
                                            Agreements in "Description of Swap
                                            Agreements" herein.

Limited Swap
Agreement Guaranty..........................Morgan Stanley Dean Witter & Co.
                                            ("MSDW") will only guarantee the
                                            obligations of MSCS as Par Value
                                            Swap Counterparty under the Par
                                            Value Swap Agreement and as
                                            Quarterly Payment Swap Counterparty
                                            under the Quarterly Payment Swap
                                            Agreement. MSDW will not guarantee
                                            the obligations of any assignee of
                                            MSCS or any other person who is or
                                            becomes a Swap Counterparty.

Tax Status..................................The Depositor will receive an opinion that the Trust will be
                                            characterized as a grantor trust and
                                            will not be characterized as an
                                            association taxable as a
                                            corporation.

Rating......................................The Units must be assigned a
                                            [preferred stock] rating of at least
                                            "aa2" by Moody's Investors Service,
                                            Inc. ("Moody's") and a rating of at
                                            least A- by Standard & Poor's
                                            ("S&P") in order to be issued.

Listing.....................................Application has been made to list the Units on the New York Stock
                                            Exchange ("NYSE"). Trading on the
                                            NYSE is expected to begin within 30
                                            days after the completion of this
                                            offering.

                                  RISK FACTORS

         In addition to the risk factors discussed in the Prospectus, prospective purchasers of the Units should carefully consider the following risk factors:

Limited Payment Sources

         The payments made by the Security Issuer and Security Guarantor on the Securities and the payments made under the Swap Agreements are the only source of payment on your Units. The Security Issuer, Security Guarantor, and the Swap Counterparties are subject to laws permitting bankruptcy, moratorium, reorganization or other actions; should the Security Issuer, Security Guarantor or the Swap Counterparties experience financial difficulties, this could result in delays in payment, partial payment or non-payment of your Units.

The Securities are Deferrable

         The Security Guarantor may defer its payment obligations under the Guarantor Debentures and in such event the Security Issuer will only be required to distribute amounts actually received by it. During an Extension Period, interest will continue to accrue and holders of Guarantor Debentures (or holders of Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. You should carefully consider that the Security Guarantor will not be required to make payments that it may defer even though it has guaranteed the Securities.

The Securities are Subordinated Securities

         The obligations of the Security Guarantor under the Security Guaranty and under the Guarantor Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Security Guarantor. Because the Security Guarantor is a holding company, the right of the Security Guarantor to participate in any distribution of assets of any subsidiary, including any subsidiary which is an operating bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Security Guarantor may itself be recognized as a creditor of that subsidiary. In addition, there are also various legal limitations on the extent to which the Security Guarantor's depository subsidiaries may extend credit, pay dividends or otherwise supply funds to the Security Guarantor or various of its affiliates. Accordingly, the Guarantor Debentures and the Security Guaranty will be effectively subordinated to all existing and future liabilities of the Security Guarantor's subsidiaries, and holders of Guarantor Debentures and the Security Guaranty should look only to the assets of the Security Guarantor for payments on the Guarantor Debentures and the Security Guaranty. None of the Guarantor Debenture Indenture, the Security Guaranty or the Security Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Security Guarantor.

         The ability of the Security Issuer to pay amounts due on the Securities is solely dependent upon the Security Guarantor making payments on the Guarantor Debentures as and when required.

No Detailed Information about the Securities, Security Issuer or Security Guarantor

         This Prospectus Supplement does not provide you with detailed information with respect to the Securities or the Security Issuer, any risk factors relating thereto, or any legal, financial or other rights or obligations arising under or related to the Securities.

         No investigation of the Securities, the Security Issuer or the Security Guarantor has been made by the Depositor, Underwriter or Trustee. None of the Depositor, the Underwriter or the Trustee has made, or will make, any investigation of the business condition, financial or otherwise, of the Security Issuer or Security Guarantor for purposes of this offering, or verify the Security Prospectus or any reports or information filed by the Security Issuer with the Securities and Exchange Commission or otherwise made available to the public. You are strongly recommended to consider publicly available financial and other information regarding the Security Issuer.

Sale Upon Trust Termination

         If any Securities are not redeemed by the Security Issuer in connection with a Trust Wind-Up Event, the Selling Agent will sell, on behalf of the Trust, any such Securities held by the Trust by soliciting bids for such Securities from at least three registered broker-dealers of national reputation (one of which will be the Selling Agent) and selling such Securities at the highest bid price.

         It is possible that such liquidation would occur when the Securities are in default, when the Security Guarantor has deferred payments or when the market value of the Securities is diminished for other reasons. In such circumstances, liquidation may result in holders of the Units incurring losses that would not be incurred if the holders received a distribution of the Securities in kind.

Prepayments Will Affect Yield

         The Securities may be redeemed prior to December 31, 2006 upon a "tax event" or a "capital treatment event" and, thereafter, may be redeemed at any time and in whole or in part at the option of the Security Issuer. If the Securities are redeemed early, the Trust will be terminated and Unitholders will receive a return of principal before the scheduled maturity of the Units. See "Risk Factors" in the Prospectus.

Market Value of Securities

         The market value of the Securities, due to their maturity, will be sensitive to changes in prevailing market interest rates, and will also vary depending upon the creditworthiness of the Security Issuer and other factors. Any decline in the market value of the Securities will correspondingly affect the market value of the Units, and a holder of the Units will bear the risk of any such decline in market value.

Aggregate Liquidation Amount of the Securities

         The aggregate liquidation amount of the Securities is less than the aggregate Unit Principal Balance because the Securities trade currently in the market at a "premium". The Par Value Swap Agreement is designed to pay the difference between the aggregate liquidation amount (including any make-whole premium, if applicable) of the Securities and the aggregate Unit Principal Balance only on the Final Scheduled Distribution Date or upon a redemption of Securities held by the Trust by the Security Issuer.

         If any other Trust Wind-Up Event occurs, there can be no assurance that the amount payable, if any, under the Par Value Swap Agreement will be sufficient to cover any difference between the market value of Securities sold and the aggregate Unit Principal Balance. If the market value of the Securities declines, the amount payable, if any, under the Par Value Swap Agreement will not be sufficient to cover any difference between the market value of Securities sold and the aggregate Unit Principal Balance. See "Description of Swap Agreements" below.

Effect of Redemption

         The Securities are subject to early redemption as described under "Description of Trust Property--The Securities". A redemption of the Securities may result in an early redemption of the Units at a time when reinvestment in securities with yields comparable to that of the Units is not possible. See "Risk Factors--Early payments may leave an investor unable to reinvest in comparable investments" in the Prospectus.

                              DESCRIPTION OF UNITS

         The Trust will be formed under a Trust Agreement between the Depositor and the Trustee dated July [o], 2001. The Trust Agreement incorporates the provisions of the Standard Terms of Trust Agreements dated July 7, 1999 and described in the Prospectus. When the Trust Agreement is executed, the Depositor will deposit the Securities into the Trust. The Trustee, on behalf of the Trust, will accept the Securities, enter into the Swap Agreements and deliver the Units to or upon the order of the Depositor.

         The Units will consist of a single Class of Units. The Units are denominated in U.S. dollars (the "Specified Currency"). The Units have in the aggregate an Initial Unit Principal Balance of $[o].

         The Units are callable at any time and from time to time if the Security Issuer exercises its right to redeem the Securities held by the Trust. In the event of a partial redemption of the Securities, the Trustee will randomly select Units to be redeemed in full from the proceeds of any such redemption.

         The Units will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $25 and multiples of $25 in excess thereof. The record dates for the respective Distribution Dates shall be each March 15, June 15, September 15 and December 15, regardless of whether such day is a Business Day

         Application has been made to list the Units on the New York Stock Exchange ("NYSE"). Trading on the NYSE is expected to begin within 30 days after the completion of this offering.

Interest Distributions

         Distribution Dates for the Units will occur on each March 31, June 30, September 30 and December 31, commencing September 30, 2001. Exact Distribution Dates are subject to the provisions of the Trust Agreement and the Securities as to shifting of payment dates where Distribution Dates would otherwise fall on a date which is not a Business Day. Specifically, if a Distribution Date would otherwise fall on a day which is not a Business Day, the payment will instead be made on the next following Business Day, with no adjustment to the amount distributed. If any payment in respect of interest is not received by the Trustee by 12 noon (New York City time) on a Distribution Date, the corresponding distribution of interest on the Units will not occur until the next Business Day that the Trust is in receipt of the proceeds of such payment prior to 12 noon, with no adjustment to the amount distributed.

         For purposes of the Units and the Swap Agreements, "Business Days" will include any day other than (i) Saturday or Sunday or (ii) a day on which commercial banks, in New York, New York or Chicago, Illinois or, for final payment of principal, in the relevant place of presentation, or the city in which the corporate trust office of the Trustee is located, are authorized or required by applicable law, regulation or executive order to close.

         The Interest Rate applicable to the Units is a fixed rate of [o]% per annum. Interest will accrue on the Units on the basis of a 360 day year consisting of twelve 30 day months. With respect to the first Distribution Date, interest will accrue from and including the Closing Date to but excluding the first Distribution Date. With respect to each successive Distribution Date, interest will accrue from and including the previous Distribution Date to but excluding the current Distribution Date. The Trust will pass through interest to the Unitholders based on the payments received by the Trust pursuant to the Quarterly Payment Swap Agreement. See "Description of Swap Agreements".

Principal Distributions

         Principal will be distributed on the Final Scheduled Distribution Date occurring on December 31, 2026 or as the Trust receives distributions of principal (other than principal on the Securities characterized as additional distributions) on the Securities it holds. The Trust will also pass through to the Unitholders payments of principal received on the Securities due to any partial redemption of the Securities.

         If the Securities are redeemed, the proceeds of such redemption will be distributed to pay principal of and interest on the Units. If only part of the Securities are redeemed, the Trustee will randomly select Units to be redeemed in full from the proceeds of such partial redemption of the Securities.

         If the Trust is terminated prior to the Final Scheduled Distribution Date, the Trust will sell the Securities and distribute the proceeds to pay the principal of and interest on the Units. See "Description of Trust Agreements".

         If any payment of principal with respect to the Securities held by the Trust is not received by the Trustee by 12 noon (New York City time) on a Distribution Date, the corresponding distribution of principal on the Units will not occur until the next Business Day that the Trust is in receipt of the proceeds of such payment prior to 12 noon, with no adjustment to the amount distributed.

Additional Distribution

         If the Security Issuer redeems the Securities held by the Trust prior to December 31, 2006, each Unitholder may receive an additional distribution of up to $2.50 per Unit, depending on the amount paid by the Security Issuer in connection with such redemption, payable from the proceeds received with respect to such redemption. The amount paid by the Security Issuer will vary because, prior to December 31, 2006, the Security Issuer is required to pay the greater of the amount that would be required to redeem the Securities on December 31, 2006 or the applicable make-whole amount, each as more fully described under "Description of Trust Property". You should not expect an additional distribution. Any amounts available for distribution in excess of the Unit Principal Balance of, the accrued interest on, and any applicable additional distribution amount with respect to each Unit will be paid to the Quarterly Payment Swap Counterparty in lieu of the swap termination payment ordinarily payable under a swap agreement.

Additional Issuance of Units

         Upon no less than 5 days' notice to the Trustee, the Depositor may deposit additional Securities at any time in exchange for additional Units in a minimum aggregate amount of $250,000 and, if in excess of such amount, in a $25 integral multiple in excess thereof. The principal amount of Securities deposited must be in the same ratio to the Unit Principal Balance of the Units received as the ratio of the Initial Unit Principal Balance to the aggregate liquidation amount of the Securities on the Closing Date. The Depositor must either arrange for the Swap Counterparties and the Trust to increase proportionally the notional amount under the Swap Agreements or arrange for an additional Swap Agreements to be entered into between the Trust and additional Swap Counterparties. Any accrued interest will be reflected in the price of the Securities and Units. The Rating Agency Condition must be satisfied in connection with any such additional issuance.

                          DESCRIPTION OF TRUST PROPERTY

The Security Issuer and the Security Guarantor

         According to the Securities Guarantor's public reports, Bank of America Corporation (the "Security Guarantor") is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Security Guarantor and its subsidiaries are subject to supervision by various federal and state banking and other regulatory authorities.

         The principal executive offices of the Security Guarantor are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

         On September 30, 1998, BankAmerica Corporation merged with and into NationsBank Corporation and the combined entity changed its name to Bank of America Corporation.

         According to the Security Prospectus, BankAmerica Institutional Capital A (the "Security Issuer") is a statutory business trust created under Delaware law pursuant to (i) the trust agreement executed by the Security Guarantor as depositor, Bankers Trust Company, as property trustee and Bankers Trust (Delaware), as Delaware trustee and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 18, 1996. All of the equity securities of the Security Issuer (the "Common Securities") were issued to the Security Guarantor and according to the Security Guarantor's publicly available reports, the Security Issuer is a wholly-owned subsidiary of the Security Guarantor.

         The Security Guarantor is subject to the informational requirements of the Exchange Act and is required by the Exchange Act to file reports and other information (including financial information) with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy, information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. One or more classes of the Security Guarantor's securities are also listed on the New York Stock Exchange and such reports and other information can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Such reports and other information may also be obtained from the Security Issuer, according to its most recent annual report, upon written or oral request to the Security Guarantor.

         This Prospectus Supplement does not provide information with respect to the Security Issuer or Security Guarantor and no investigation of the financial condition or creditworthiness of any of the Security Issuer, the Security Guarantor or any of its subsidiaries or other affiliates, has been made by the Depositor, Morgan Stanley or the Trustee, or any of their affiliates, in connection with the issuance of the Units. Prospective purchasers of Units should consider carefully the Security Guarantor's financial condition and its ability to make payments in respect of the Guarantor Debentures or under the Security Guaranty. All information contained in this Prospectus Supplement regarding the Security Guarantor and the Security Issuer has been derived from the related Security Prospectus and reports filed by the Security Guarantor pursuant to the Exchange Act. It is possible that events affecting the Securities, the Security Guarantor or the Security Issuer have occurred, which have not yet been publicly disclosed, which would affect the accuracy or completeness of the publicly available documents described above.

The Securities

         All of the Trust Property of the Trust will consist of $[o] (by aggregate liquidation amount) of 8.07% publicly issued trust preferred capital securities due December 31, 2026, exclusive of the Retained Interest of the Depositor as described below, (the "Securities") issued by the Security Issuer. The Securities were issued pursuant to an Amended and Restated Trust Agreement dated as of approximately November 27, 1996, among the Security Guarantor (as successor to BankAmerica Corporation), as depositor, Bankers Trust Company, as property trustee (the "Property Trustee" and also the "Security Trustee") and Bankers Trust, (Delaware), as Delaware trustee (the "Delaware Trustee"), as amended and supplemented from time to time (such trust agreement as so amended and supplemented being hereafter referred to as the "Security Agreement").

         The Securities are backed by the junior subordinated debentures due December 31, 2026 of the Security Guarantor (the "Guarantor Debentures") and a guaranty by the Security Guarantor (the "Security Guaranty"). The Guarantor Debentures may be distributed or exchanged for the Securities under certain circumstances, and if such distribution or exchange occurs, the Guarantor Debentures will be treated as the Securities for all purposes.

         Interest on the Securities is payable semiannually in arrears on June 30 and December 31 of each year. Such payments are deferrable. The Security Guarantor may defer its payment obligations under the Guarantor Debentures, at any one time and from time to time, for up to ten consecutive semi-annual payment periods. Any such deferral will cause the Security Issuer to defer payment on the Securities and the Security Guaranty does not require the Security Guarantor to make payments with respect to the Securities at any time when the Security Guarantor has deferred its obligation to make payments under the Guarantor Debentures.

         Although the Securities are issued pursuant to a multi-stage legal structure, the Securities are effectively unsecured and fully subordinated obligations of the Security Guarantor. The Securities were part of a series of securities totaling $450,000,000. The Securities were issued on or about November 27, 1996. The Securities were offered in a transaction exempt from the registration requirements of the Securities Act of 1933.

         The Securities have been purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor) and will be deposited into the Trust. The Securities will not be acquired either from the Security Issuer or pursuant to any distribution by or agreement with the Security Issuer. All information contained in this Prospectus Supplement regarding the Securities has been derived solely from the offering circular for the Securities, dated November 20, 1996 (the "Security Prospectus") and other periodic filings relating to the Security Guarantor as filed with the Commission relating to the Security Guarantor. Prospective purchasers of Units are urged to review the public filings of the Security Guarantor in conjuction with this Prospectus Supplement. The Depositor, Morgan Stanley and the Trustee, as well as their respective affiliates, did not participate in the preparation of the Security Prospectus or public information relating to the Securities, and they take no responsibility for the accuracy or completeness of the information provided in such Security Prospectus or such public filings.

         The following is a summary of all material terms of the Securities.

Security Issuer:                     BankAmerica Institutional Capital A

Security Guarantor:                  Bank of America Corporation (successor in
                                     interest to BankAmerica Corporation)
Principal Amount Held By Trust:      $[o] (by aggregate liquidation amount)

Interest Rate:                       8.07%

Scheduled Payment Dates:             June 30 and December 31

Scheduled Maturity:                  December 31, 2026

Ranking:                             Junior subordinated

Rating as of the Closing Date:       "aa2" by Moody's
                                     A- by S&P

Currency of Denomination:            U.S. dollars

Security Trustee or                  Chase Manhattan Trust Company, National
Other Agent for Security Holders:    Association

Listing:                             N/A

Form:                                Book-Entry

CUSIP:                               06605HAA6

Security Prospectus:                 The offering circular describing the
                                     Securities, dated November 20, 1996

Security Registration Statement:     N/A.  Privately offered security


Redemption

         Upon the repayment or redemption, in whole or in part, of the Guarantor Debentures, whether at maturity or upon earlier redemption as provided in the Guarantor Debenture Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Securities plus accumulated but unpaid distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Security Guarantor upon the concurrent redemption of such Guarantor Debentures. If less than all of the Guarantor Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Securities and the Common Securities. The amount of premium, if any, paid by the Security Guarantor upon the redemption of all or any part of Guarantor Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Securities and the Common Securities.

         The Security Guarantor has the right to redeem the Guarantor Debentures
(i) on or after December 31, 2006, in whole at any time or in part from time to time, or (ii) in whole (but not in part prior to December 31, 2006 and within 90 days following the occurrence of a Tax Event or Capital Treatment Event (each as defined below). A redemption of the Guarantor Debentures would cause a mandatory redemption of the Securities and Common Securities.

         The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices expressed in percentages of the Liquidation Amount (as defined below) together with accrued Distributions to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning December 31:

                    Year                           Redemption Price
                    ----                           ----------------
                    2006                              104.0350%
                    2007                               103.6315
                    2008                               103.2280
                    2009                               102.8245
                    2010                               102.4210
                    2011                               102.0175
                    2012                               101.6140
                    2013                               101.2105
                    2014                               100.8070
                    2015                               100.4035


         and at 100% on or after December 31, 2016.

         The Redemption Price, in the case of a redemption following a Tax Event or Capital Treatment Event as described under (ii) above, shall equal for each Security the Make-Whole Amount for a corresponding $1,000 principal amount of Guarantor Debentures together with accrued Distributions to but excluding the date fixed for redemption.

         The "Make-Whole Amount" shall be equal to the greater of (i) 100% of the principal amount of such Guarantor Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Guarantor Debentures on December 31, 2006, together with scheduled payments of interest from the prepayment date to December 31, 2006 (the "Remaining Life"), in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of 30 day months) at the Adjusted Treasury Rate.

         "Adjusted Treasury Rate" means, with respect to any prepayment date, the Treasury Rate plus 0.50% if such prepayment date occurs after December 31, 1997.

         "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date. The Treasury Rate shall be calculated on the third Business Day preceding the prepayment date.

         "Comparable Treasury Issue" means with respect to any prepayment date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after December 31, 2006, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

         "Quotation Agent" means Goldman, Sachs & Co. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Security Guarantor shall substitute therefor another Primary Treasury Dealer. "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Security Guarantor.

         "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

         "Like Amount" means (i) with respect to a redemption of Securities, Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Guarantor Debentures to be contemporaneously redeemed in accordance with the Guarantor Debenture Indenture, allocated to the Common Securities and to the Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of the Securities and (ii) with respect to a distribution of Guarantor Debentures to holders of Securities in connection with a dissolution or liquidation of the Security Issuer, Guarantor Debentures having a principal amount equal to the Liquidation Amount of the Securities of the holder to whom such Guarantor Debentures are distributed.

         "Liquidation Amount" means the stated amount of $1,000 per Security.

         "Tax Event" means the receipt by the Security Issuer of an opinion of counsel to the Security Guarantor experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Securities under the Security Agreement, there is more than an insubstantial risk that (i) the Security Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Guarantor Debentures, (ii) interest payable by the Security Guarantor on the Guarantor Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Security Guarantor, in whole or in part, for United States federal income tax purposes or
(iii) the Security Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Capital Treatment Event" means the reasonable determination by the Security Guarantor that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Securities under the Security Agreement, these is more than an insubstantial risk that the Security Guarantor will not be entitled to treat an amount equal to the Liquidation Amount of the Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Security Guarantor.

Payment of Additional Sums

         In the event a Tax Event has occurred and is continuing and the Security Issuer is the holder of all of the Guarantor Debentures, the Security Guarantor will pay Additional Sums, if any (as defined below), on the Guarantor Debentures.

         "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Security Issuer on the outstanding Securities and Common Securities of the Security Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Security Issuer has become subject as a result of a Tax Event.

Redemption Procedures

         If the Security Issuer gives a notice of redemption in respect of the Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Securities. With respect to Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Securities. Notwithstanding the foregoing, distributions payable on or prior to the Redemption Date for any Securities called for redemption shall be payable to the holders of the Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Securities so called for redemption will cease, except the right of the holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Securities will cease to be outstanding. In the event that any date fixed for redemption of Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Securities called for redemption is improperly withheld or refused and not paid either by the Security Issuer or by the Security Guarantor pursuant to the Security Guaranty, distributions on such Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Security Issuer for such Securities to the date such Redemption Price is actually paid in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         Subject to applicable law (including, without limitation, United States federal securities law), the Security Guarantor or its subsidiaries may at any time and from time to time purchase outstanding Securities by tender, in the open market or by private agreement.

         If less than all of the Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Securities and Common Securities to be redeemed shall be allocated pro rata to the Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of Securities provided that the holder of such Securities has at least 100 Securities remaining after the redemption. The Property Trustee shall promptly notify the trust registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Security Agreement, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Securities which has been or is to be redeemed.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Unless the Security Guarantor defaults in payment of the Redemption Price on the Guarantor Debentures, on and after the Redemption Date interest will cease to accrue on the Guarantor Debentures or portions thereof (and distributions will cease to accrue on the Securities or portions thereof) called for redemption.

Subordination of Common Securities

         Payment of distributions on, and the Redemption Price of, the Security Issuer's Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount, of such Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date an event of default shall have occurred and be continuing under the Guarantor Debenture Indenture, no payment of any distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or Redemption Price of, the Securities then due and payable.

         In the case of any event of default under the Security Agreement resulting from an event of default under the Guarantor Debenture Indenture, the Security Guarantor as holder of the Common Securities will be deemed to have waived any right to act with respect to any such event of default under the Security Agreement until the effect of all such events of default with respect to such Securities have been cured, waived or otherwise eliminated. Until any such events of default under the Security Agreement with respect to the Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Securities and not on behalf of the Security Guarantor as holder of the Common Securities, and only the holders of such Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Termination

         The amount payable on the Securities in the event of any liquidation of the Security Issuer is $1,000 per Security plus accumulated and unpaid distributions, which may be in the form of a distribution of such amount in Guarantor Debentures, subject to certain exceptions.

         The holders of all of the outstanding Common Securities have the right at any time to terminate the Security Issuer and, after satisfaction of the liabilities of creditors of the Security Issuer as provided by applicable law, cause the Guarantor Debentures to be distributed to the holders of the Securities and Common Securities in liquidation of the Security Issuer, subject to (i) the Property Trustee having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Securities and
(ii) so long as the Security Guarantor is a holder of Common Securities, the prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve.

         Pursuant to the Security Agreement, the Security Issuer shall automatically terminate upon expiration of its term and shall terminate do the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Security Guarantor; (ii) the distribution of a Like Amount of the Guarantor Debentures to the holders of its Trust Securities, if the holders of Common Securities have given written direction to the Property Trustee to terminate the Security Issuer (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities); (iii) redemption of all of the Securities and (iv) the entry of an order for the dissolution of the Security Issuer by a court of competent jurisdiction.

         If an early termination occurs as described in clause (i), (ii) or (iv) above, the Security Issuer shall be liquidated by the Property Trustee and the Delaware Trustee as expeditiously as they determine to be possible by distributing, after satisfaction of liabilities to creditors of the Security Issuer as provided by applicable law, to the holders of the Securities a Like Amount of the Guarantor Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Security Issuer available for distribution to holders, after satisfaction of liabilities to creditors of the Security Issuer as provided by applicable law, an amount equal to, in the case of holders of Securities, the aggregate of the Liquidation Amount plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Security Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Security Issuer on its Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Securities, except that if an event of default has occurred and is continuing under the Guarantor Debenture Indenture, the Securities shall have a priority over the Common Securities.

         After the liquidation date fixed for any distribution of Guarantor Debentures (i) the Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Securities, will receive a registered global certificate or certificates representing the Guarantor Debentures to be delivered upon such distribution with respect to Securities held by DTC or its nominee and (iii) any certificates representing the Securities not held by DTC or its nominee will be deemed to represent the Guarantor Debentures having a principal amount equal to the stated Liquidation Amount of the Securities and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the Securities until such certificates are presented to the security registrar for transfer or reissuance.

Extension Periods

         So long as no event of default under the Guarantor Debenture Indenture has occurred and is continuing, the Security Guarantor has the right under the Guarantor Debenture Indenture to defer the payment of interest on the Guarantor Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods (an "Extension Period"); provided that no Extension Period may extend beyond the stated maturity of the Guarantor Debentures. As a consequence of any such election, semi-annual distributions on the Securities will be deferred by the Security Issuer during any such Extension Period. Distributions to which holders of the Securities are entitled will accumulate additional distributions thereon at the rate per annum of 8.07% thereof, compounded semi-annually from the relevant payment date for such distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period. Additional distributions payable for each full distribution period will be computed by dividing the rate per annum by two. The term "distributions" as used herein shall include any such additional distributions. During any such Extension Period, the Security Guarantor may not, and may not permit any subsidiary of the Security Guarantor to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Security Guarantor's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Security Guarantor that rank pari passu in all respects with or junior in interest to the Guarantor Debentures or make any guaranty payments with respect to any guaranty by the Security Guarantor of the debt securities of any subsidiary of the Security Guarantor if such guaranty ranks pari passu with or junior in interest to the Guarantor Debentures (other than (a) dividends or distributions in common stock of the Security Guarantor, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Security Guaranty and (d) purchases of common stock related to the issuance of common stock or rights under any of the Security Guarantor's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Security Guarantor may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the stated maturity of the Guarantor Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Security Guarantor may elect to begin a new Extension Period. There is no limitation on the number of times that the Security Guarantor may elect to begin an Extension Period.

Events of Default; Notice

         Any one of the following events constitutes an "event of default" under the Security Agreement (an "Event of Default") with respect to the Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) the occurrence of an Event of Default under the Guarantor Debenture Indenture; or

         (ii) default by the Security Issuer in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

         (iii) default by the Security Issuer in the payment of any Redemption Price of any Security when it becomes due and payable; or

         (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Property Trustee or the Delaware Trustee in the Security Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or
(iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Property Trustee and the Delaware Trustee by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Security Agreement; or

         (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and if a successor Property Trustee has not been appointed within 90 days thereof.

         Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of Trust Securities and the Administrators, unless such Event of Default shall have been cured or waived. The Security Guarantor, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Security Agreement.

         If a Debenture Event of Default has occurred and is continuing, the Securities shall have a preference over the Common Securities upon termination of time Security Issuer as described above. The existence of an Event of Default does not entitle the holders of Securities to accelerate the maturity thereof.

Removal of Property Trustee or Delaware Trustee; Appointment of Successors

         The holders of a majority in Liquidation Amount of Securities may remove the Property Trustee or the Delaware Trustee for cause or, if an event of default has occurred and is continuing under the Guarantor Debenture Indenture, with or without cause. If the Property Trustee or the Delaware Trustee is removed by the holders of Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of Securities. If the Property Trustee or the Delaware Trustee resigns, such trustee shall appoint its successor. If the Property Trustee or the Delaware Trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Securities or Common Securities or such trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware Law. Any Property Trustee must be a national or state-chartered bank and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50,000,000. No resignation or removal of either trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Security Agreement.

Merger or Consolidation of Property Trustee or Delaware Trustee

         Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the Security Agreement, provided such entity shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Security Issuer

         The Security Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any entity, except as described below or as otherwise set forth in the Security Agreement. The Security Issuer may, at the request of the holders of the Common Securities and with the consent of the holders of the Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Security Issuer with respect to the Securities or (b) substitutes for the Securities other securities having substantially the same terms as the Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity is appointed possessing the same powers and duties as the Property Trustee as the holder of the Guarantor Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Security Issuer, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Security Issuer has received an opinion from independent counsel experienced in such matters to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Security Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") and
(vii) the Security Guarantor or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Security Guaranty. Notwithstanding the foregoing, the Security Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Security Issuer or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Security Agreement

         Except as provided under the terms of the Security Guaranty and as otherwise required by law and the Security Agreement, the holders of the Securities will have no voting rights.

         The Security Agreement may be amended from time to time by the holders of a majority of the Common Securities and the Property Trustee, without the consent of the holders of the Securities (i) to cure any ambiguity, correct or supplement any provisions in the Security Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Security Agreement, which shall not be inconsistent with the other provisions of the Security Agreement, or (ii) to modify, eliminate or add to any provisions of the Security Agreement to such extent as shall be necessary to ensure that the Security Issuer will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Security Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Security Agreement shall become effective when notice thereof is given to the holders of Securities. The Security Agreement may be amended by the holders of a majority of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Securities and (ii) receipt by the Property Trustee and the Delaware Trustee of an opinion of counsel to the effect that such amendment or the exercise of any power granted to such trustees in accordance with such amendment will not affect the Security Issuer's status as a grantor trust for United States federal income tax purposes or the Security Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Common Securities and the Securities, the Security Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or
(ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

         So long as any Guarantor Debentures are held by the Security Issuer, the Property Trustee and the Delaware Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Guarantor Debentures, (ii) waive any past default that is waivable under Section 513 of the Guarantor Debenture Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Guarantor Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Guarantor Debenture Indenture or the Guarantor Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Securities; provided, however, that where a consent under the Guarantor Debenture Indenture would require the consent of each holder of Guarantor Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Securities. The Property Trustee and the Delaware Trustee shall not revoke any action previously authorized or approved by a vote of the holders of the Securities except by subsequent vote of the holders of the Securities. The Property Trustee shall notify each holder of Securities of any notice of default with respect to the Guarantor Debentures. In addition to obtaining the foregoing approvals of the holders of the Securities, prior to taking any of the foregoing actions, the Property Trustee and the Delaware Trustee shall obtain an opinion of counsel experienced in such matters to the effect that the Security Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of Securities may be given at a meeting of holders of Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Securities are entity) to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Securities in the manner set forth in the Security Agreement.

         No vote or consent of the holders of Securities will be required to redeem and cancel Securities in accordance with the Security Agreement.

         Notwithstanding that holders of Securities are entitled to vote or consent under any of the circumstances described above, any of the Securities that are owned by the Security Guarantor, the Property Trustee, the Delaware Trustee or any affiliate of the Security Guarantor or any Property Trustee or the Delaware Trustee shall, for purposes of such vote or consent, be treated as if they were not outstanding.

         In the event that the Security Issuer solicits any vote, consent, waiver, modification or other action under the Security Agreement or the terms of the Securities, the Trustee will act in conformity with the direction of a majority (by outstanding Unit Principal Balance) of the Units.

Payments

         Bankers Trust Company has informed the Security Issuer at the time or the original offering of the Securities that so long as it serves as paying agent for the Securities, it anticipates that information regarding distributions on the Securities, including payment date, record date and redemption information, will be made available through Bankers Trust Company at 1-800-736-7777.

Information Concerning the Property Trustee

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, has undertaken to perform only such duties as are specifically set forth in the Security Agreement and, after any such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Security Agreement at the request of any holder of Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Security Agreement or is unsure of the application of any provision of the Security Agreement, and the matter is not one on which holders of Securities are entitled under the Security Agreement to vote, then the Property Trustee shall take such action as it deem advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

         The administrators of the Security Issuer and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Security Issuer in such a way that the Security Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Guarantor Debentures will be treated as indebtedness of the Security Guarantor for United States federal income tax purposes. In this regard, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Security Issuer or the Security Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Securities.

         Holders of the Securities have no preemptive or similar rights.

         The Security Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

Guarantor Debentures

         The Guarantor Debentures are to be issued under the Guarantor Debenture Indenture dated as of November 27, 1996, as supplemented from time to time (as so supplemented, the "Guarantor Debenture Indenture"), between the Security Guarantor and Bankers Trust Company, as trustee (the "Debenture Trustee").

General

         Concurrently with the issuance of the Securities, the Security Issuer will invest the proceeds thereof, together with the consideration paid by the Security Guarantor for the Common Securities, in the Guarantor Debentures issued by the Security Guarantor. The Guarantor Debentures will bear interest at the annual rate of 8.07% of the principal amount thereof, payable semiannually in arrears on June 30 and December 31 of each year (each, an "Interest Payment Date"), commencing December 31, 1996, to the person in whose name each Guarantor Debenture is registered at the close of business on the June 15 and December 15 next preceding such Interest Payment Date. The interest payment on December 31, 1996 will be $7.62167 per $1,000 principal amount of Guarantor Debentures. It is anticipated that, until the liquidation, if any, of the Security Issuer, each Guarantor Debenture will be held in the name of the Security Issuer in trust for the benefit of the holders of the Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by two. In the event that any date on which interest is payable on the Guarantor Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.07% thereof, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable interest Payment Date and Additional Sums (as defined below), as applicable.

         The Guarantor Debentures will mature on December 31, 2026.

         The Guarantor Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Security Guarantor. Because the Security Guarantor is a holding company, the right of the Security Guarantor to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Security Guarantor may itself be recognized as a creditor of that subsidiary. In addition, there are also various legal limitations on the extent to which the Security Guarantor's depository subsidiaries may extend credit, pay dividends or otherwise supply funds to the Security Guarantor or various of its affiliates. Accordingly, the Guarantor Debentures will be effectively subordinated to all existing and future liabilities of the Security Guarantor's subsidiaries, and holders of Guarantor Debentures should look only to the assets of the Security Guarantor for payments on the Guarantor Debentures.

         The Guarantor Debenture Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Security Guarantor, including Senior Indebtedness, whether under the Guarantor Debenture Indenture or any existing or other indenture that the Security Guarantor may enter into in the future or otherwise.

Option To Extend Interest Payment Period

         So long as no Event of Default under the Guarantor Debenture Indenture has occurred and is continuing, the Security Guarantor has the right under the Guarantor Debenture Indenture at any time during the term of the Guarantor Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each such period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Guarantor Debentures. At the end of such Extension Period, the Security Guarantor must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.07%, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. During an Extension Period, interest will continue to accrue and holders of Guarantor Debentures (or holders of Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes.

         During any such Extension Period, the Security Guarantor may not, and may not permit any subsidiary of the Security Guarantor to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Security Guarantor's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Security Guarantor that rank pari passu in all respects with or junior in interest to the Guarantor Debentures or make any guaranty payments with respect to any guaranty by the Security Guarantor of the debt securities of any subsidiary of the Security Guarantor if such guaranty ranks pari passu with or junior in interest to the Guarantor Debentures (other than (a) dividends or distributions in common stock of the Security Guarantor, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Security Guaranty and (d) purchases of common stock related to the issuance of common stock or rights under any of the Security Guarantor's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Security Guarantor may further defer the payment of interest; provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Guarantor Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Security Guarantor may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Security Guarantor must give the Property Trustee and the Debenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Property Trustee is required to give notice to any applicable self-regulatory, organization or to holders of the Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee shall give notice of the Security Guarantor's election to begin a new Extension Period to the holders of the Securities. There is no limitation on the number of times that the Security Guarantor may elect to begin an Extension Period.

Redemption

         Subject to the Security Guarantor having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, the Guarantor Debentures are redeemable prior to maturity at the option of the Security Guarantor (i) on or after December 31, 2006, in whole at any time or in part from time to time or (ii) in whole (but not in part) prior to December 31, 2006 and within 90 days following the occurrence of a Tax Event or Capital Treatment Event, in each case at the redemption price described below. The proceeds of any such redemption will be used by the Security Issuer to redeem the Securities.

         The Redemption Price in the case of a redemption under (i) above shall equal the following prices, expressed in percentages of the principal amount together with accrued interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning December 31:

                   Year                           Redemption Price
                   ----                           ----------------
                   2006                              104.0350%
                   2007                               103.6315
                   2008                               103.2280
                   2009                               102.8245
                   2010                               102.4210
                   2011                               102.0175
                   2012                               101.6140
                   2013                               101.2105
                   2014                               100.8070
                   2015                               100.4035


         and at 100% on or after December 31, 2016.

         The Redemption Price, in the case of a redemption following a Tax Event or Capital Treatment Event as described under (ii) above, shall equal the Make-Whole Amount, together with accrued interest to but excluding the date fixed for redemption.

Additional Sums

         If the Security Issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Security Guarantor will pay as additional amounts on tile Guarantor Debentures such amounts as shall be required so that the Distributions payable by the Security Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges. The Security Guarantor has covenanted in the Guarantor Debenture Indenture, that if and so long as (i) the Security Issuer is the holder of all Guarantor Debentures and (ii) a Tax Event in respect of the Security Issuer has occurred and is continuing to pay Additional Sums in respect of such Trust Securities, the Security Guarantor will pay to the Security Issuer such Additional Sums.

Restrictions on Certain Payments; Certain Covenants of the Security Guarantor

         The Security Guarantor has covenanted, that it will not, and will not permit any subsidiary of the Security Guarantor to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Security Guarantor's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Security Guarantor that rank pari passu in all respects with or junior in interest to the Guarantor Debentures or make any guaranty payments with respect to any guaranty by the Security Guarantor of the debt securities of any subsidiary of the Security Guarantor if such guaranty ranks pari passu with or junior in interest to the Guarantor Debentures (other than (a) dividends or distributions in common stock of the Security Guarantor, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Security Guaranty and (d) purchases of common stock related to the issuance of common stock or rights under any of the Security Guarantor's benefit plans for its directors, officers or employees), if at such time (i) there shall have occurred any event of which the Security Guarantor has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "event of default" under the Guarantor Debenture Indenture with respect to the Guarantor Debentures of such series and (b) in respect of which the Security Guarantor shall not have taken reasonable steps to cure, (ii) if such Guarantor Debentures are held by the Security Issuer, the Security Guarantor shall be in default with respect to its payment of any obligations under the Security Guaranty or (iii) the Security Guarantor shall have given notice of its selection of an Extension Period as provided in the Guarantor Debenture Indenture with respect to the Guarantor Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

         The Security Guarantor has covenanted in the Guarantor Debenture Indenture (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Security Issuer, provided that certain successors which are permitted pursuant to the Guarantor Debenture Indenture may succeed to the Security Guarantor's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily terminate, wind-up or liquidate the Security Issuer, except upon prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve and (a) in connection with a distribution of Guarantor Debentures to the holders of the Securities in liquidation of the Security Issuer or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Security Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Security Agreement, to cause the Security Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Modification of Guarantor Debenture Indenture

         From time to time the Security Guarantor and the Debenture Trustee may, without the consent of the holders of the Guarantor Debentures, amend, waive or supplement the Guarantor Debenture Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the Guarantor Debentures or the holders of the Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Guarantor Debenture Indenture contains provisions permitting the Security Guarantor and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Guarantor Debentures, to modify the Guarantor Debenture Indenture in a manner affecting the rights of the holders of the Guarantor Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Guarantor Debenture so affected, (i) change the Stated Maturity of the Guarantor Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Guarantor Debentures, the holders of which are required to consent to any such modification of the Guarantor Debenture Indenture, provided that, so long as any of the Securities remain outstanding, no such modification may be made that adversely affects the holders of such Securities in any material respect, and no termination of the Guarantor Debenture Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Guarantor Debenture Indenture may be effective without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of such Securities unless and until the principal of the Guarantor Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

Guarantor Debenture Events of Default

         The Guarantor Debenture Indenture provides that any one or more of the following described events with respect to the Guarantor Debentures that has occurred and is continuing constitutes an "event of default" with respect to the Guarantor Debentures:

         (i) failure for 30 days to pay any interest on such series of the Guarantor Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

         (ii) failure to pay any principal or premium, if tiny, on the Guarantor Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

         (iii) failure to observe or perform in any material respect certain other covenants contained in the Guarantor Debenture Indenture for 90 days after written notice to the Security Guarantor from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Guarantor Debentures; or

         (iv) certain events in bankruptcy, insolvency or reorganization of the Security Guarantor.

         The holders of a majority in aggregate outstanding principal amount of Guarantor Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Guarantor Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of Guarantor Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount the Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Guarantor Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of Guarantor Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Guarantor Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Securities shall have such right

         The holders of a majority in aggregate outstanding principal amount of the Guarantor Debentures affected thereby may, on behalf of the holders of all the Guarantor Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Guarantor Debenture Indenture cannot be modified or amended without the consent of the holder of each outstanding Guarantor Debenture. Should the holders of such Guarantor Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Securities shall have such right. The Security Guarantor is required to file annually with the Debenture Trustee a certificate as to whether or not the Security Guarantor is in compliance with all the conditions and covenants applicable to it under the Guarantor Debenture Indenture.

         In case an event of default shall occur and be continuing under the Guarantor Debenture Indenture, the Property Trustee will have the right to declare the principal of and the interest on the Guarantor Debentures, and any other amounts payable under the Guarantor Debenture Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Guarantor Debentures.

Enforcement of Certain Rights by Holders of Securities

         If an event of default has occurred and is continuing under the Guarantor Debenture Indenture and such event is attributable to the failure of the Security Guarantor to pay interest or principal on the Guarantor Debentures on the date such interest or principal is otherwise payable, a holder of Securities may institute a legal proceeding directly against the Security Guarantor for enforcement of payment to such holder of the principal of or interest on such Guarantor Debentures having a principal amount equal to the aggregate Liquidation Amount of the related Securities of such holder (a "Direct Action"). The Security Guarantor may not amend the Guarantor Debenture Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Securities. The Security Guarantor shall have the right under the Guarantor Debenture Indenture to set-off any payment made to such holder of Securities by the Security Guarantor in connection with a Direct Action.

         The holders of the Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Guarantor Debentures unless there shall have been an Event of Default under the Security Agreement.

Consolidation, Merger, Sale of Assets and Other Transactions

         The Guarantor Debenture Indenture provides that the Security Guarantor shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and no person shall consolidate with or merge into the Security Guarantor or convey, transfer or lease its properties and assets substantially as an entirety to the Security Guarantor, unless (i) in case the Security Guarantor consolidates with or merges into another person or conveys or transfers its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes the Security Guarantor's obligations on the Guarantor Debentures issued under the Guarantor Debenture Indenture; (ii) immediately after giving effect thereto, no event of default, and no event which, after notice or lapse of time or both, would become an event of default under the Guarantor Debenture Indenture, shall have happened and be continuing;
(iii) such transaction is permitted under the Security Agreement and the Security Guaranty and does not give rise to any breach or violation of the Security Agreement or the Security Guaranty; and (iv) certain other conditions as prescribed in the Guarantor Debenture Indenture are met.

         The general provisions of the Guarantor Debenture Indenture do not afford holders of the Guarantor Debentures protection in the event of a highly leveraged or other transaction involving the Security Guarantor that may adversely affect holders of the Guarantor Debentures.

Satisfaction and Discharge

         The Guarantor Debenture Indenture provides that when, among other things, all Guarantor Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year and the Security Guarantor deposits or causes to be deposited with the Debenture Trustee trust funds, it trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Guarantor Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest and Additional Sums to the date of the deposit or to the stated maturity, as the case may be, then the Guarantor Debenture Indenture will cease to be of further effect (except as to the Security Guarantor's obligations to pay all other sums due pursuant to the Guarantor Debenture Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Security Guarantor will be deemed to have satisfied and discharged the Guarantor Debenture Indenture.

Subordination

         The Guarantor Debentures shall be subordinate and junior in right of payment to the extent set forth in the Guarantor Debenture Indenture, to all Senior Indebtedness (as defined below) of the Security Guarantor, in the event that the Security Guarantor shall default in the payment of any principal, premium, if any, or interest, if any, on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Indebtedness shall have teen paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the Guarantor Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Guarantor Debentures.

         As used herein, "Senior Debt" means any obligation of the Security Guarantor to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Debt. As used herein, "Senior Subordinated Debt" means any obligation of the Security Guarantor to its creditors, whether now outstanding or subsequently incurred, where the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, provides that it is subordinate and junior in right of payment to Senior Debt. Senior Subordinated Debt includes the Security Guarantor's outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms and does not include the Guarantor Debentures or any subordinated debt securities issued in the future with substantially similar subordination terms. Senior Debt does not include Senior Subordinated Debt or the Guarantor Debentures.

         As used herein, "Senior Indebtedness" shall include (i) Senior Debt (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business) and (i) the Allocable Amounts of Senior Subordinated Debt.

         As used herein, "Allocable Amounts," when used with respect to any Senior Subordinated Debt, means the amount necessary to pay all principal of (and premium, if any) and interest, if any, on such Senior Subordinated Debt in full less, if applicable, any portion of such amounts which would have been paid to, and retained by, the holders of such Senior Subordinated Debt (whether as a result of the receipt of payments by the holders of such Senior Subordinated Debt from the Security Guarantor or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Subordinated Debt pursuant to any provision of such indebtedness for the payment over of amounts received on account of such Indebtedness to the holders of such Senior Subordinated Debt) but for the fact that such Senior Subordinated Debt is subordinate or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.

         In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Security Guarantor, its creditors or its property,
(ii) any proceeding for the liquidation, dissolution or other winding up of the Security Guarantor, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Security Guarantor for the benefit of creditors or (iv) any other marshalling of the assets of the Security Guarantor, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the principal of or premium, if any, or interest, if any, on the Guarantor Debentures. In such event, any payment or distribution on account of the principal of or premium, if any, or interest, if any, on the Guarantor Debentures, whether in cash, securities or other property (other than securities of the Security Guarantor or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Guarantor Debentures, to the payment of all Senior Indebtedness at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Guarantor Debentures shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

         In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Guarantor Debentures, together with the holders of any obligations of the Security Guarantor ranking on a parity with the Guarantor Debentures, shall be entitled to be paid from the remaining assets of the Security Guarantor the amounts at the time due and owing on account of unpaid principal of and premium, if any, and interest, if any, on the Guarantor Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Security Guarantor ranking junior to the Guarantor Debentures and such other obligations. If any payment or distribution on account of the principal of or interest on the Guarantor Debentures of any character or any security, whether in cash, securities or other property (other than securities of the Security Guarantor or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Guarantor Debentures, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by any holder of any Guarantor Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination in the event of the insolvency of the Security Guarantor, holders of Senior Indebtedness may receive more, ratably, and holders of the Guarantor Debentures having a claim pursuant to such securities may receive less, ratably, than the other creditors of the Security Guarantor. Such subordination will not prevent the occurrence of any Event of Default in respect of the Guarantor Debentures.

         The Guarantor Debenture Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Security Guarantor. The Security Guarantor expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Governing Law

         The Guarantor Debenture Indenture and the Guarantor Debentures will be governed by and construed in accordance with the laws of the State of California except that the rights, duties and obligations of the Debenture Trustee will be governed by the laws of the State of New York.

Information Concerning the Debenture Trustee

         The Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Guarantor Debenture Indenture at the request of any holder of Guarantor Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

         Bankers Trust Company, the Debenture Trustee, also serves as trustee under two indentures, one for Senior Debt and one for Subordinated Debt, pursuant to which certain debentures and notes of the Security Guarantor are outstanding. In addition, Bank of America and certain of its affiliates maintain deposit accounts and/or conduct other banking transactions with Bankers Trust Company.

Security Guaranty

         A guaranty will be executed and delivered by the Security Guarantor (the "Security Guaranty") concurrently with the issuance by the Security Issuer of its Securities for the benefit of the holders from time to time of such Securities. Bankers Trust Company will act as trustee ("Guaranty Trustee") under the Securiyt Guaranty. This summary of certain provisions of the Security Guaranty does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guaranty Agreement, including the definitions therein of certain terms. The Guaranty Trustee will hold the Guaranty for the benefit of the holders of the Securities.

General

         The Security Guarantor will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guaranty Payments (as defined below) to the holders of the Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Securities, to the extent not paid by or on behalf of the Security Issuer (the "Guaranty Payments"), will be subject to the Guaranty: (i) any accrued and unpaid Distributions required to be paid on such Securities, to the extent that the Security Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Securities called for redemption to the extent that the Security Issuer has funds on hand available therefor at such time or (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Security Issuer (unless the Guarantor Debentures are distributed to holders of the Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Security Issuer remaining available for distribution to holders of Securities on liquidation of the Security Issuer. The Security Guarantor's obligation to make a Guaranty Payment may be satisfied by direct payment of the required amounts by the Security Guarantor to the holders of the Securities or by causing the Security Issuer to pay such amounts to such holders.

         The Guaranty will be an irrevocable Guaranty on a subordinated basis of the Security Issuer's obligations under the Securities, but will apply only to the extent that the Security Issuer has funds sufficient to make such payments, and is not a Guaranty of collection.

         If the Security Guarantor does not make interest payments on the Guarantor Debentures held by the Security Issuer, the Security Issuer will not be able to pay Distributions on the Securities and will not have funds legally available therefor. The Guaranty will rank subordinate and junior in right of payment to all Senior Indebtedness of the Security Guarantor. Because the Security Guarantor is a holding company, the right of the Security Guarantor to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Security Guarantor may itself be recognized as a creditor of that subsidiary. Accordingly, the Security Guarantor's obligations under the Guaranty will be effectively subordinated to all existing and future liabilities of the Security Guarantor's subsidiaries, and claimants should look only to the assets of the Security Guarantor for payments thereunder. The Security Guaranty does not limit the incurrence or issuance of other secured or unsecured debt of the Security Guarantor, including Senior Indebtedness, whether under the Guarantor Debenture Indenture, any other indenture that the Security Guarantor may enter into in the future or otherwise.

         The Security Guarantor has, through the Guaranty, the Security Agreement, the Guarantor Debentures, the Guarantor Debenture Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Security Issuer's obligations under the Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guaranty. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guaranty of the Security Issuer's obligations under the Securities.

Status of the Guaranty

         The Guaranty will constitute an unsecured obligation of the Security Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Security Guarantor in the same manner as Guarantor Debentures.

         The Guaranty will constitute a Guaranty of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Security Guaranty without first instituting a legal proceeding against any other person or entity). The Security Guaranty will be held for the benefit of the holders of the Securities. The Security Guaranty will not be discharged except by payment of the Guaranty Payments in full to the extent not paid by the Security Issuer or upon distribution to the holders of the Securities of the Guarantor Debentures. The Security Guaranty does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Security Guarantor. The Security Guarantor expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Amendments and Assignment

         Except with respect to any changes which do not materially adversely affect the rights of holders of the Securities (in which case no vote will be required), the Security Guaranty may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Securities. All guaranties and agreements contained in the Security Guaranty shall bind the successors, assigns, receivers, trustees and representatives of the Security Guarantor and shall inure to the benefit of the holders of the Securities then outstanding.

Events of Default

         An event of default under the Security Guaranty will occur upon the failure of the Security Guarantor to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Security Guaranty or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Security Guaranty.

         Any holder of the Securities may institute a legal proceeding directly against the Security Guarantor to enforce its rights under the Security Guaranty without first instituting a legal proceeding against the Security Issuer, the Guaranty Trustee or any other person or entity.

         The Security Guarantor, as guarantor, is required to file annually with the Guaranty Trustee a certificate as to whether or not the Security Guarantor is in compliance with all the conditions and covenants applicable to it under the Security Guaranty.

Information Concerning the Guaranty Trustee

         The Guaranty Trustee, other than during the occurrence and continuance of a default by the Security Guarantor in performance of any Security Guaranty, undertakes to perform only such duties as are specifically set forth in each Security Guaranty and, after default with respect to any Security Guaranty, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guaranty Trustee is under no obligation to exercise any of the powers vested in it by any Security Guaranty at the request of any holder of any Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Security Guaranty

         The Security Guaranty will terminate and be of no further force and effect upon full payment of the Redemption Price of the Securities, upon full payment of the amounts payable upon liquidation of the Security Issuer or upon distribution of Guarantor Debentures to the holders of the Securities. The Security Guaranty will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Securities must restore payment of any sums paid under the Securities or the Security Guaranty.

Governing Law

         The Security Guaranty will be governed by and construed in accordance with the laws of the State of California.

The Expense Agreement

         Pursuant to the Expense Agreement entered into by the Security Guarantor under the Security Agreement (the "Expense Agreement"), the Security Guarantor will irrevocably and unconditionally guarantee to each person or entity to whom the Security Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Security Issuer, other than obligations of the Security Issuer to pay to the holders of the Securities or other similar interests in the Security Issuer of the amounts due such holders pursuant to the terms of the Securities or such other similar interests, as the case may be. The Expense Agreement will constitute an unsecured obligation of the Security Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Security Guarantor in the same manner as Guarantor Debentures.

                         DESCRIPTION OF SWAP AGREEMENTS

Par Value Swap Agreement

         The Trust will enter into a Par Value Swap Agreement with Morgan Stanley Capital Services Inc. ("MSCS") in the form of a 1992 Master Agreement (as governed by the ISDA Definitions), subject to a Schedule to the Master Agreement in the form attached as an exhibit to the Registration Statement with the modified provisions described in this Supplement.

         The Par Value Swap Agreement will document a swap transaction between the Trust and the Par Value Swap Counterparty under which the Trust will receive $[o] (the "Par Value Notional Amount") on the Scheduled Final Distribution Date, unless the Trust is terminated earlier due to a Trust Wind-Up Event. The Par Value Swap Agreement may be assigned in whole or in part at any time if the assignment satisfies the Rating Agency Condition.

         In the event of a redemption of all of the Securities by the Security Issuer, the Par Value Swap Agreement will be terminated and the Par Value Swap Counterparty will pay to the Trust the Par Value Notional Amount less any amounts paid by the Security Issuer in excess of par (other than in respect of accrued interest) to redeem the Securities. The Security Issuer is required to pay amounts in excess of the aggregate liquidation amount of the Securities depending upon when such redemption occurs as described under "Description of Trust Property".

         In the event of a partial redemption by the Security Issuer of Securities held by the Trust, the Par Value Swap Agreement will pay to the Trust the proportional amount of the Par Value Notional Amount in the same ratio as the ratio of the aggregate liquidation amount of such redeemed Securities to the aggregate liquidation amount of all of the Securities held by the Trust. The remaining amount payable under the Par Value Swap Agreement will be adjusted to reflect any partial redemptions.

         If the Par Value Swap Agreement is terminated due to a Trust Wind-Up Event other than in connection with a redemption of the Securities, the Par Value Swap Counterparty will pay to the Trust a Swap Termination Payment equal to the lesser of (a) the difference between the aggregate Unit Principal Balance and the proceeds of the sale or liquidation of the Securities and (b) the market value of the Par Value Swap Agreement, as determined by the Par Value Swap Counterparty in accordance with the provisions of "Market Quotation" under the Par Value Swap Agreement, with the Trust as sole "Affected Party".

         In consideration for the Par Value Swap Counterparty's obligations under the Par Value Swap Agreement, the Trust will pay to the Par Value Swap Counterparty $[o] on the Closing Date.

Quarterly Payment Swap Agreement.

         The Trust will also enter into an additional swap agreement (the "Quarterly Payment Swap Agreement") with MSCS (the "Quarterly Payment Swap Counterparty") in the form of a 1992 Master Agreement (as governed by the ISDA Definitions), subject to a Schedule to the Master Agreement in the form attached as an exhibit to the Registration Statement with the modified provisions described in this Supplement.

         The Quarterly Payment Swap Agreement will document an interest rate swap transaction (also referred to as a basis swap transaction) with the Trust which will effectively convert the semi-annual payments on the Securities into quarterly payments that will be available for distribution on the Units. The Quarterly Payment Swap Agreement may be assigned in whole at any time if the assignment satisfies the Rating Agency Condition.

         The Quarterly Payment Swap Agreement will have a notional amount equal to the amount of Securities held by the Trust (the "Quarterly Payment Notional Amount"). The Trust will pay to the Quarterly Payment Swap Counterparty the semi-annual interest on the Securities on each payment date for the Securities. The Quarterly Payment Swap Counterparty will pay to the Trust [$[o] or] [o]% per annum on the Quarterly Payment Notional Amount each Distribution Date. Such interest will be calculated on the basis of a 360 day year consisting of twelve 30 day months.

         The Quarterly Payment Swap Counterparty effectively will be advancing funds to the Trust on the Distribution Dates in March and September. Accordingly, if a Trust Wind-Up Event occurs on or after a Distribution Date scheduled to occur in March or September and before the next scheduled payment on the Securities is actually made by the Security Issuer, the Quarterly Payment Swap Counterparty will have priority over the Unitholders to receive a return of any funds it has advanced, together with interest and costs [as calculated under the Quarterly Payment Swap Agreement].

         The Quarterly Payment Swap Counterparty will not make scheduled payments under the Quarterly Payment Swap Agreement at any time that the Security Guarantor has commenced an Extension Period under the Guarantor Debentures (and hence the Securities). If an Extension Period commences after the Quarterly Payment Swap Counterparty makes any payment scheduled to be paid by it in March or September but before the next scheduled payment on the Securities, the Quarterly Payment Swap Counterparty shall be entitled to all excess interest that accrues on the Securities. Excess interest will accrue during an Extension Period because the stated rate of interest on the Securities is greater than the Interest Rate on the Units.

         In the event of the partial redemption of the Securities held by the Trust, a corresponding adjustment shall be made to the Quarterly Payment Notional Amount to reflect such partial redemption.

         If the Trust is terminated due to a Trust Wind-Up Event, the Trust will pay to the Quarterly Payment Swap Counterparty any amounts in excess of the amount necessary to redeem each Unit at its Unit Principal Balance together with accrued interest and any applicable additional distribution of up to $2.50 per Unit.

Common Provisions of the Swap Agreements

         The Swap Agreements are not subject to partial termination. The Swap Agreements are subject to early termination if there is a Trust Wind-Up Event. The Trust Wind-Up Events are limited to (i) redemption by the Security Issuer of all Securities held by the Trust, (ii) a Security Default, (iii) designation by either Swap Counterparty of an Early Termination Date under the applicable Swap Agreement following an "Illegality" or "Tax Event" under the applicable Swap Agreement, (iv) the Securities become Disqualified Securities, or (v) any Excess Expense Event (as defined in the Prospectus). No other Events of Default or Termination Events specified in the ISDA Master Agreement will be applicable under the Swap Agreements to the Trust.

         The principal economic terms of each Swap Agreement will be set forth in a confirmation under a respective Master Agreement (the "Confirmations"), each dated as of July [o], 2001. A Current Report on Form 8-K relating to the Units containing a copy of the Confirmations as executed will be filed by the Depositor with the Commission following the issuance and sale of the Units.

         In connection with an additional issuance of Units, the Depositor may arrange for the Trust to enter into an additional Swap Agreements with terms that are identical to those of the Swap Agreements entered into as of the Closing Date. Such Swap Agreements may have different Swap Counterparties than the Swap Agreements entered into on the Closing Date if the Rating Agency Condition is satisfied with respect to each such Swap Counterparty.

Limited Guaranty of MSDW

         Morgan Stanley Dean Witter & Co. ("MSDW") will guarantee the amounts payable by MSCS as Par Value Swap Counterparty under the Par Value Swap Agreement and as Quarterly Payment Swap Counterparty under the Quarterly Payment Swap Agreement. MSDW will not guarantee the obligations of any assignee of MSCS or any other person who is or becomes a Swap Counterparty.

                         DESCRIPTION OF TRUST AGREEMENT

         The following summarizes the material terms of the Trust Agreement to the extent they are not set forth in the Prospectus.

         The Units will be issued pursuant to a Trust Agreement incorporating the provisions of the Standard Terms of Trust Agreements, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Units containing a copy of the Trust Agreement as executed will be filed by the Depositor with the Commission following the issuance and sale of the Units. The Trust created under the Trust Agreement will consist of (i) the Trust Property (exclusive of any Retained Interest, which is not part of the Trust) and (ii) all payments on or collections in respect of the Trust Property due after July [o], 2001, together with any proceeds thereof. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Units.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Unitholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Units are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Units evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Units evidence such Voting Rights authorize divergent action. See "Description of Units--Form" in the Prospectus.

         Any beneficial owner of any Units which is a non-U.S. person shall not be entitled to exercise any rights of the Unitholders to instruct or direct Trustee to take any action under the Trust Agreement.

Trustee Compensation

         As compensation for and in payment of trust expenses related to its services under the Trust Agreement other than Extraordinary Trust Expenses, the Trustee will receive Trustee Fees on each Distribution Date in the amount equal to $3,750. The "Trigger Amount" with respect to Extraordinary Trust Expenses for the Trust is $25,000 and the Maximum Reimbursable Amount is $100,000.

         The Depositor will act as expense administrator on behalf of the Trust. The Depositor will be responsible for paying the Trustee Fee and reimbursing certain other expenses of the Trust. The Depositor will receive a fee equal to 0.025% per annum of the principal amount of the Securities held by the Trust payable on each Distribution Date as its fee, payable on the basis of a 360 day year consisting of twelve 30 day months. This fee is payable only from available interest receipts received with respect to the Securities after application of such receipts to payment of accrued interest on the Units and any Swap Termination Payments currently owing.

Retained Interest

         The Depositor retains the right to receive any and all interest that accrues on the Securities prior to the Closing Date. The Depositor will receive such accrued interest on the Distribution Date scheduled for December 31, 2001, and such amount shall be paid from the interest payment made with respect to the Securities with respect to the payment date of the Securities scheduled for December 31, 2001.

         The Depositor will also retain the right to receive any and all interest that accrues on any additional Securities that accrues prior to their deposit in connection with an additional issuance of Units. The Depositor will receive any such accrued interest on the first Distribution Date corresponding to a payment date on the Securities after such deposit and such amount shall be paid from the interest payment made with respect to the Securities with respect to such Distribution Date.

         If a Security Default occurs on or prior to December 31, 2001 and the Depositor does not receive such Retained Interest amount in connection with such Distribution Date, the Depositor will have a claim for such Retained Interest, and will share pro rata with holders of the Units to the extent of such claim in the proceeds from the recovery on the Securities.

Trust Wind-Up Events

         A Trust Wind-Up Event will occur upon (i) redemption by the Security Issuer of all Securities held by the Trust, (ii) a Security Default, (iii) designation by either Swap Counterparty of an Early Termination Date under the applicable Swap Agreement following an "Illegality" or "Tax Event" under the applicable Swap Agreement, (iv) the Securities becoming Disqualified Securities or (v) any Excess Expense Event (as defined in the Prospectus). The Trust will terminate in connection with any Trust Wind-Up Event.

         The Security Guarantor will be considered the "Security Issuer" for purposes of determining whether the Security Issuer is an Eligible Issuer and whether the Securities are Disqualified Securities.

         A "Security Default" shall mean one of the following events: (i) the acceleration of the outstanding Securities under the terms of the Securities and/or the applicable Security Agreement, (ii) the failure of the Security Issuer (or the Security Guarantor on its behalf or under the Security Guaranty) to pay an installment of principal of, or any amount of interest due on, the Securities after the due date thereof and after the expiration of any applicable grace period; or (iii) the occurrence of certain events of default under such Securities and/or Security Agreement relating to the insolvency or bankruptcy of the Security Issuer or the Security Guarantor.

         If a Trust Wind-Up Event occurs other than due to a redemption of the Securities, any Securities held by the Trust will be liquidated, the Par Value Swap Agreement will be terminated and the proceeds will be applied first to any Swap Termination Payments owed to the Quarterly Payments Swap Counterparty and then to redeem each Unit at 100% of its Unit Principal Balance together with accrued interest and, if applicable, any additional distribution of up to $2.50 per Unit. [Any additional proceeds will be paid to the Quarterly Payments Swap Counterparty.]

         If the Trust must sell the Securities it holds in connection with a termination, the Trust will sell the Securities through Morgan Stanley & Co. Incorporated (the "Selling Agent"). The Selling Agent will solicit bids for all of the Securities held by the Trust from at least three registered broker-dealers of national reputation, one of which shall be the Selling Agent. The Selling Agent will, on behalf of the Trust, sell the Securities at the highest bid price received. If the Selling Agent did not put forward such highest bid, it may purchase the Securities at such highest bid rather than selling the Securities to the highest bidder.

         The Trust will not be able to participate in any self-tender offer for the Securities by the Security Issuer.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, insofar as it states conclusions of law, represents the opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel to the Depositor.

         [Subject to review]

         The Trust will be treated as a grantor trust and will not be characterized as an association taxable as a corporation (or publicly traded partnership treated as an association) for federal income tax purposes.

         The Trust will identify the Securities and the Swap Agreements as part of an integrated transaction within the meaning of Treasury regulations section 1.1275-6, and the following discussion assumes that the Securities and the Swap Agreements will be so integrated.

         Pursuant to Treasury regulations section 1.1275-6, interest on the Units will be treated as original issue discount ("OID") for U.S. federal income tax purposes. A Unitholder generally must include such OID in ordinary gross income as it accrues, in accordance with a constant yield method, in advance of the receipt of cash attributable to that income, regardless of the Unitholder's regular method of accounting for U.S. federal income tax purposes. See also the discussion in the accompanying Prospectus under "U.S. Federal Income Tax Consequences--Tax Consequences of Integration."

         A Unitholder will recognize gain on a redemption or sale of a Unit in an amount equal to the excess of the proceeds of such redemption or sale over the Unitholder's adjusted tax basis in the Unit. Such gain generally will be capital gain. If the Unit were purchased with more than de minimis market discount, however, a portion of such gain equal to the amount of accrued market discount at the time of the redemption or sale would be ordinary income. A Unitholder's adjusted tax basis in the Unit will generally equal your cost of the Unit increased by any OID previously included in income with respect to such Unit. See "U.S. Federal Income Tax Consequences--Tax Consequences of Separate Treatment--Taxation of Securities--Interest, Discount and Premium" in the accompanying Prospectus.

         Foreign Unitholders should see the discussion in the accompanying Prospectus under "U.S. Federal Income Tax Consequences--Foreign Unitholders."

         Pursuant to recent tax legislation the rate of backup withholding tax (described in the base Offering Memorandum under the heading "Information Reporting and Backup Withholding") will be reduced for payments made prior to January 1, 2011. The rate will first be reduced to 30.5% for payments made after August 6, 2001 and will be further reduced to 30% on January 1, 2002, 29% on January 1, 2004 and 28% on January 1, 2006.

                              ERISA CONSIDERATIONS

         The restrictions described in the Prospectus with respect to the Employee Retirement Income Security Act of 1974, as amended, and related issues under the heading "ERISA Considerations" shall not apply.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of July [o], 2001 (the "Underwriting Agreement"), the Depositor has agreed to sell and Morgan Stanley (an affiliate of the Depositor) has agreed to purchase, the Units.

         Morgan Stanley has agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all Units offered hereby if any of such Units are purchased.

         The Depositor has been advised by the Underwriter that it proposes to acquire such Units for their own account and to resell the Units from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Underwriter may effect such transactions by selling Units to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Units for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of Units may be deemed to be underwriters, and any profit on the resale of Units by them may be deemed to be underwriting discounts, or commissions under the Securities Act.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

         Morgan Stanley is an affiliate of the Depositor, and the participation by Morgan Stanley in the offering of the Units complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

         In order to facilitate the Offering, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Units. Specifically, the Underwriter may over-allot in connection with the offering, creating a short position in the Units for their own account. In addition, to cover overallotments or to stabilize the price of the Units, the Underwriter may bid for, and purchase, the Units in the open market. Any of these activities may stabilize or maintain the market price of the Units above independent market levels. The Underwriter is not required to engage in these activities, and may end any of these activities at any time.

                                     RATINGS

         It is a condition to the issuance of the Units that the Units be assigned a [preferred stock] rating of at least "aa2" by Moody's Investors Service, Inc. ("Moody's") and a rating of at least A- by Standard & Poor's, a division of the McGraw-Hill Companies ("S&P"; and together with Moody's, the "Rating Agencies"). The ratings address the likelihood of payments being made as required under the Trust Agreement, and are based primarily on the credit quality of the Securities and other Trust Property. The rating on the Units does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Trust Property, or the corresponding effect on yield to investors.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

         The Depositor has not requested a rating on the Units by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Units, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Units by another rating agency, if assigned at all, may be lower than the ratings assigned to the Units by the Rating Agencies.

         "Rating Agency Condition" means with respect to any specified action or determination, means receipt of (i) oral or written confirmation by Moody's (for so long as the Units are outstanding and rated by Moody's) and (ii) written confirmation by S&P (for so long as the Units are outstanding and rated by S&P), that such specified action or determination will not result in the reduction or withdrawal of their then-current ratings on the Units; provided, however, that if the Rating Agency Condition specified herein is to be satisfied only with respect to Moody's or S&P, only clause (i) or clause (ii) shall be applicable. Such confirmation may relate either to a specified transaction or may be a confirmation with respect to any future transactions which comply with generally applicable conditions published by the applicable rating agency.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Units will be passed upon for the Depositor and the Underwriter by Cleary, Gottlieb, Steen & Hamilton, Washington, D.C.

                             INDEX OF DEFINED TERMS

                                                                     Page
                                                                     ----


Additional Sums.....................................................S-19
Adjusted Treasury Rate..............................................S-17
Allocable Amounts...................................................S-36
Business Day........................................................S-11
Capital Treatment Event.............................................S-19
Common Securities...................................................S-13
Comparable Treasury Issue...........................................S-18
Comparable Treasury Price...........................................S-18
Confirmations.......................................................S-43
Debenture Trustee...................................................S-28
Delaware Trustee....................................................S-14
Direct Action.......................................................S-34
Distribution Date....................................................S-3
distributions.......................................................S-22
EDGAR...............................................................S-14
Event of Default....................................................S-23
Expense Agreement...................................................S-40
Extension Period................................................S-22, 29
Final Scheduled Distribution Date....................................S-4
Guarantor Debenture Indenture.......................................S-28
Guarantor Debentures................................................S-14
Guaranty Payments...................................................S-38
Guaranty Trustee....................................................S-38
Initial Unit Principal Balance.......................................S-2
Interest Payment Date...............................................S-28
Interest Rate........................................................S-3
Investment Company Act..............................................S-25
Like Amount.........................................................S-18
Liquidation Amount..................................................S-18
Liquidation Distribution............................................S-22
Make-Whole Amount...................................................S-17
Moody's..........................................................S-7, 47
MSCS.............................................................S-5, 41
MSDW.............................................................S-6, 43
NYSE...........................................................-1, 7, 11
OID.................................................................S-46
Par Value Notional Amount........................................S-5, 41
Par Value Swap Counterparty..........................................S-5
Primary Treasury Dealer.............................................S-18
Property Trustee....................................................S-14
Quarterly Payment Notional Amount....................................S-6
Quarterly Payment Swap Agreement....................................S-42
Quarterly Payment Swap Counterparty..............................S-6, 42
Quotation Agent.....................................................S-18
Rating Agencies.....................................................S-47
Rating Agency Condition.............................................S-48
Redemption Date.....................................................S-16
Redemption Price....................................................S-16
Reference Treasury Dealer...........................................S-18
Reference Treasury Dealer Quotations................................S-18
Remaining Life......................................................S-17
S&P..............................................................S-7, 47
Securities.......................................................S-2, 14
Security Agreement..................................................S-14
Security Default....................................................S-45
Security Guarantor...............................................S-3, 13
Security Guaranty...............................................S-14, 38
Security Issuer.....................................................S-13
Security Prospectus.................................................S-15
Security Trustee....................................................S-14
Selling Agent.......................................................S-45
Senior Debt.........................................................S-35
Senior Indebtedness.................................................S-36
Senior Subordinated Debt............................................S-35
Specified Currency...............................................S-2, 11
Successor Securities................................................S-25
Tax Event...........................................................S-18
Tier 1 Capital......................................................S-19
Treasury Rate.......................................................S-17
Trigger Amount......................................................S-44
Underwriting Agreement..............................................S-47
Unitholders..........................................................S-3
Web.................................................................S-14

PROSPECTUS

              Structured Asset Trust Unit Repackagings (SATURNS)SM
                               Issuable in Series
                           MSDW Structured Asset Corp.
                                    Depositor

  The Structured Asset Trust Unit Repackagings (the "Units") offered hereby and by Prospectus Supplements (each a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each a "Series") and in one or more classes within each such Series (each a "Class"), denominated in dollars or in one or more foreign currencies. Units of each respective Series and Class will be offered on terms to be determined at the time of sale as described in the related Prospectus
 Supplement accompanying the delivery of this Prospectus. Units may be sold for United States dollars or for one or more foreign currencies, and the principal of, premium on, if any, and any interest to be distributed in respect of Units may be payable in United States dollars or in one or more foreign currencies.
                 Each Series and Class of Units may be issued in fully registered form without interest coupons ("Registered Units") or in bearer form with or without coupons attached ("Bearer Units"), as one or more global securities in registered or bearer form (each a "Global Security") or as individual securities in definitive form with or without coupons ("Definitive Units").

Each Series of Units will represent in the aggregate the entire beneficial ownership interest in one or more debt, asset-backed or other fixed income securities or loans (the "Securities"), together with, if specified in the
   Prospectus Supplement, rights under certain swap or other derivative agreements or certain other assets described herein and in the related
 Prospectus Supplement (such assets, together with the Securities and any Credit Support as defined below, the "Trust Property"), to be deposited in a trust (the "Trust") formed pursuant to a trust agreement (the "Trust Agreement") to be entered into between MSDW Structured Asset Corp., as depositor (the "Depositor"), and Chase Bank of Texas, National Association (the "Trustee") or another Trustee specified in the Prospectus Supplement.
 With respect to each Security that represents on the date of formation of the Trust 10% or more by principal amount of the Securities held by such
Trust (each a "Concentrated Security") , the issuer (and any guarantor) of the underlying Securities or of securities that provide the cash flows that service the underlying Securities (each a "Security Issuer"), will be (i)
  the United States government, (ii) a corporation, limited partnership, trust, limited liability company or other organization, banking organization or insurance company, in each case which meets the market capitalization and other requirements for a primary issuance of common stock on Form S-3 or F-3 under the Securities Act of 1933, as amended, and is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and which, in accordance therewith, files reports and other information with the Securities and
Exchange Commission (or another applicable agency pursuant to Section 12(i)
 of the Exchange Act), (iii) the Federal National Mortgage Association or
  Federal Home Loan Mortgage Corporation or another government sponsored enterprise that has a comparable market capitalization and that makes information publicly available comparable to that of Exchange Act reporting companies or (iv) a Multilateral Bank Issuer (as defined herein) (any of (i), (ii), (iii) or (iv) an "Eligible Issuer"). The issuer of each Security that represents on the date of formation of the Trust less than 10% by principal amount of the Securities held by such Trust will either be an Eligible Issuer or a domestic corporation, limited partnership, trust, limited liability company or other domestic organization, domestic banking organization or domestic insurance company which is subject to the information requirements of the Exchange Act and which, in accordance therewith, files reports and other information with the Securities and Exchange Commission (or another applicable agency pursuant to Section 12(i) of the Exchange Act) (a "Reporting Issuer"). If so specified in the related
 Prospectus Supplement, the Trust Property for a Series of Units may also include, or the Unitholders of such Units may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Trust Property (collectively, "Credit Support"). See "Description of Units" and
                     "Description of Trust Property."

 Each Class of Units of any Series will represent the right, which may be senior to those of one or more of the other Classes of such Series, to receive specified portions of payments of principal, interest and certain other amounts on the Trust Property in the manner described herein and in the related Prospectus Supplement. A Series may include two or more Classes differing as to entitlement to distributions of principal, interest or premium and one or more Classes within such Series may be subordinated in certain respects to other Classes of such Series.

If specified in the Prospectus Supplement, application will be made to list the related Series of Units on the New York Stock Exchange.

 There will be no market for any Series of Units prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Unitholders with liquidity of investment or will continue for the life of the Units.

   Bearer Units are subject to U.S. tax law requirements and may not be offered, sold or delivered within the United States or its possessions or to U.S. persons, except in certain transactions permitted by U.S. tax regulations.

   The Units represent interests in the Trust only and do not represent obligations of or interests in the Depositor, Morgan Stanley & Co. Incorporated ("Morgan Stanley") or any of their respective affiliates. The Units do not represent a direct obligation of any Security Issuer or any of its affiliates.

At the time of issue, the Units of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies
                         (each a "Rating Agency").

                             ------------------

PURCHASERS OF UNITS SHOULD CAREFULLY CONSIDER ALL INFORMATION CONTAINED IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT, PARTICULARLY THE
   INFORMATION SET FORTH UNDER "RISK FACTORS" IN THIS PROSPECTUS AND ANY
            ANALOGOUS DISCUSSION IN SUCH PROSPECTUS SUPPLEMENT.

                            ------------------


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
   ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                             CRIMINAL OFFENSE.

                          ------------------------

 The Units may be offered and sold to or through Morgan Stanley as underwriter, dealer or agent, or through one or more other underwriters, dealers or agents, or directly to purchasers, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. This
      Prospectus may not be used to consummate sales of Units offered hereby unless accompanied by a Prospectus Supplement.

                                ------------

                         MORGAN STANLEY DEAN WITTER

July 7, 1999

SM SATURNS is being registered as a service mark of Morgan Stanley Dean Witter & Co.

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

PROSPECTUS SUPPLEMENTS.....................................................1
AVAILABLE INFORMATION......................................................1
INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE.....................................................2
RISK FACTORS...............................................................3
REPORTS TO UNITHOLDERS.....................................................8
IMPORTANT CURRENCY INFORMATION.............................................8
THE DEPOSITOR..............................................................9
USE OF PROCEEDS............................................................9
FORMATION OF TRUSTS........................................................9
MATURITY AND YIELD CONSIDERATIONS.........................................10
DESCRIPTION OF TRUST PROPERTY.............................................11
DESCRIPTION OF SWAP AGREEMENTS............................................18
MSDW......................................................................24
DESCRIPTION OF UNITS......................................................25
DESCRIPTION OF TRUST AGREEMENTS...........................................44
U.S. FEDERAL INCOME TAX CONSEQUENCES......................................53
ERISA CONSIDERATIONS......................................................66
LIMITATIONS ON ISSUANCE OF BEARER UNITS...................................69
PLAN OF DISTRIBUTION......................................................69
LEGAL MATTERS.............................................................71
INDEX OF DEFINED TERMS....................................................72

                             PROSPECTUS SUPPLEMENTS

         A Prospectus Supplement which describes the specific matters described below will be provided with this Prospectus. The Prospectus provides information regarding terms generally applicable to the Units, and must be read in conjunction with the related Prospectus Supplement which describes the specific terms applicable to the Units of a specific Series and may modify general terms described in the Prospectus. The specific terms of the Units described in the Prospectus Supplement qualify any related general discussion in the accompanying Prospectus.

         Each Prospectus Supplement will set forth, among other things, the following with respect to the related Series of Units: (i) the title, aggregate principal amount and authorized denominations (or, if applicable, notional amount); (ii) the currency or currencies in which the principal, premium, if any, and any interest are distributable on such Units (the "Specified Currency"), if other than U.S. dollars; (iii) the interest rate on such Units or the method of calculation thereof (the "Interest Rate"); (iv) the terms of one or more swap or other derivative transactions (each a "Transaction") under a master agreement in the form described herein (the master agreement together with each specific Transaction thereunder, the "Swap Agreement") to be entered into by the Trust; (v) the number of Classes of such Series and, with respect to each Class of such Series, its designation, aggregate principal amount and authorized denominations, the stated principal amount (or, if applicable, notional amount), if fixed or whether the principal amount or notional amount will be variable based upon one or more Transactions under a Swap Agreement;
(vi) the time and place of distribution (each such date, a "Distribution Date") of any interest, premium and/or principal; (vii) the original date of issue and the scheduled final Distribution Date for such Units; (viii) if the Units are offered at a fixed price, such price; (ix) certain information concerning the type, characteristics and specifications of the Trust Property for such Series or Class; (x) the relative rights and priorities of each such Class (including the method for allocating collections from the Trust Property to the Unitholders of each Class and the relative ranking of the claims of the Unitholders of each Class to such Trust Property); (xi) the identity of any entity or entities identified in the related Prospectus Supplement as entering into one or more Transactions with the Trust under any Swap Agreement (each a "Swap Counterparty"); (xii) a description of the specific provisions of any related Swap Agreement to the extent not described under "Description of Swap Agreements" or inconsistent with such description; (xiii) if the Swap Counterparty is not an affiliate of Morgan Stanley Dean Witter & Co. ("MSDW"), a description of any guarantee (the "Guarantee") or other type of support, if any, of such Swap Counterparty's obligations under the Swap Agreement; (xiv) any Call Rights (as defined herein) exercisable by the Depositor or any third party, or any other mandatory or optional exchange or redemption terms; and (xv) any other specific terms of such Units not described in this Prospectus. See "Description of Units - General" for a listing of other items that may be specified in the applicable Prospectus Supplement.

                              AVAILABLE INFORMATION

         Each Trust is subject to the informational requirements of the Exchange Act and in accordance therewith the Depositor files on behalf of each Trust reports and other information with the Securities and Exchange Commission (the "Commission"). Reports with respect to each Trust and other information concerning each Trust can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy, information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor does not intend to send any financial reports to Unitholders.

         If the Prospectus Supplement for the Units of a given series specifies that the Units are to be listed on the New York Stock Exchange, reports and other information concerning the related Trust can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The Depositor has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Units. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to and subsequent to the date of this Prospectus and prior to the later of (i) the termination of the offering of the Units and (ii) the date on which Morgan Stanley, Morgan Stanley & Co. International Limited and other affiliates of the Depositor cease offering and selling previously issued Units shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to MSDW Structured Asset Corp., 1585 Broadway, New York, New York 10036, Attention: Assistant Secretary, Tel. 212-761-1715.

                                  RISK FACTORS

         The following is a discussion of the most significant factors to be considered as risks associated with an investment in the Units:

         There is no recourse to the Depositor or Morgan Stanley for payments on the Units. The Units will be obligations of the applicable Trust and distributions of interest, premium (if any) and principal thereon will only be made out of the applicable Trust Property. Such Units will not represent obligations of or interests in the Depositor, Morgan Stanley, MSDW, any Swap Counterparty, the Trustee or any of their affiliates, except to the limited extent described herein and in the applicable Prospectus Supplement. None of the Depositor, Morgan Stanley, MSDW, any Swap Counterparty, the Trustee or any of their affiliates or any other person or entity, will be obligated to make payments on such Units in the event that the applicable Trust Property is insufficient to provide for such distributions and purchasers of such Units will have no recourse against any of them or their respective assets in respect of payments not made on such Units.

         An investment in the Units is not liquid and there is limited potential for resale. There will be no market for any Series of Units prior to the issuance of the Units. Furthermore, there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Unitholders with liquidity of investment or that it will continue for the life of such Units. In addition, Morgan Stanley is not obligated to make a market for the Units, and may or may not do so. Limited liquidity may adversely affect the timing of an investor's resale of Units or the price obtainable upon resale.

         Early payments may leave an investor unable to reinvest in comparable investments. The timing of distributions of interest, premium (if any) and principal of Units will be affected by any early redemption, amortization or prepayment of the related Securities. The applicable Prospectus Supplement will describe any puts, calls or other mandatory or optional redemption or early amortization features, any extension of maturity provisions applicable to such Securities. The timing of distributions on Units will also be affected by any exchange of the related Securities pursuant to a tender offer or otherwise. Early payment or amortization may adversely affect an investor by returning principal to the investor when prevailing interest rates have declined and reinvestment of such funds at the rate applicable to the Units is not possible.

         Extension of maturity may cause illiquidity and loss of more favorable investment opportunities. The timing of distributions of interest, premium (if any) and principal of Units will also be affected by any extension of maturity of the related Securities. The applicable Prospectus Supplement will describe any extension of maturity provisions applicable to the Securities. Extension of maturity prevents an investor from obtaining principal funds at the originally scheduled maturity date and may prevent an investor from obtaining favorable reinvestment at a time when prevailing interest rates have risen.

         Swap Agreements have special risks. In general, a Swap Agreement will alter the amounts and timing and, if applicable, currency, of distributions of principal and/or interest on the related Units from that which a holder would be entitled to receive from the related Securities directly. Where the Securities or all of the cash flows on the Securities are subject to the Swap Agreement, the holders of the related Units will effectively be exchanging the right to receive interest payments on the related Securities for the right to receive payments on such Units in accordance with the terms of such Swap Agreement for so long as it is in effect. The Swap Agreement is not a guarantee of the Securities in whole or in part, and no assurance can be given that the Trustee will receive either the payments due to be received on such Securities or any payment due to be received under such Swap Agreement, or that the Trustee will recover moneys under a related Guarantee, if any, upon a payment default by the Swap Counterparty under such Swap Agreement. Moreover, unless expressly entered into for such purpose and so described in the Prospectus Supplement, a Swap Agreement does not protect an investor against risks associated with prepayment or early redemption or amortization, or extension of the maturity, of the Securities. To the extent that the aggregate principal amount of the related Securities is reduced through any such redemption, payment or exchange, the corresponding notional amount for any swap or amount of any option or other reference amount for any derivative obligation subject to the Swap Agreement, and accordingly, the amounts payable by the Swap Counterparty, may be ratably reduced. See "Description of Swap Agreements - Payments Under Swap Agreements". Alternatively, if so described in the Prospectus Supplement, such events may be treated as "Termination Events" and create potential liability for Swap Termination Payments as described below.

         Changes in the value of a Swap Transaction may cause losses if a Swap Transaction terminates early. Upon an early termination of a Swap Agreement or one or more Transactions thereunder, as described more fully in "Description of Swap Agreements - Early Termination of Swap Agreements" and in any analogous discussion in the applicable Prospectus Supplement, a payment (a "Swap Termination Payment") may be payable by the applicable Trust to the Swap Counterparty or by the Swap Counterparty to such Trust, unless the Prospectus Supplement provides that Swap Termination Payments will not be payable in connection with early termination of the related Swap Agreement or Transaction. The amount of any Swap Termination Payment for any Transaction will be based on the estimated cost, at prevailing market values, that would be incurred by the Trust or by the Swap Counterparty to enter into a transaction having economic terms similar to that of the terminated Transaction (or, if such market value cannot be determined or does not produce a commercially reasonable result, the losses suffered by the Trust or the Swap Counterparty as a result of the termination of the Swap Agreement or specific Transaction(s)). The Swap Termination Payment for the Swap Agreement as a whole is the net amount payable after offsetting individual termination payments applicable to each Transaction. The Swap Counterparty will have the sole right to determine in good faith the amount of the Swap Termination Payment. The amount incurred by the Trust as a Swap Termination Payment and the resulting loss to Unitholders could be quite substantial in relation to the total value of the Securities if interest rates, currency rates and/or swap spreads have changed significantly since the Closing Date. Any Swap Termination Payment payable by the Trust will be limited (i) in the case of an early termination other than as a result of a Security Default, to a claim against the Trust Property pro rata with that of the Unitholders based on the aggregate Unit Principal Balance and (ii) in the case of an early termination as a result of a Security Default, to the Trust Property. See "Description of Units -- Early Distribution of Securities" and "Description of Trust Agreements -- Trust Wind-Up Events". Unitholders will not be liable to the Swap Counterparty for Swap Termination Payments to the extent, if any, that the amount of any such termination payments exceeds the assets of the Trust.

         The price obtained upon liquidation of Trust assets to pay a Swap Termination Payment may be unfavorable. Upon an early termination of a Transaction under the Swap Agreement, the applicable Trust will terminate (unless one or more Transactions under the Swap Agreement are not affected by the related Termination Event (as defined herein)), and any applicable Swap Termination Payment will be paid by or to the Trust. If the Trust is liable for a Swap Termination Payment, Securities may be sold by the Trustee through the Selling Agent, unless and until the Selling Agent receives notice from the Trustee of an exercise by the Unitholders of their right to tender the amount of any related Swap Termination Payment as set forth below. Unless the Prospectus Supplement designates a different Selling Agent, the Selling Agent may be Morgan Stanley or an affiliate of Morgan Stanley (including the Swap Counterparty) designated by it. The timing, price and other terms of any sale conducted by the Selling Agent shall be determined by the Selling Agent in its sole discretion, but all such sales shall be completed within 30 days or such longer period of time as may be reasonable with respect to particular Securities. The Selling Agent shall be permitted to sell Securities to affiliates of the Selling Agent. In connection with any Swap Termination Payment payable by the Trust, the Unitholders may, acting unanimously, deliver to the Trustee the amount of such outstanding Swap Termination Payment (and any fees payable to the Trustee from Trust Property) and a written instruction to discontinue sale of the Securities. It is possible that Securities may be sold by the Selling Agent in the time necessary for the Unitholders to be notified of and act upon their rights under the foregoing provision. Unitholders could be materially adversely affected if the Trust is required to sell Securities in order to pay Swap Termination Payments at a time when prices for the Securities in the secondary market are depressed as a result of a default on the Securities or for any other reason. See "Description of Swap Agreements -- Early Termination of Swap Agreements" and "-- Swap Termination Payments" and "Description of Trust Agreements -- Sale of Securities; Secured Party Rights".

         Early swap termination may leave the Trust with Securities that have unexpected or unfavorable investment characteristics. During its term, the Swap Agreement may enable the Trust to make scheduled distributions of principal and interest in the currency, on the interest rate basis and at the maturity specified under the Swap Agreement, notwithstanding that the Securities may have a different currency, interest rate basis or maturity, or other features different from those of the Units. Upon early termination of the Swap Agreement, after giving effect to any sales of the Securities and payment or receipt of any Swap Termination Payment as set forth above, the remaining Securities, if any, and any Swap Termination Payment received by the Trust, will be distributed pro rata to the Unitholders. With respect to each such Unitholder, such distribution will constitute full satisfaction of such holder's fractional undivided interest in such Trust. After such distribution of the related Securities, the holders thereof will only be entitled to distributions of principal and interest in accordance with the terms of such Securities, and not in accordance with the terms of the terminated Transaction(s) under the Swap Agreement, which may result in such holders receiving less than they would have if the related Transaction(s) had not terminated.

         The obligations of each Trust to any related Swap Counterparty will be secured by a security interest in the Trust Property granted by the Trust in favor of the Swap Counterparty.

         Certain events can require the Trust to wind up early on terms that may result in losses to investors. Unless the Prospectus Supplement sets forth specific provisions for the continuation of the Trust after a Trust Wind-up Event, the related Trust will terminate prior to the final scheduled distribution on the Units issued thereby upon the occurrence of a Trust Wind-Up Event, as described under "Description of Trust Agreements - Trust Wind-Up Events". Upon the occurrence of a Trust-Wind Up Event, any related Swap Agreement, including each Transaction thereunder, will terminate and any applicable Swap Termination Payment will be incurred or received by the Trust. A partial Trust Wind-Up may occur as a result of events affecting only specific Securities or Transactions, in which case the affected Transaction will terminate and any applicable Swap Termination Payment will be incurred or received by the Trust, but the Trust may continue as to other unaffected assets. The Trust will be required to sell Securities as necessary to pay any Swap Termination Payment. Trust Wind-Up Events include:

         Swap Agreement default or termination. The Trust will be wound up if certain standard events of default or termination events have occurred under any related Swap Agreement, including a Security Default (as defined herein) that results in termination of all affected Transactions under the Swap Agreement. A Security Default may be specified in the Prospectus Supplement to affect only specific Transactions under the Swap Agreement, in which case only the affected Transaction will terminate.

         Unexpected Trust expenses. The Trust will be wound up if the Trustee incurs certain losses, liabilities or expenses in excess of a specified "Trigger Amount" set forth in the Prospectus Supplement (the "Trigger Amount"), which are to be indemnified by the Depositor in an aggregate amount up to a Maximum Reimbursable Amount set forth in the Prospectus Supplement (the "Maximum Reimbursable Amount"), unless the Unitholders unanimously undertake (or any Swap Counterparty undertakes) to indemnify the Trustee as described under "Description of Trust Agreements - Trust Wind-Up Events".

         A change in the available public information about the Trust's assets. If any Security Issuer of a Concentrated Security, Swap Counterparty or Credit Support Provider ceases to be an Eligible Issuer, or if any Security Issuer is no longer an Eligible Issuer and is no longer a Reporting Issuer, and no additional means of replacing or providing current information regarding such party is described in the Prospectus Supplement; or if, whether or not a related Swap Counterparty or Credit Support Provider was initially an Eligible Issuer, it becomes impossible or impractical for the Depositor to satisfy its reporting obligations under the Exchange Act with respect to the related Transaction or Credit Support, a Trust Wind-Up Event will occur in whole or in part. Unless the Prospectus Supplement specifies that the Trust will be wound up only as a whole, if the Trust holds assets other than the affected Securities, Transactions or Credit Support, a Trust Wind-Up Event will be limited to a partial termination of the Trust with respect to the Security, Transaction or Credit Support as to which the Depositor's reporting obligations can no longer be satisfied. See "Description of Trust Agreements - Trust Wind-Up Events".

         The Prospectus Supplement may also specify other Trust Wind-Up Events.

         Claims of the Trustee and the Swap Counterparty may adversely affect distributions on the Units. No final distribution will be made to Unitholders of a Trust until (i) all amounts due to the Swap Counterparty under any related Swap Agreement, including any Swap Termination Payment (as limited, if so specified in the Prospectus Supplement, to a claim pro rata with that of the Unitholders for the aggregate Unit Principal Balance other than in connection with a Security Default), and (ii) all amounts due to the Trustee with respect to Extraordinary Trust Expenses (as defined under "Description of Trust Agreements -- Certain Matters Regarding the Trustee and the Depositor") have been paid. Securities may be sold by the Trustee to fund such payments. It is possible that all or a substantial part of such Trust Property may be required to be paid to the Swap Counterparty and/or the Trustee prior to the final distribution to Unitholders.

         The Trust's counterparties may have conflicts of interest. A prospective purchaser should be aware of the possibility for conflicts of interest arising in the responsibilities assumed by Morgan Stanley and its affiliates.

         The Swap Counterparty has discretion to calculate the amount of its payment obligations and those of the Trust. The Swap Counterparty (or an affiliate thereof) may act as calculation agent (the "Swap Calculation Agent") under any Swap Agreement, and potential conflicts of interest may exist between the Swap Calculation Agent and the Trustee on behalf of the Unitholders, with respect to the Swap Calculation Agent's determination of currency exchange rates applicable to the Swap Agreement, certain calculations with respect to interest on the Units or other calculations or determinations with respect to the Swap Agreement. See "Description of Swap Agreements - Interest on Units" and "Description of Units - Interest of Units." The Swap Calculation Agent is obligated to carry out its duties and functions as Swap Calculation Agent in good faith. All determinations by the Swap Calculation Agent under the Swap Agreement shall, in the absence of manifest error, be conclusive for all purposes and binding on the Trust and the Unitholders.

         The Swap Counterparty may be responsible for liquidating the Trust's assets to pay the Swap Counterparty's own claims. The Swap Counterparty, Morgan Stanley or another affiliate of Morgan Stanley may act as Selling Agent and will have the right to sell Securities upon such terms as it may determine it its sole discretion (unless and until instructed to the contrary by the Unitholders as provided under "Description of Trust Agreement -- Sale of Securities; Secured Party Rights") where such sale is required to enable the Trust to make payment of a Swap Termination Payment under any Swap Agreement. The Selling Agent will be permitted to sell Securities to affiliates of the Selling Agent. Moreover, where a Swap Termination Payment is owed to the Swap Counterparty, the interests of the Swap Counterparty and the Unitholders with respect to the liquidation of the Securities may conflict. The Selling Agent is an agent of the Trustee only and will have no fiduciary or other duties to the Unitholders, nor will the Selling Agent have any liability to the Trust in the absence of the Selling Agent's bad faith or wilful default.

         The Trustee does not actively manage the Trust for investors. The Trustee with respect to any Series of Units will hold the Trust Property for the benefit of the Unitholders. Each Trust will generally hold the related Trust Property to maturity and not dispose of it, regardless of adverse events, financial or otherwise, which may affect any Security Issuer or the value of the Trust Property. Under certain circumstances the holders of the Units may direct the Trustee to dispose of the Securities or take certain other actions in respect of the Trust Property. The restrictions on the Trustee's powers and obligations may mean that the Trust will not take actions with respect to the Securities -- in particular, to sell such Securities or enforce remedies under such Securities -- that an investor would take if it held the Securities directly.

         The Prospectus Supplement for the Units may set forth additional information regarding special considerations applicable to such Units.

                             REPORTS TO UNITHOLDERS

         On each Distribution Date (or in accordance with another period specified in the Prospectus Supplement), unaudited reports containing information concerning the related Trust will be prepared by the Trustee and sent on behalf of each Trust to registered holders of the Units. Where the Units are represented by a Global Security in registered form, unless and until Definitive Units are issued, reports will be sent only to the Depositary (as defined herein) or its nominee, as registered holder of the Units. See "Description of Units--Form" and "Description of the Trust Agreement--Reports to Unitholders; Notices." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act.

                         IMPORTANT CURRENCY INFORMATION

         Unless the Prospectus Supplement sets forth terms for the payment by purchasers in a currency other than the Specified Currency, purchasers will be required to pay for each Unit in the Specified Currency for such Unit. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a Unit having a Specified Currency other than U.S. dollars, Morgan Stanley or an affiliate or its agent, as exchange rate agent (the "Exchange Rate Agent"), in its sole discretion, may arrange for the exchange of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Unit. Each such exchange will be made by the Exchange Rate Agent on such terms and subject to such conditions, limitations and charges as it may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on September 21, 1998, as an indirect, wholly-owned, limited-purpose subsidiary of MSDW. The address of the Depositor is at 1585 Broadway, New York, New York 10036,
Attention: Secretary. The Certificate of Incorporation of the Depositor provides generally that the business to be conducted by the Depositor is limited to acquiring, holding and disposing of Securities, arranging for Credit Support, acting as Depositor of Trusts in connection with Series of Units, registering the Units with the Commission and complying on behalf of each Trust with the related reporting and filing requirements under the Exchange Act, holding and transferring interests in the Units and Retained Interests (as defined herein) in the Trust Property, and engaging in other related activities and transactions. The Depositor is required at all times to have at least one director which is not affiliated with MSDW.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of each Series or Class of Units (whether or not offered hereby) will be used by the Depositor to purchase (or repay any financing by the Depositor in respect of) the related Trust Property, including, if specified in the related Prospectus Supplement, arranging Credit Support, (including by making required deposits into any Reserve Account (as defined below) or another account of the Trustee for the benefit of the Unitholders of such Series or Class). Any remaining net proceeds will be used by the Depositor for general corporate purposes or for other purposes as may be described in the Prospectus Supplement.

                               FORMATION OF TRUSTS

         The Units of any Series will be issued by a Trust. Each Trust will be established under the laws of New York pursuant to a Trust Agreement to be entered into between the Depositor and the Trustee. Concurrently with the execution and delivery of such Trust Agreement, (i) the Depositor will transfer the related Securities and other Trust Property to the Trustee, in its capacity as Trustee, for the benefit of the Unitholders and deposit such Securities in the related Trust, (ii) the Trustee will enter into any Swap Agreement with the applicable Swap Counterparty and accept the related Guarantee, if any.

         The Trustee, on behalf of such Trust, will accept such Securities and other Trust Property and deliver the Units to or upon the order of the Depositor. The Depositor's transfer of such Securities to the Trustee will be without recourse.

         The Trust Property with respect to a Trust will consist of: (i) the related Securities and all payments on or collections in respect of such Securities due after a specified cut-off date (the "Cut-off Date") set forth in the applicable Prospectus Supplement; (ii) all the Trustee's right, title and interest under any Swap Agreement and any related Guarantee; (iii) all the Trustee's right, title and interest in any related Credit Support; (iv) all funds from time to time deposited in certain segregated accounts held by the Trustee in trust and for the benefit of the holders of the Units representing interests in such Trust; and (v) any other asset described in the applicable Prospectus Supplement as constituting a portion of such Trust Property, in each case as more fully described in this Prospectus or in such Prospectus Supplement, and in each case exclusive of any interest retained by the Depositor or a third party ("Retained Interest") in any of the Securities, the Swap Agreement or other assets constituting Trust Property. The Units to be issued by a Trust will represent fractional undivided interests in the related Trust Property and claims of the holders of such Units on such Trust Property will be subject to (i) if applicable, the security interest of the Swap Counterparty with respect to amounts due to it under the Swap Agreement, including, without limitation, any Swap Termination Payments (as limited in the case of a termination other than for a Security Default to a claim pro rata with that of the Unitholders), and (ii) the prior claims of the Trustee with respect to any Extraordinary Trust Expense. See "Risk Factors".

         The Trustee will administer the Trust Property pursuant to the related Trust Agreement and will perform such tasks with respect to the related Units as are specified in such Trust Agreement. The Trustee will receive customary fees (the "Trustee Fees") as compensation and in payment of all its regular and ordinary expenses, which will be paid by the Depositor or another entity (other than any Trust). Unless the Prospectus Supplement specifies terms for payment of Trustee Fees from the Trust Property, the Trustee will not have any claim to or lien upon the related Trust or any of its property in order to secure payment of the Trustee Fees. See "Description of Trust Agreements - Trustee Compensation".

                        MATURITY AND YIELD CONSIDERATIONS

         Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the related Securities and the terms, if any, upon which such Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), amortization, repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Securities with respect to the foregoing will affect the weighted average life of the related Series of Units.

         The effective yield to holders of the Units of any Series (and Class within such Series) may be affected by certain aspects of the Trust Property or the manner and priorities of allocations of collections with respect to such Trust Property between the Classes of a given Series. With respect to any Series of Units where the related Trust holds Securities that consist of one or more redeemable securities, extendible securities or securities subject to a third-party call option or early amortization, the yield to maturity of such Series (or Class within such Series) may be affected by any optional or mandatory redemption or early amortization or repayment or extension of the related Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether a corporate issuer exercises any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Security redeemable at the option of the related Security Issuer will be repaid prior to its stated maturity.

         Unless the related Prospectus Supplement describes other remedies applicable to the Securities, each of the Securities will be subject to acceleration upon the occurrence of certain Covenant Defaults (as defined below). The maturity and yield on the Units will be affected by any early repayment of the Securities as a result of any acceleration of the Outstanding Securities (as hereinafter defined) by the holders thereof. See "Description of Trust Property -- Security Agreement." If a Security Issuer becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of security issuers and correspondingly may affect a Security Issuer's ability to satisfy its obligations under the Securities, including the company's operating and financial condition, leverage, and social, geographic, legal and economic factors.

         The extent to which the yield to maturity of such Units may vary from the anticipated yield due to the rate and timing of payments on the Trust Property will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Trust Property.

         The yield to maturity of any Series (or Class) of Units will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Units, to the extent that the Interest Rate (as defined below) for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Units representing an interest in two or more Securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Securities having interest rates higher or lower than the then applicable Interest Rates applicable to such Units may affect the yield thereon.

         The Prospectus Supplement for each Series of Units will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Trust Property, including the applicable Securities.

                          DESCRIPTION OF TRUST PROPERTY

         The Securities will have been purchased by the Depositor (or an affiliate thereof) in the secondary market or, if so described in the Prospectus Supplement, in connection with an initial distribution of the Securities as to which additional information will be provided in or concurrently with the Prospectus Supplement. With respect to each Security that represents on the date of formation of the Trust 10% or more by principal amount of the Securities held by such Trust (each a "Concentrated Security"), the issuer (and any guarantor) of the underlying Securities or of securities that provide the cash flows that service the underlying Securities (each a "Security Issuer"), will be (i) the United States government, (ii) a corporation, limited partnership, trust, limited liability company or other organization, banking organization or insurance company, in each case which meets the market capitalization and other requirements for a primary issuance of common stock on Form S-3 or F-3 under the Securities Act of 1933, as amended, and is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and which, in accordance therewith, files reports and other information with the Securities and Exchange Commission (or another applicable agency pursuant to Section 12(i) of the Exchange Act), (iii) the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation or another government sponsored enterprise that has a comparable market capitalization and that makes information publicly available comparable to that of Exchange Act reporting companies, or (iv) a Multilateral Bank Issuer as defined below (each of the entities referred to in (i), (ii), (iii) or (iv) an "Eligible Issuer"). A "Multilateral Bank Issuer" means the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the International Finance Corporation, and the European Bank for Reconstruction and Development, or another multilateral development bank that has a comparable volume of outstanding securities and files with the Commission comparable publicly available information, and the securities of which are exempted from registration under the Securities Act. The issuer of each Security that represents on the date of formation of the Trust less than 10% by principal amount of the Securities held by such Trust will either be an Eligible Issuer or a domestic corporation, limited partnership, trust, limited liability company or other domestic organization, domestic banking organization or domestic insurance company which is subject to the information requirements of the Exchange Act and which, in accordance therewith, files reports and other information with the Securities and Exchange Commission (or another applicable agency pursuant to Section 12(i) of the Exchange Act) (a "Reporting Issuer" ). The Prospectus Supplement will contain a brief description of the business of each Eligible Issuer relating to a Concentrated Security.

         If so specified in the related Prospectus Supplement, the Trust for a Series of Units may also include, or the Unitholders of such Units may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Trust Property (collectively, "Credit Support").

         Each Security Issuer will on the date of issuance of the Units be an Eligible Issuer or a Reporting Issuer, and the Prospectus Supplement will refer investors to the related Security Prospectus, reports filed by the Security Issuer pursuant to the Exchange Act, or publicly available information issued by GSEs for the material information regarding the Security Issuer, and any information contained in a Prospectus Supplement regarding such Security Issuer will be derived from such publicly available information.

         All information set forth in a Prospectus Supplement with respect to a Concentrated Security or any other Security will be derived solely from the description of such Security contained in a publicly available prospectus or offering document relating to such Security ("Security Prospectus"), other periodic filings with the Commission, or publicly available information issued by GSEs. The related Prospectus Supplement will state whether the Security Prospectus with respect to any Concentrated Security was filed with the Commission in connection with the issuance of the related Security or otherwise in public filings by the related Security Issuer. Prospective purchasers of Units are urged to read this Prospectus and the applicable Prospectus Supplement in conjunction with (i) each related Security Prospectus and (ii) each registration statement of which any Security Prospectus is a part (a "Security Registration Statement"). No representation is made by the Trust, the Trustee or the Depositor or any of their respective affiliates as to the accuracy or completeness of the information contained in any Security Prospectus or Security Registration Statement.

         Unless the related Prospectus Supplement describes diligence undertaken by the Depositor or Morgan Stanley or the Trustee or any of their affiliates with respect to the Security Issuer, no investigation of the financial condition or creditworthiness of any Security Issuer or any of its subsidiaries or other affiliates, or of the ratings, if any, on the related Securities, will be made by the Depositor, Morgan Stanley or the Trustee or any of their affiliates in connection with the issuance of the related Units. Prospective purchasers of Units should consider carefully each Security Issuer's financial condition and its ability to make payments in respect of the related Securities. Unless the related Prospectus describes diligence undertaken by the Depositor, Morgan Stanley or the Trustee or any of their affiliates with respect to the Security Prospectus, none of the Depositor, Morgan Stanley or the Trustee or any of their respective affiliates has participated in the preparation of any Security Prospectus or Security Registration Statement or other public information relating to the Securities or takes any responsibility for the accuracy or completeness of the information provided therein.

         Reference is made to the applicable Prospectus Supplement with respect to each Series of Units for a description of the material terms, as applicable, of any Concentrated Security: (i) the title and series of such Concentrated Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the related Security Issuer; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Concentrated Securities will bear interest, if any; the date or dates from which such interest will accrue; and the dates on which such interest will be payable; (vii) the obligation, if any, of the Security Issuer to redeem the Outstanding Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such securities may be redeemed, if any, in whole or in part, at the option of the Security Issuer; (ix) whether the Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign currency in which such Securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Securities will be made, and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Securities; (xii) the rating thereof, if any;
(xiii) the Retained Interest, if any, with respect thereto; and (xiv) all other material terms of such Securities.

         With respect to any portion of the Trust Property comprised of Securities other than Concentrated Securities, the related Prospectus Supplement will describe the composition of such portion as of the Cut-off Date, certain material events of default or restrictive covenants common to the Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of such portion with respect to the terms set forth in (ii),
(iii), (v), (vi), (vii), (viii), (ix) and (x) of the preceding paragraph and all other material terms regarding such portion of the Trust Property.

         In addition to the foregoing, with respect to each Concentrated Security the applicable Prospectus Supplement will disclose the identity of the applicable obligor and any trustee under the applicable Security Agreement (as defined below), and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Concentrated Security or Concentrated Securities and will disclose where and how prospective purchasers of the Units may obtain such publicly available information with respect to each such obligor. Such publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by such issuer with, and which are available from, the Commission.

Security Agreement

         General. Each Security will have been issued pursuant to an indenture, trust agreement or other agreement (each, a "Security Agreement"). Except as specifically described in any Prospectus Supplement, all information set forth therein with respect to the provisions of any Security Agreement pertaining to a Concentrated Security will be based solely on the version of the Security Agreement filed with the Commission in connection with the registration of such Concentrated Security.

         Certain Covenants. A Security Agreement will generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiaries' ability to: (i) consolidate, merge, or transfer or lease assets; (ii) incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; (iii) declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any. A Security Agreement may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to certain exceptions, a Security Agreement typically may be amended or supplemented and past defaults may be waived with the consent of the trustee (if any), the consent of the holders of not less than a specified percentage of the outstanding securities or both.

         The Security Agreement related to one or more Securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the Trust as a holder of the Securities against losses. The Prospectus Supplement used to offer any Series of Units will describe material covenants in relation to any Concentrated Security (as defined below) and, as applicable, will describe material covenants which are common to other Securities included in the Trust Property.

         Events of Default. A Security Agreement may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the Security Agreement which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer; (iii) failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities; and (iv) certain events of insolvency or bankruptcy with respect to the Security Issuer.

         Each Security Agreement may or may not be in the form of an indenture and may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any Series of Units will describe the material terms of the events of default under the Security Agreement with respect to any Concentrated Security (each a "Covenant Default") and applicable remedies with respect thereto. With respect to any portion of the Trust Property comprised of Securities other than Concentrated Securities, the applicable Prospectus Supplement will describe certain common Covenant Defaults with respect to such portion. There can be no assurance that any such provision will protect the Trust, as a holder of the Securities, against losses. If a Covenant Default occurs and the Trust as a holder of the Securities is entitled to vote or take such other action to declare the principal amount of a Security and any accrued and unpaid interest thereon to be due and payable, the Unitholders' objectives may differ from those of holders of other securities of the same series and class as any Security ("Outstanding Securities") in determining whether to declare the acceleration of the Securities.

         Limitations on Remedies. A Security Agreement will generally provide that upon the occurrence of an event of default, the trustee (if any) may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. In certain cases, the indenture trustee (if any) or a specified percentage of the holders of the outstanding securities will have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

         Subordination. As set forth in the applicable Prospectus Supplement, certain of the Securities with respect to any Trust may be either senior ("Senior Securities") or subordinated ("Subordinated Securities") in right to payment to other existing or future obligations of the Security Issuer. With respect to Subordinated Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any Subordinated Securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Security Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the Trust as a holder of Senior Securities would receive all payments in respect of such securities even if holders of Subordinated Securities receive amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Units for a description of any subordination provisions with respect to any Concentrated Securities and the percentage of Senior Securities and Subordinated Securities, if any, in the portion of a Trust comprised of other than Concentrated Securities.

         Secured Obligations. Certain of the Securities with respect to any Trust may represent secured obligations of the Security Issuer ("Secured Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise set forth in the agreement pursuant to which such securities were offered and sold, an issuer of secured obligations generally has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The agreement pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the trustee or upon the direction of not less than a specified percentage of the security holders. The agreement pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

         The Security Agreement with respect to any Secured Security may include, some, all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Units which includes Concentrated Securities which are Secured Securities, will describe the security provisions of such Securities and the related collateral. With respect to any portion of the Trust Property comprised of Secured Securities other than Concentrated Securities, the applicable Prospectus Supplement will disclose certain general information with respect to such security provisions and the collateral.

Other Trust Property

         The Trust Property for a given Series of Units and the related Trust will not constitute Trust Property for any other Series of Units and the related Trust and the Units of each Class of a given Series possess an equal and ratable undivided ownership interest in such Trust Property. The applicable Prospectus Supplement may specify that certain assets constituting a part of the Trust Property relating to any given Series can be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Trust Property.

Credit Support

         As specified in the applicable Prospectus Supplement for a given Series of Units, the Trust for any Series of Units may include, or the Unitholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Units contains, or the Unitholders of such Units have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including audited financial information with respect to any such Credit Support Provider (as defined below) providing Credit Support for 20% or more of the aggregate principal amount of such Class or Classes (which may be incorporated by reference where such obligor is subject to the informational requirements of the Exchange Act). Any Credit Support which takes the form of a guaranty of the Units, rather than a guaranty of payment on the underlying Trust Property will be issued by an insurance company or another entity eligible to issue guaranties exempt from registration under Section 3(a) of the Securities Act.

         Subordination. As discussed below under "--Collections," the rights of the Unitholders of any given Class within a Series of Units to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Unitholders of such Series (or Classes within such Series) may be subordinated to the rights of the Unitholders of one or more other Classes of such Series to the extent described in the related Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Unitholders of those other Classes. If losses are realized during a given period on the Trust Property relating to a Series of Units such that the collections received thereon are insufficient to make all distributions on the Units of such Series, those realized losses would be allocated to the Unitholders of any Class of any such Series that is subordinated to another Class, to the extent and in the manner provided in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Unitholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the related Prospectus Supplement.

         If so provided in the related Prospectus Supplement, the Credit Support for any Series or Class of Units may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Unitholders of such Class. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Units of such Series.

         Letter of Credit; Guaranty. The Unitholders of any Series (or Class or group of Classes of Units within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a financial guaranty or surety bond (a "Guaranty") issued by a financial guarantor or surety company (a "Guarantor") (either of a Letter of Credit Bank or Guarantor a "Credit Support Provider"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Guaranty, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws or claims under the Letter of Credit or the Guaranty, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

         The applicable Prospectus Supplement will specify whether the Letter of Credit Bank or the Guarantor, as applicable, will be required to satisfy any ongoing credit rating or other applicable requirements. In the event any such requirements cease to be satisfied, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Guaranty, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Guarantor, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Guaranty or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Guaranty (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Guaranty.

         Reserve Accounts. If so provided in the related Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Trust Property for a given Series of Units, in the manner and priority specified in the applicable Prospectus Supplement.

         The Trust Property will be identified in a schedule appearing as an exhibit to the Trust Agreement.

                         DESCRIPTION OF SWAP AGREEMENTS

         Concurrently with the formation of a Trust, the Trust may enter into a related Swap Agreement. The following summary of certain terms and provisions of the Swap Agreement, which, together with the information set forth in the Prospectus Supplement, describes all material terms thereof, is subject to the detailed provisions of the form of Swap Agreement filed as an exhibit to the Registration Statement. The specific terms of each Transaction under the Swap Agreement, particularly the method of calculation of payments by the Swap Counterparty thereunder and the timing of such payments, will be set forth in the applicable Prospectus Supplement.

         The Trust may enter into Swap Agreements with more than one Swap Counterparty, in which case the following discussion will apply to each Swap Agreement with each Swap Counterparty severally.

General

         As particularly described in the applicable Prospectus Supplement, for any Trust, the Transaction or Transactions under a related Swap Agreement may be one or more of the following: (i) a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, index swap, index option, bond option, total rate of return swap, credit default swap, credit spread put, credit spread call, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions);
(ii) any combination of these transactions; or (iii) any other transaction identified in such Swap Agreement or the relevant confirmation and described in such Prospectus Supplement.

         The Swap Agreement will be in the form of the 1992 ISDA Master Agreement (Multicurrency - Cross Border) (the "1992 Master Agreement") published by the International Swaps and Derivatives Association, Inc. ("ISDA") and will incorporate the 1991 ISDA Definitions (as published by ISDA, the "ISDA Definitions"), as modified and supplemented by a schedule thereto (the "Schedule") except as modified to reflect the terms of the related Units and Trust Agreement and any specific terms of the Transaction or Transactions under such Swap Agreement. The Swap Agreement will be governed in all relevant respects by the provisions set forth in the 1992 Master Agreement and the ISDA Definitions, without regard to any amendments or modifications to the 1992 Master Agreement or the ISDA Definitions published by ISDA subsequent to the date of such Swap Agreement.

Payments under Swap Agreements

         In general, under a Swap Agreement, the related Trust and the Swap Counterparty will each agree to exchange certain payments on each payment date (each, a "Swap Payment Date") under such Swap Agreement. The amounts to be exchanged by the parties on a Swap Payment Date may both be floating amounts, calculated with reference to one or more interest rate bases (which may be one or more of the interest rate Base Rates described under "Description of Units - Interest on Units") or other types of bases, in each case as set forth in the applicable Prospectus Supplement, or one such amount may be floating and the other fixed. In addition, such amounts will also be calculated with reference to the notional principal amount of the Transaction or Transactions under such Swap Agreement, which, unless otherwise specified in the applicable Prospectus Supplement, as of any date of determination will be equal to the then aggregate principal amount of the related Securities (as such amount may have been reduced through any redemption, prepayment or exchange). The obligations of the Trust to the Swap Counterparty will be secured by a security interest in the Trust Property granted by the Trust in favor of the Swap Counterparty.

         A Swap Agreement may provide for either periodic exchanges of payment amounts or, in the case of Index-Linked Units, a single exchange or series of exchanges upon one or more interest payment dates or the maturity or prospective maturities of the related Securities, or both.

         If specified in the applicable Prospectus Supplement, a Swap Agreement may also document a call option granted by the Trust, or a put option in favor of the Trust with respect to all or a portion of the Securities or other Trust Property. A call option written by the Trust will effectively reserve to the Swap Counterparty the right to realize all or a portion of the gain from an increase in the market value of the specified Trust Property at or prior to the maturity of the Units or to effect a conversion of the Securities into the right to receive another security, rights which the Trust ordinarily will not be entitled to exercise. Conversely, a put option in favor of the Trust will generally be intended to protect the Trust in whole or in part from a decline in the market value of the related Securities in circumstances where the Securities may be outstanding on the Scheduled Final Distribution Date with respect to the Units. The applicable Prospectus Supplement may specify that a put option written in favor of the Trust will be automatically exercised by the Trustee upon the occurrence of specified events.

         The Swap Agreement may also document a credit swap transaction, under which the Trust will receive periodic payments from the Swap Counterparty in return for the Trust's agreement to exchange the Securities for securities ("Deliverable Obligations") of a different security issuer (the "Reference Entity") upon the occurrence of certain credit-related events ("Credit Events") with respect to the Reference Entity. Where a credit swap transaction relates to more than 10% by principal amount of the Securities held by the Trust, the Prospectus Supplement and periodic filings with respect to the Trust will set forth information regarding the Deliverable Obligations and the Reference Entity similar to that provided for Concentrated Securities and the issuer of Concentrated Securities. The Swap Agreement pertaining to a Series of Units for which the Trust has entered into a credit swap transaction will include supplemental terms particular to credit swaps, including the specified Credit Events, which will be based on standard forms promulgated by ISDA and described in the Prospectus Supplement.

         On any given Swap Payment Date (including a Swap Payment Date occurring upon the maturity of the related Securities or a portion thereof), each exchange of payments in the same currency and in respect of the same Transaction will be settled on a "net payments" basis, which means that only a single net payment will be due from one of the parties under the Swap Agreement to the other. The Prospectus Supplement may also provide for such netting among more than one Transaction. On each Distribution Date with respect to Units in connection with which the Trust has entered into a Swap Agreement, the Trustee will have available for distribution to Unitholders funds equal to (i) the amount of any payments received on the Swap Agreement and other related Trust Property less
(ii) all payments made by such Trustee to the Swap Counterparty, in each case since the immediately preceding Distribution Date. The effect of such Swap Agreement, therefore, will be that holders of such Units will be entitled to distributions of interest (and, in the case of Index-Linked Units, of principal) thereon in accordance with the terms of the Swap Agreement rather than the terms of the related Securities. No assurance can be given that the Trustee will receive either any payment due to be received on such Securities or any net payment, if any, due to be received under such Swap Agreement, in each case when due, or that the Trustee will recover moneys under a related Guarantee, if any, upon a payment default by the Swap Counterparty under such Swap Agreement.

Modification and Amendment of Swap Agreements

         The related Trust Agreement will contain provisions permitting the Trustee to enter into any amendment of a related Swap Agreement requested by the Swap Counterparty to cure any ambiguity in, or to correct or supplement any provision of, such Swap Agreement, so long as (i) the Trustee determines that such amendment will not materially and adversely affect the interests of the holders of the Units and (ii) the Trustee has received an opinion of counsel to the effect that such amendment will not alter the classification of the related Trust for United States Federal income tax purposes. The Prospectus Supplement will describe any other circumstances in which the Swap Agreement may be amended.

Defaults Under Swap Agreements

         "Events of Default" under the Swap Agreement (each, a "Swap Default") include: (i) the failure of the applicable Trust to pay any amount when due under the Swap Agreement after giving effect to the applicable grace period, if any; (ii) the failure of the applicable Swap Counterparty or the Guarantor, if any, to pay any amount when due under such Swap Agreement after giving effect to the applicable grace period, if any; and (iii) certain other standard events of default under the 1992 Master Agreement including "Credit Support Default", "Bankruptcy" and "Merger without Assumption", as described in Sections 5(a)(iii), 5(a)(vii) and 5(a)(viii) of the 1992 Master Agreement as modified by the Schedule. Several of the standard events of default of the 1992 Master Agreement are not Events of Default under the Swap Agreement. The standard events of default excluded are "Breach of Agreement", "Misrepresentation", "Default Under Specified Transaction" and "Cross Default" as described in Sections 5(a)(ii), 5(a)(iv), 5(a)(v) and 5(a)(vi), respectively, of the 1992 Master Agreement. The Prospectus Supplement will describe any additional Events of Default applicable to the Swap Agreement.

Termination Events

         The "Termination Events" under the related Swap Agreement will consist of the following: (i) a Security Default (as defined below) occurs with respect to the related Security or the related Security becomes a Disqualified Security (which Termination Event shall apply only to the specific Transaction under the Swap Agreement relating to such Security); (ii) the occurrence of an Excess Expense Event (as defined under "Description of Trust Agreements - Trust Wind-Up Events"); (iii) any Transaction becomes a Disqualified Transaction (as defined under "Description of Trust Agreements - Trust Wind-Up Events") (which Termination Event shall apply only to the specific Disqualified Transaction); or, (iv) other Trust Wind-Up Events; or (v) the occurrence of an "Illegality" or "Tax Event" as described in Sections 5(b)(i) and 5(b)(ii) of the 1992 Master Agreement. With respect to each of (i), (ii), (iii) and (iv), both the Trust and the Swap Counterparty will be deemed to be a party affected by the relevant event ("Affected Party") and will be entitled to terminate the Swap Agreement or the particular affected Transaction. However, for purposes of the calculation of any Swap Termination Payment, the Trust will be deemed the sole Affected Party and as a result the Swap Counterparty will have the sole right to determine in good faith the amount of any Swap Termination Payment. The "Tax Event Upon Merger" and "Credit Event Upon Merger" Termination Events contained in Section 5(b)(iii) and 5(b)(iv) of the 1992 Master Agreement will not apply. The Prospectus Supplement will describe any additional Termination Events that will apply or any of the above Termination Events that are inapplicable to a specific Series of Units.

Early Termination of Swap Agreements

         Unless the applicable Prospectus Supplement sets forth terms for the assignment or continuation of the Swap Agreement, or automatic termination, upon specified Termination Events or Events of Default, upon the occurrence of a Termination Event of the types referred to in clauses (i), (ii), (iii) and (iv) above under "-- Termination Events" or upon the occurrence of any Swap Default arising from any action taken, or failure to act, by the Swap Counterparty, the Trustee will by notice to the Swap Counterparty terminate the Swap Agreement or the particular affected Transaction thereunder (the date of such termination being an "Early Termination Date"). With respect to other Termination Events, the date on which the Swap Agreement will terminate (also, an "Early Termination Date") must be designated by one of the parties, as specified in each case in the Swap Agreement, and will occur only upon notice and, in certain cases, after any Affected Party (other than a Trust) has (or Affected Parties have, if applicable) used reasonable efforts to transfer their rights and obligations under such Swap Agreement to a related entity within a limited time period after notice has been given of the Termination Event, all as set forth in such Swap Agreement. In the event that the Trustee becomes aware that a Termination Event has occurred with respect to which the Swap Counterparty is the sole Affected Party, the Trustee will under the terms of the Trust Agreement, designate a Termination Event for each "Affected Transaction" (as defined in the Swap Agreement); provided, however, that if the Trust would thereby owe the Swap Counterparty a Swap Termination Payment, it will not designate a Termination Event. The Swap Counterparty will have no obligation to the Trust to exercise any right the Swap Counterparty may have to terminate the Swap Agreement or any Transaction, and will not act on behalf of the Trust to exercise any right of the Trust to terminate the Swap Agreement or any Transaction. If a Termination Event occurs and, when applicable, an Early Termination Date is designated, such Swap Agreement (or the particular affected Transaction) will terminate and Swap Termination Payments may be payable by the applicable Trust to the applicable Swap Counterparty or by the applicable Swap Counterparty to such Trust. If the Trust is liable for a Swap Termination Payment, Securities may be sold by the Trustee through the Selling Agent, unless and until the Selling Agent receives notice from the Trustee of an exercise by the Unitholders of their right to tender the amount of any related Swap Termination Payment as set forth below. See "Description of Trust Agreements -- Trust Wind Up Events". Unless the Prospectus Supplement sets forth terms for replacing the Swap Counterparty after early termination or for the Trust's continued holding of a Security after a related Transaction has terminated, in the event the Trust terminates one or more Transactions and a Trust Wind Up Event has not occurred, the Securities related to such Transactions will be distributed in kind to the Unitholders.

         Unless the Prospectus Supplement specifies that such events will not constitute a Termination Event, to the extent that the aggregate principal amount of the Securities held by the Trust is reduced through redemption, prepayment or exchange, the corresponding Swap Amount subject to the Swap Agreement will be subject to a partial termination and the Trust or the Swap Counterparty may incur liability for a Swap Termination Payment.

         In general, not all events of default under the applicable Security Agreement will trigger a Security Default for purposes of the Swap Agreement. Rather, a "Security Default" shall mean one of the following events: (i) the acceleration of the outstanding Securities under the terms of the Securities and/or the applicable Security Agreement, (ii) the failure of the applicable Security Issuer to pay an installment of principal of, or any amount of interest due on, the related Securities after the due date thereof specified in such Prospectus Supplement and after the expiration of any applicable grace period;
(iii) the occurrence of certain events of default under such Securities and/or Security Agreement relating to the insolvency or bankruptcy of the applicable Security Issuer; or (iv) the occurrence of a waiver, deferral, restructuring, rescheduling, exchange or other adjustment with respect to the Security such that the Swap Counterparty reasonably determines that the economic terms of the Security are materially different or the Security represents materially greater credit or other risks. In each case, the Trust will be the Affected Party (as defined below) for purposes of the calculation of any Swap Termination Payment. Notwithstanding the existence of a grace period with respect to a Security, the failure of a Security Issuer to make timely payment of an amount required in order for the Trust to make a related payment under the Swap Agreement may result in a default by the Trust under the Swap Agreement prior to the occurrence of a Security Default. The Prospectus Supplement will specify any additional circumstances constituting a "Security Default."


Swap Termination Payments

         If the Swap Agreement is terminated prior to maturity thereof, the market value of each Transaction under the Swap Agreement will be established by one or both parties as specified in the Swap Agreement either (a) on the basis of the market quotations of the cost of entering into a replacement transaction or (b) if such market quotations are unavailable or do not produce a commercially reasonable result, based on losses suffered by either party as a result of the termination of the affected Transaction(s), in each case in accordance with the procedures set forth in detail in the Swap Agreement. If the market value of a Transaction is positive for the Trust, or the termination would result in a loss to the Trust, a Swap Termination Payment will be due from the Swap Counterparty to the Trust in respect of that Transaction; if such market value is positive for or termination of such Transaction would result in a loss to the Swap Counterparty, a Swap Termination Payment will be due from the Trust. The Swap Termination Payment for the Swap Agreement as a whole is the net amount payable after offsetting individual termination payments applicable to each Transaction.

         The resulting loss to Unitholders could, if interest rates, currency rates and/or swap spreads have changed significantly since the Closing Date, be quite substantial in relation to the total value of the Securities. The Trust may be required to sell Securities through the Selling Agent in order to pay any Swap Termination Payments owed to the Swap Counterparty. In connection with any Swap Termination Payment payable by the Trust, the Unitholders may, acting unanimously, deliver to the Trustee the amount of such outstanding Swap Termination Payment (and any fees payable to the Trustee from Trust Property) and a written instruction to discontinue sale of the Securities. It is possible that Securities may be sold by the Selling Agent in the time necessary for the Unitholders to be notified of and act upon their rights under the foregoing provision. The Swap Termination Payments payable by the Trust will be limited to the assets of the Trust, and Unitholders will not be liable to the Swap Counterparty for Swap Termination Payments to the extent, if any, that the amount of such termination payments exceeds the assets of the Trust. If the Swap Agreement is terminated, any further distributions in respect of the Securities would be made pursuant to the Securities without the benefit of the Swap Agreement.

         Unitholders could also be materially adversely affected if the Trust is required to sell Securities in order to pay Swap Termination Payments at a time when prices for the Securities in the secondary market are depressed as a result of a default on the Securities or for any other reason. See "Risk Factors."

         If a Swap Agreement is terminated for reasons other than a Security Default, any Swap Termination Payment payable to the Swap Counterparty will be limited to a claim against the Trust Property pro rata with that of the Unitholders.

Guarantees of MSDW; Other Guarantees or Support

         Unless the applicable Prospectus Supplement specifies arrangements for securing the obligations of the Swap Counterparty, the payment obligations of the Swap Counterparty under the related Swap Agreement will be general, unsecured obligations of such Swap Counterparty. With respect to any Swap Agreement in which the Swap Counterparty is an affiliate of MSDW or if set forth in the Prospectus Supplement, pursuant to the related Guarantee to be delivered with respect to any such Swap Agreement, MSDW will unconditionally and irrevocably guarantee the due and punctual payment of all amounts payable by the Swap Counterparty under such Swap Agreement. Pursuant to such Guarantee, MSDW will agree to pay or cause to be paid all such amounts upon the failure of the Swap Counterparty punctually to pay any such amount and written demand by the Trustee to MSDW to pay such amount. With respect to any Swap Agreement in which the obligations of the Swap Counterparty are not guaranteed by MSDW, the applicable Prospectus Supplement will describe the material provisions of any Guarantee or other type of support, if any, of the obligations of such Swap Counterparty.

                                      MSDW

         MSDW is a global financial services corporation organized under the laws of the State of Delaware. MSDW's principal executive offices are at 1585 Broadway, New York, New York 10036, United States of America and its telephone number is (212) 761-4000. The long term debt of MSDW is currently rated "Aa3" by Moody's and "A+" by S&P.

         At prescribed rates, Unitholders may obtain copies of all reports, proxy statements and other publicly available information filed by MSDW with the Commission from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, United States of America. Unitholders may inspect and copy such materials at the Commission's Regional Offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. In addition, the Commission maintains a website that contains reports, proxy and other information regarding registrants that file electronically, such as MSDW. The address of the Commission's website is http://www.sec.gov.

                              DESCRIPTION OF UNITS

         The Units of any Series to be offered pursuant to this Prospectus and the applicable Prospectus Supplement will be subject to the terms of a Trust Agreement to be entered into between the Depositor and the Trustee. The Trust Agreement for each Series of Units will be in the form filed as an exhibit to the Registration Statement, together with specific terms applicable to the Trust and the Units for such Series depending upon the related Securities and any Swap Agreement. The following summary of the terms of the Units, which, together with the information set forth in the Prospectus Supplement, describes all material terms thereof, is subject to the summary of the Trust Agreement set forth herein under "Description of the Trust Agreement" and any related discussion in the Prospectus Supplement, and to the detailed provisions of the form of Standard Terms of Trust Agreement filed as an exhibit to the Registration Statement. The specific terms of each Series of Units, to the extent they materially differ from or are in addition to the summaries below, will be set forth in the applicable Prospectus Supplement.

General

         The Units of a particular Series to be issued under a Trust Agreement will represent the entire beneficial ownership interest in the Trust created pursuant to such Trust Agreement. The Units issued under a Trust Agreement may be limited to a single Class, or, if so specified in the applicable Prospectus Supplement, a Series of Units may include two or more Classes differing as to entitlement to distributions of principal, interest or premium, and one or more Classes may be subordinated in certain respects to other Classes of such Series.

         Reference is made to the applicable Prospectus Supplement for a description of the following terms of the Series (and, if applicable, Classes within such Series) of Units in respect of which this Prospectus and such Prospectus Supplement are being delivered: (i) the title of such Units; (ii) the Series of such Units and, if applicable, the number and designation of Classes of such Series; (iii) certain information concerning the type, characteristics and specifications of the Trust Property being deposited into the related Trust by the Depositor (and, with respect to any Concentrated Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained); (iv) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof; (v) the dates on which or periods during which such Series or Classes within such Series may be issued, the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series or Classes within such Series will be distributable; (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Trust Property to the Unitholders of each such Class); (vii) whether the Units of such Series or each Class within such Series are Fixed Rate Units or Floating Rate Units (each as defined below) and the applicable Interest Rate for each such Class including the applicable rate, if fixed, or the terms relating to the particular method of calculation thereof applicable to such Series or each Class within such Series, if variable, the date or dates from which such interest will accrue, the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates (as defined in the related Prospectus Supplement), if any; (viii) the option, if any, of any Unitholder of such Series or Class to withdraw a portion of the assets of the Trust in exchange for surrendering such Unitholder's Unit or of the Depositor, or another third party to purchase or repurchase any Trust Property (in each case to the extent not inconsistent with the Depositor's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder ("Rule 3a-7"), as relevant) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part (see "--Optional Exchange"); (ix) the rating of each Series or each Class within such Series offered hereby (provided, however, that one or more Classes within such Series not offered hereunder may be unrated or may be rated below investment grade);
(x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or Class within such Series will be issuable and transferable; (xi) whether the Units of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Units") and the applicable terms thereof; (xii) whether the Units of such Series or of any Class within such Series are to be issued as Registered Units or Bearer Units or both and, if Bearer Units are to be issued, whether coupons will be attached thereto; whether Bearer Units of such Series or Class may be exchanged for Registered Units of such Series or Class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made; (xiii) whether the Units of such Series or of any Class within such Series are to be issued in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below), if other than the Depository Trust Company ("DTC"), for such Global Security or Securities; (xiv) if a temporary Unit is to be issued with respect to such Series or any Class within such Series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a Definitive Unit of such Series or Class will be credited to the account of the persons entitled thereto on such Distribution Date; (xv) if a temporary Global Security is to be issued with respect to such Series or Class, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Definitive Units of such Series or Class and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Definitive Units of such Series or Class; (xvi) if other than U.S. dollars, the Specified Currency applicable to the Units of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Depositor or a Unitholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election; (xvii) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Unitholders of such Series and each Class within such Series required with respect to certain actions by the Depositor, if any, or Trustee under the Trust Agreement or with respect to the applicable Trust; and (xviii) any other terms of such Series or Class within such Series of Units not inconsistent with the provisions of the Trust Agreement relating to such Series.

         Unless otherwise indicated in the applicable Prospectus Supplement, the Units of each Series (including any Class of Units not offered hereby) will be issued only as Registered Units in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars. The authorized denominations of Registered Units of a given Series or Class within such Series having a Specified Currency other than U.S. dollars will be set forth in the applicable Prospectus Supplement. The applicable Prospectus Supplement may provide that, where the purchaser of such Units has elected to pay in U.S. dollars, the U.S. dollar equivalent of the purchase price of Units having a Specified Currency other than U.S. dollars may be determined by the Exchange Rate Agent in its sole discretion.

         Registered Units may be transferred or exchanged for a like face amount of Units at the corporate trust office or agency of the Trustee in the City and State of New York, subject to the limitations provided in the applicable Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

         Bearer Units will be transferable by delivery. Provisions with respect to the exchange of Bearer Units will be described in the applicable Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, Registered Units may not be exchanged for Bearer Units.

         Morgan Stanley or an affiliate may at any time purchase Units at any price in the open market or otherwise. Any Units so purchased by Morgan Stanley or such affiliate may, at the discretion of Morgan Stanley, be held or resold.

Distributions

         In general, distributions allocable to principal, premium (if any) and interest on any Units will be made in the Specified Currency for such Units by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement. The Trustee shall remit to each holder of record on the relevant Record Date preceding any distributions, other than the final distribution, its portion of the payment on the Debt Securities promptly upon, and in any event, within one Business Day of receipt of such payment by the Trustee; provided, however, neither the Trustee nor the Depositor shall have any liability for any shortfall in such amount received from the Debt Security Issuer or any obligation to advance its funds to make any payment to any Unitholder. If the Specified Currency for Units is other than U.S. dollars, the Exchange Rate Agent may, at its discretion and upon request by the Unitholder in the manner set forth in the Prospectus Supplement, arrange to convert all payments in respect of any such Unit into U.S. dollars as described in the following paragraph. Any Unitholder which will receive payments in a Specified Currency other than U.S. dollars must provide appropriate wire transfer instructions to the Trustee for such Registered Units, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

         Unless the Prospectus Supplement sets forth additional terms as to the conversion of currencies, in the case of a Unit having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Unit will be determined by the Exchange Rate Agent in its sole discretion; provided, that the Exchange Rate Agent is not required to provide any such exchange rate. All currency exchange costs will be borne by the holders of such Units by deductions from such distributions. If no such bid quotations are available or if the Exchange Rate Agent elects not to provide any such quotations at any time in its sole discretion, such distributions will be made in such Specified Currency, except in the circumstances described under "Currency Risks".

         U.S. dollar distributions on Registered Units will be made by wire transfer of immediately available funds to the holder of record on the relevant Record Date (as specified in the applicable Prospectus Supplement) for such distribution, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Units not later than 15 calendar days prior to the applicable Distribution Date. The Prospectus Supplement may also provide for distributions to be made by check or against presentation of the Unit. In the case of Registered Units issued between a Record Date and the related Distribution Date, interest for the period beginning on the issue date for such Units and ending on the last day of the interest accrual period immediately prior to such Distribution Date will, unless otherwise specified in the Prospectus Supplement, be distributed on the next succeeding Distribution Date to the holders of the Registered Units on the related Record Date.

         Subject to the provisions described under "Limitations on Issuance of Bearer Units," and to applicable laws and regulations, payments in respect of interest or principal or premium on Bearer Units will be payable only upon surrender of applicable coupons, if any, or Units, respectively, and at such offices or agencies outside the United States as the Trustee may from time to time designate.

         Unless otherwise specified in the applicable Prospectus Supplement, "Business Day" with respect to any Unit means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York and in the city where the corporate trust office of the Trustee is located or (b) if the Specified Currency for such Unit is other than U.S. Dollars, the financial center of the country issuing such currency and (ii) if the Interest Rate for such Unit is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any Unit means any day on which dealings in deposits in the Specified Currency of such Unit are transacted in the London interbank market.

Interest on Units

         General. Each Class of Units (other than certain Classes of Strip Units) of a given Series may have a different Interest Rate as described below. In the case of Strip Units with no or, in certain cases, a nominal Unit Principal Balance, distributions of interest will be in an amount described in the related Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Units with no or, in certain cases, a nominal Unit Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Units herein or in a Prospectus Supplement does not indicate that such Units represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related Prospectus Supplement.

         Fixed Rate Units. Each Unit having a fixed Interest Rate (a "Fixed Rate Unit") will bear interest, on the outstanding Unit Principal Balance (or Notional Amount, if applicable) (as described below under "Principal of Units - General") thereof, from its original issue date, or from the last Distribution Date to which interest has been paid, at the fixed Interest Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for payment, (or in the case of Fixed Rate Units with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so provided under the terms of a related Swap Agreement or the terms of the Securities, the Interest Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Units by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest will be distributable in arrears on each Distribution Date with respect to such Fixed Rate Units.

         Floating Rate Units. As specified in the applicable Prospectus Supplement, each Unit having a variable Interest Rate (a "Floating Rate Unit") will bear interest, on the outstanding Unit Principal Balance (or Notional Amount, if applicable) thereof from its original issue date to the first Interest Reset Date (as defined below) at the initial Interest Rate set forth in the applicable Prospectus Supplement. Thereafter, the Interest Rate on such Series or Class for each Interest Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, except that if so provided under the terms of a related Swap Agreement or the terms of the Securities, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Units may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Units by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement may designate one or more of the following Base Rates as a reference for the calculation of payments under the related Swap Agreement, which will determine the interest rate to be payable on the Floating Rate Units: (i) LIBOR; (ii) the Commercial Paper Rate; (iii) the Treasury Rate; (iv) the Federal Funds Rate; (v) the CD Rate; or (vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) made with respect to a designated asset or pool of assets) as is set forth in such Prospectus Supplement and in such Floating Rate Unit. The "Index Maturity" for any Floating Rate Unit is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H. 15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

         If specified in the applicable Prospectus Supplement, a Series of Floating Rate Units may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement (a "Maximum Interest Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period (a "Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Units, the Interest Rate applicable to any Floating Rate Units will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

         If the Swap Agreement provides for all interest payments on the Securities to be paid to the Swap Counterparty, the Interest Rate applicable to the Units will be the equivalent floating rate applicable to payments received by the Trust under any related Swap Agreement (as determined by the Swap Calculation Agent). If the Prospectus Supplement specifies a Calculation Agent, the Calculation Agent shall calculate the Interest Rate applicable to the Units from time to time as specified in the Prospectus Supplement. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Units.

         The applicable Prospectus Supplement will state whether the Interest Rate on each Series of Floating Rate Units will be reset daily, weekly, monthly, quarterly, semiannually or annually or on another periodic basis (such period being the "Interest Period" for such issuance, and the first day of each Interest Period being an "Interest Reset Date"). The Interest Reset Dates with respect to a given Series of Floating Rate Units will be specified in the applicable Prospectus Supplement. If an Interest Reset Date for any Floating Rate Units would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day as specified in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Units will be the accrued interest from and including the original issue date thereof or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Interest Reset Date.

         With respect to a Floating Rate Unit, accrued interest shall be calculated by multiplying its Unit Principal Balance (or Notional Amount, if applicable) by the accrued interest factor of such Floating Rate Unit. Such accrued interest factor will be computed by adding the interest factors calculated for each day, in the period for which accrued interest is being calculated. Unless the Prospectus Supplement specifies a different period, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Interest Rate in effect on such day by 360, in the case of Floating Rate Units bearing interest on a Base Rate of LIBOR, the Commercial Paper Rate, the Federal Funds Rate or the CD Rate or by the actual number of days in the year, in the case of the Treasury Rate. For purposes of making the foregoing calculation, the Interest Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

         Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Interest Rate on a Floating Rate Unit will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Units will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

         Interest on any Series of Floating Rate Units will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

         LIBOR. For each Floating Rate Unit for which LIBOR is the Base Rate and LIBOR is indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Period will be determined by the Calculation Agent for any LIBOR Unit as follows:

                  (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Period (a "LIBOR Determination Date"), the Calculation Agent for such Unit will determine (a) if "Reuters" is specified in the applicable Prospectus Supplement, the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity which appear on the Reuters Screen LIBOR Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date if at least two such offered rates appear on the Reuters Screen LIBOR Page ("LIBOR Reuters"), or (b) if "Telerate" is specified in the applicable Prospectus Supplement, the rate for deposits in U.S. dollars for the period of the Index Maturity that appears on the Telerate Page 3750 at approximately 11:00 a.m., London time, on such LIBOR Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Prospectus Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Determination Date will be determined as described in (ii) below.

                  (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date or no rate appears on Telerate Page 3750, the Calculation Agent for such Unit will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1 million that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such Unit at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1 million that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Period will be the same as LIBOR for the immediately preceding Interest Period (or, if there was no such Interest Period, the Initial Interest Rate).

         If LIBOR with respect to any Unit is indexed to the offered rates for deposits in a currency other than U.S. dollars, or the method for determining dollar LIBOR varies from that described above, the applicable Prospectus Supplement will set forth the method for determining such rate.

         Commercial Paper Rate. For each Floating Rate Unit bearing interest on a Base Rate equal to the Commercial Paper Rate the "Commercial Paper Rate" for each Interest Period will be determined by the Calculation Agent for such Unit as of the second Business Day prior to the Interest Reset Date for such Interest Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Unit for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Period (or, if there was no such Interest Period, the Initial Interest Rate).

         "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                      Money Market Yield  D X 360 X 100
                                          -------------
                                           360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

         The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable interest Reset Date.

         Treasury Rate. For each Floating Rate Unit bearing interest on a Base Rate equal to the Treasury Rate, the "Treasury Rate" for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Units-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Period shall be calculated by the Calculation Agent for such Unit and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Period will be the same as the Treasury Rate for the immediately preceding Interest Period (or, if there was no such Interest Period, the Initial Interest Rate).

         The "Treasury Rate Determination Date" for each Interest Period will be the day of the week in which the Interest Reset Date for such Interest Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Period commencing in the next succeeding week. Unless otherwise provided in the Prospectus Supplement, if an auction date will fall on any day that would otherwise be an Interest Reset Date, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

         The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

         Federal Funds Rate. For each Floating Rate Unit bearing interest on a Base Rate equal to the Federal Funds Rate, the "Federal Funds Rate" for each Interest Period shall be the effective rate on the Interest Reset Date for such Interest Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Period (or, if there was no such Interest Period, the initial Interest Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Unit for which the applicable Federal Funds Rate resets daily, the Interest Rate on such Unit for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Unit on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

         The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

         CD Rate. For each Floating Rate Unit that bears interest on a Base Rate equal to the CD Rate, the "CD Rate" for each Interest Period will be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Period will be calculated by the Calculation Agent for such Unit and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Unit for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination specified in the related Prospectus Supplement which shall in no event be less than $100,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Period will be the same as the CD Rate for the immediately preceding Interest Period (or, if there was no such Interest Period, the initial Interest
Rate).

         The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the Applicable Interest Reset Date.

         If any of the Commercial Paper Rate, Treasury Rate, Federal Funds Rate or CD Rate is the applicable Base Rate and is not to be determined as set forth above, the Prospectus Supplement will describe the method for determining such rate.

Principal of Units

         General. Unless the Prospectus Supplement specifies a Notional Amount or other reference amount for a Unit, each Unit will have a "Unit Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal from the related Securities.

         The outstanding Unit Principal Balance of a Unit will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on the Trust Property allocated thereto. Unless the related Prospectus Supplement provides otherwise, the initial aggregate Unit Principal Balance of all Classes of Units of a Series will equal the outstanding aggregate principal balance of the related Trust Property as of the applicable Cut-off Date. The initial aggregate Unit Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal of any Class of Units will be made on a pro rata basis among all the Units of such Class. Strip Units with no Unit Principal Balance will not receive distributions of principal.

         Index-Linked Units. From time to time, the Trust may offer a Series of Units ("Index-Linked Units"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest amounts with respect to which are determined by reference to (i) the rate of exchange between the Specified Currency for such Unit and the other currency (the "Indexed Currency") specified therein on specified dates; (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates;
(iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates; or
(iv) such other objective price or economic measure as is described in the related Prospectus Supplement. The manner of determining the Indexed Principal Amount of a Index-Linked Unit, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will generally be set forth under a related Swap Agreement and will be specified in the related Prospectus Supplement. Index-Linked Units will be issued only to the extent consistent with qualification of the Trust under Rule 3a-7, as applicable.

         Except as otherwise specified in the related Prospectus Supplement, interest on a Index-Linked Unit will be payable based on the amount designated in the related Prospectus Supplement as the "Face Amount" of such Index-Linked Unit. The related Prospectus Supplement will specify whether the principal amount of the related Index-Linked Unit that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Index-Linked Unit, the Indexed Principal Amount of such Index-Linked Unit at the time of redemption or repayment, or another amount described in such Prospectus Supplement.

Foreign Currency Units

         If the Specified Currency of any Unit is not U.S. dollars (a "Foreign Currency Unit"), certain provisions with respect thereto will be set forth in the related Prospectus Supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such Unit are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the Units.

Dual Currency Units

         Units may be issued as dual currency units ("Dual Currency Units"), in which case payments of principal and/or interest in respect of Dual Currency Units will be made in such currencies as specified in the related Prospectus Supplement. The exchange rates will be calculated upon such bases, as indicated in the Units and described in the related Prospectus Supplement. Other material terms and conditions relating to Dual Currency Units will be set forth in the Units and the related Prospectus Supplement.

Call Rights

         If one or more specified persons has the right to purchase all or a portion of the Units of any given Series when the outstanding Unit Principal Balance is greater than 25% of the initial Unit Principal Balance, the applicable Prospectus Supplement will designate such Series as a "Callable Series". The terms upon which any such specified person or entity may exercise its right to purchase all or a portion of the Units of a Series will be specified in the related Prospectus Supplement. Such terms may relate to, but are not limited to, the following:

                  (a) a minimum Unit Principal Balance with respect to each Unit being purchased;

                  (b) a requirement that the Unit Principal Balance of each Unit being purchased be an integral multiple of an amount specified in the Prospectus Supplement;

                  (c) specified dates during which such a purchase may be effected (each, a "Call Date"); and

                  (d) the price at which such a purchase may be effected (the "Call Price"). The Call Price will be at least 100% of the then outstanding Unit Principal Balance.

         After receiving notice of the exercise of such a call right, the Trustee will provide notice thereof as specified in the applicable Prospectus Supplement. Upon the satisfaction of any applicable conditions to the exercise of such right to purchase of the Units described in such Prospectus Supplement, each Unitholder of a Unit that has been called will be entitled to receive a distribution of a pro rata share of the Call Price paid in connection with such exercise, in the manner and to the extent described in such Prospectus Supplement.

Optional Exchange

         If a holder may exchange Units of any given Series for a pro rata portion of the Trust Property (an "Exchangeable Series") the terms upon which a holder may exchange Units of any Exchangeable Series for a pro rata portion of the Trust Property of the related Trust will be specified in the related Prospectus Supplement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Depositor's and such Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7, as applicable. Such terms may relate to, but are not limited to, the following:

                  (i) a requirement that the exchanging holder tender to the Trustee Units of each Class within such Exchangeable Series;

                  (ii) a minimum Unit Principal Balance or Notional Amount, as applicable, with respect to each Unit being tendered for exchange;

                  (iii) a requirement that the Unit Principal Balance or Notional Amount, as applicable, of each Unit tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

                  (iv) specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

                  (v) limitations on the right of an exchanging holder to receive any benefit upon exchange from any Credit Support or other non-Securities deposited in the applicable Trust;

                  (vi) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses as set forth in the applicable Prospectus Supplement; and

                  (vii) a requirement that the exchanging holder obtain the consent of any Swap Counterparty to such exchange and tender to the Swap Counterparty a termination payment in respect of termination of any portion of the Swap Agreement corresponding to the portion of the Securities to be distributed by the Trustee.

         If the Prospectus Supplement states that "Depositor Optional Exchange" is applicable to the Units of a given Series, any Units held by the Depositor or its affiliates from time to time will be subject to optional exchange by the Depositor or such affiliates, but not by other Unitholders, for a pro rata portion of the Trust Property of the related Trust, subject to one or more of the conditions set forth above as described in the Prospectus Supplement, to the above limitations under Rule 3a-7 and to such other conditions as may be specified in the Prospectus Supplement.

         Unless the Securities distributable to the holders of the Units upon an Optional Exchange have been registered concurrently with the Units and the exchange otherwise satisfies the registration requirements of the Securities Act, no Optional Exchange will be provided for except where such Optional Exchange is eligible for the exemption from registration set forth in Section 4(1) of the Securities Act.

         Unless additional or different terms for an Optional Exchange are set forth in the related Prospectus Supplement, in order for a Unit of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Unitholder, the Trustee for such Unit must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Unit with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed or (ii) in the case of Registered Units, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Unit, the Unit Principal Balance or Notional Amount of such Registered Unit to be exchanged, the certificate number or a description of the tenor and terms of such Registration Unit, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Unit to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Unit duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Unit and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Unit by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Unit for less than the entire Unit Principal Balance of such Unit provided that the Unit Principal Balance or Notional Amount, as applicable, of such Unit remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Unit shall be canceled and a new Unit or Units for the remaining Unit Principal Balance thereof shall be issued (which, in the case of any Registered Unit, shall be in the name of the holder of such exchanged Unit).

         Upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Trust Property, as described in such Prospectus Supplement, the applicable Unitholder will be entitled to receive a distribution of a pro rata share of the Trust Property related to the Exchangeable Series (and Class within such Exchangeable Series) of the Unit being exchanged, in the manner and to the extent described in such Prospectus Supplement. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Unitholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Unitholder, such pro rata share of the Trust Property, in which event the Unitholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

         Prior to any optional exchange, only the Trustee is a holder of the Securities and only the Trustee will have the ability to enforce the obligations of the Security Issuer under the Securities. After an optional exchange, the Unitholders will be holders of the Securities and can enforce such obligations directly.

Ratings of Units

         At the time of issue, the Units of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies (a "Rating Agency"). Unless an additional basis for such rating is described in the Prospectus Supplement, the rating of any Series or Class of Units will be based primarily on the related Trust Property and the relative priorities of the Unitholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Trust Property. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. Any Class or Classes of a given Series of Units may not be offered pursuant to this Prospectus, in which case such Class or Classes will not necessarily be rated in an investment grade category by a Rating Agency.

         In general, a credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. The rating also does not comment as to market price or suitability for a particular investor. In addition, any credit rating will be limited in scope to its terms. Prospective purchasers of Units are urged to review in its entirety any disclosure relating to any rating of such Units that is contained in the applicable Prospectus Supplement, including the text of any such rating letter or letters, if provided.

Form

         Subject to the "Limitations on Issuance of Bearer Units" set forth herein, each Series and Class of Units may be issued in fully registered form without interest coupons ("Registered Units") or, in bearer form with or without coupons attached ("Bearer Units"), as one or more global securities in registered or bearer form (each a "Global Security") or as individual securities in definitive form with or without coupons ("Definitive Units"). Registered Units will be transferable on the records of the Unit Register (as defined below) maintained by the Trustee. All Units of a given Series (or, if more than one Class exists, any given Class within that Series) other than Definitive Units will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, DTC (only for Registered Units denominated and payable in U.S. dollars), Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), Cedelbank, S.A. ("CEDEL"), or another entity specified in the Prospectus Supplement (any of the foregoing a "Depositary"). Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Global Securities representing Registered Units will be registered in the name of a nominee of the Depositary, and will clear and settle in book-entry form ("Book-Entry Units") only through the facilities of one or more Depositaries. Unless and until it is exchanged in whole or in part for the individual Units represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

         With respect to each Series of Registered Units, the Trustee will maintain a register (the "Unit Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Units of each Series and the registration of transfers of such Units. No service charge will be payable with respect to any transfer of Units, but the Trustee may require payment of a sum sufficient to cover any tax or government charge that may be imposed in connection with any such transfer.

         During such time as the Units are represented by a Global Security, the Depositary's nominee will be the Unitholder of such Unit and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular Unit, the beneficial owner of such Unit must instruct the broker or other direct or indirect participant through which it holds an interest in such Unit to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Unit in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners of the Units will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual Units represented by such Global Security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Units, or, if such Units are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

         So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Unitholder of the individual Units represented by such Global Security for all purposes under the Trust Agreement governing such Units. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Units represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Units and will not be considered the Unitholder thereof under the Trust Agreement governing such Units. Because the Depositary can only act on behalf of its participants, the ability of a holder of any Unit to pledge that Unit to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Unit, may be limited due to the lack of a physical certificate for such Unit.

         Subject to the restrictions discussed under "Limitations on Issuance of Bearer Units" below, distributions of principal of (and premium, if any) and any interest on individual Units represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Unitholder of such Global Security. None of the Depositor, the Trustee for such Units, any paying agent or the Unit registrar for such Units will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests. The Depositor expects that the Depositary for Units of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Units, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Depositor also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Units".

         If the Depositary for Units of a given Class of any Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Depositor within thirty days, the Trust will issue individual Definitive Units in exchange for the Global Security or Securities representing such Units. In addition, the Depositor may at any time and in its sole discretion determine not to have any Units of a given Class represented by one or more Global Securities and, in such event, will issue individual Definitive Units of such Class in exchange for the Global Security or Securities representing such Units. Further, if the Prospectus Supplement so specifies with respect to the Units of a given Class, an owner of a beneficial interest in a Global Security representing Units of such Class may, on terms acceptable to the Depositor and the Depositary of such Global Security, receive individual Definitive Units in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Units of the Class represented by such Global Security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have such Definitive Units registered in its name (if the Units of such Class are issuable as Registered Units). Individual Definitive Units of such Class so issued will be issued (a) as Registered Units in denominations, unless otherwise specified by the Depositor or in the related Prospectus Supplement, of $1,000 and integral multiples thereof if the Units of such Class are issuable as Registered Units,
(b) as Bearer Units in the denomination or denominations specified by the Depositor or as specified in the related Prospectus Supplement if the Units of such Class are issuable as Bearer Units or (c) as either Registered or Bearer Units, if the Units of such Class are issuable in either form. See "Limitations on Issuance of Bearer Units" below for a description of certain restrictions on the issuance of individual Bearer Units in exchange for beneficial interests in a Global Security.

         The applicable Prospectus Supplement will set forth any specific terms of the depositary arrangement with respect to any Class or Series of Units being offered thereby to the extent not set forth or different from the description set forth above.

Voting of Securities; Modification of Security Agreements

         Within five Business Days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents by, owners of any of the Securities, the Trustee will give notice to the Unitholders, setting forth (i) such information as is contained in such notice to owners of Securities, (ii) a statement that the Unitholders will be entitled, subject to any applicable provision of law and any applicable provisions of such Securities, to instruct the Trustee as to the exercise of voting rights, if any, pertaining to such Securities and (iii) a statement as to the manner in which instructions may be given to the Trustee to give a discretionary proxy to a person designated in the notice received by the Trustee. The Trustee will give such notice to the Unitholders of record on the relevant record date.

         Unless a different allocation of voting rights is described in the Prospectus Supplement, the voting rights allocable to the owners of the Securities pursuant to the terms thereof will be allocated among the Unitholders pro rata, in the proportion that the denomination of each Unit bears to the aggregate denomination of all Units; and upon the written request of the applicable Unitholder, received on or before the date established by the Trustee for such purpose, the Trustee will endeavor, insofar as practicable and permitted under any applicable provision of law and any applicable provision of or governing the Securities, to vote in accordance with any nondiscretionary instruction set forth in such written request, provided that the Trustee will not vote except as specifically authorized and directed in written instructions from the applicable Unitholder entitled to give such instructions. Notwithstanding the foregoing, the Trustee must reject any vote to (i) alter the currency, amount or timing of payment of, or the method or rate of accruing, principal or interest on the Securities underlying the Units held by such Unitholder or (ii) consent to any redemption or prepayment of the Securities underlying the Units held by such Unitholder or (iii) consent to the issuance of new obligations in exchange or substitution for any Securities pursuant to a plan or refunding of the Securities or any other offer for the Securities; in each case unless the Trustee is directed by the affirmative vote of all Unitholders to accept such amendment or offer as the case may be; and provided, further, that the Trustee receives advice of nationally recognized independent tax counsel, designated by the Depositor, that such exercise of voting rights with respect to any Securities would not result in a "sale or other disposition" of such Securities within the meaning of Section 1001(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Trustee will not grant any consent (other than a unanimous consent) solicited from the owners of the Securities underlying the Units with respect to the foregoing matters in (i), (ii) and
(iii) above nor will it accept or take any action in respect of any consent, proxy or instructions received from any Unitholder in contravention of such provisions.

Early Distribution of Securities

         Unless specific terms for the continuation of the Trust Agreement are described in the applicable Prospectus Supplement, upon the occurrence of a Trust Wind-Up Event (as defined under "Description of Trust Agreements-Trust Wind-Up Events"), the applicable Trust Agreement and any related Swap Agreement will terminate, subject to payment of Swap Termination Payments, if any, and the Trustee shall deliver notice to each of the Unitholders of the occurrence of a Trust Wind-Up Event, the termination of such Swap Agreement (and payment of Swap Termination Payments, if any) and the termination of such Trust Agreement and related Trust, and such notice shall state that holders should surrender their Units to the Trustee or give, to the Trustee's reasonable satisfaction, appropriate indemnity or security in exchange for a portion of the Securities or cash if the Trust is liquidated, as specified in the applicable Trust Agreement. Such notice to the Unitholders shall also specify: (i) the cause of the Trust Wind-Up Event; (ii) the location and hours of the office or agency of the Trustee at which Units should be presented and surrendered; (iii) that each holder must supply transfer instructions in writing with respect to the related Securities; and (iv) any other information required to be set forth by such Trust Agreement, as set forth in the applicable Prospectus Supplement.

         Upon receipt by the Trustee of (i) appropriate transfer instructions in writing from a holder with respect to such Securities and (ii) such holder's Units, or appropriate and satisfactory indemnity or security, the Trustee shall promptly deliver to such holder its pro rata share of such Securities or cash in accordance with such transfer instructions by physical delivery or, if applicable, by causing the book-entry depositary for such Securities to credit such Securities to an account of such holder with such depositary or an account of a designated participant in such depositary.

         Unless the Prospectus Supplement describes specific terms for the continuation or assignment of the Swap Agreement in whole or in part upon the occurrence of the Trust Wind- Up Event, upon the occurrence of a Trust Wind-Up Event, any related Swap Agreement will terminate. Thereafter, the only distributions (other than the early distribution of the related Securities themselves) from the related Trust to which the holders of Units issued thereby will be entitled will be any payments on the Securities, if any, minus any Swap Termination Payment payable by the Trust to the Swap Counterparty or plus Swap Termination Payment payable by the Swap Counterparty, that are in each case received by the Trustee after the occurrence of the Trust Wind-Up Event, which the Trustee shall distribute to the Unitholders upon satisfaction of the conditions for transfer of Securities referred to above. No interest will accrue on, and no investments will be made with, any such funds awaiting distribution to Unitholders.

         Except for certain duties and reporting requirements set forth in the applicable Trust Agreement, the obligations of the Trustee thereunder will terminate upon the distribution to Unitholders of all amounts required to be so distributed pursuant to such Trust Agreement and the disposition of all related Securities held by such Trustee.

                         DESCRIPTION OF TRUST AGREEMENTS

General

         Each Trust Agreement will be entered into by the Depositor and the Trustee, and will incorporate the Standard Terms of Trust Agreements agreed between the Depositor and the Trustee and filed as an exhibit to the Registration Statement, as they may be amended from time to time. The Trust Agreement for each Series of Units will also set forth specific terms of the Trust for such Series depending upon the terms of the Units to be issued thereunder, the related Securities and any Swap Agreement. The following summary of certain terms and provisions of the Trust Agreement, which, together with the information set forth in the Prospectus Supplement, describes all material terms thereof, is subject to the detailed provisions of the form of Standard Terms of Trust Agreement filed as an exhibit to the Registration Statement. The specific provisions of each Trust Agreement, to the extent they materially differ from or are in addition to the summaries below, will be set forth in the applicable Prospectus Supplement.

Collections on Securities

         With respect to any Series of Units, the Trustee shall make reasonable efforts to collect all scheduled payments on the related Securities and other Trust Property provided that such procedures are consistent with the applicable Trust Agreement and that, except as otherwise expressly set forth in such Trust Agreement and in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

Trustee Compensation

         As compensation for and in payment of trust expenses related to its services under the Trust Agreement other than Extraordinary Trust Expenses, the Trustee will receive the Trustee Fees. The Prospectus Supplement will set forth the amount, source, manner and priority of payment with respect to such Trustee Fees.

Certain Matters Regarding the Trustee and the Depositor

         The Trust Agreement will provide that neither the Depositor nor any of its directors, officers, employees or agents will incur any liability to the related Trust or Unitholders for any action taken, or for refraining from taking any action, in good faith pursuant to such Trust Agreement or for errors in judgment; however, neither the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties under such Trust Agreement or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Agreement will provide that the Depositor will not be under any obligation to appear in, prosecute or defend any legal action related to its responsibilities under such Trust Agreement which in its opinion may involve it in any expense or liability. The Depositor may, however, in its discretion undertake any such action which it deems necessary or desirable with respect to such Trust Agreement and the rights and duties of the parties thereto and the interests of the Unitholders thereunder.

         The Trustee will undertake to perform only such duties as are specifically set forth in the related Trust Agreement. Unless the Trust Agreement specifies terms for payment of Trustee Fees from the Trust Property, the Depositor or one or more third parties will be responsible for payment of the Trustee Fees related to each Trust. The Depositor will also indemnify the Trustee for any other loss, liability or expense, other than Trustee Fees, incurred by the Trustee ("Extraordinary Trust Expenses") relating to the applicable Trust Agreement, Swap Agreement or Securities (other than any such loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under such Trust Agreement) up to the Maximum Reimbursable Amount in the aggregate. Unless the Prospectus Supplement specifies another source of payment, Extraordinary Trust Expenses not paid by the Depositor will be payable to the Trustee from Trust Property.

         The Trust Agreement provides that the Trustee may elect to perform some or all of its duties through a custodian or other administrative agent. Any particular provisions with respect to entities acting as a custodian or administrative agent of the Trustee will be described in a Prospectus Supplement.

         Prior to the date that is one year and one day after all distributions in respect of the Units have been made, neither the Trustee nor the Depositor will take any action or institute any proceeding against the other under the United States Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law ("Insolvency Law") applicable to either of them, now or hereafter in effect, or any action which would likely cause the other to be subject to, or seek the protection of, any such Insolvency Law.

Retained Interest

         The Prospectus Supplement for a Series of Units will specify whether there will be any Retained Interest in the Trust Property, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable Trust Agreement. A Retained Interest in the Trust Property represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Trust Property as received and, in general, will not become a part of the related Trust. Unless a different allocation is described in the Prospectus Supplement, any partial recovery of interest on the Trust Property, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to Unitholders on a pari passu basis.

Modification and Waiver

         The Trust Agreement for each Series of Units may be amended by the Depositor and the Trustee with respect to such Series, without notice to or consent of the Unitholders, for certain purposes including (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement;
(iii) to add or supplement any Credit Support for the benefit of any Unitholders (provided that if any such addition affects any Series or Class of Unitholders differently than any other Series or Class of Unitholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected Series or Class of Unitholders); (iv) to add to the covenants, restrictions or obligations of the Depositor, or the Trustee for the benefit of the Unitholders; (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Unit for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Units that such amendment will not cause such Rating Agency to qualify, reduce or withdraw the then current rating thereof; or (vi) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, the Trust Agreement may also be modified or amended from time to time by the Depositor, and the Trustee, with the consent of the holders of Units evidencing not less than the "Required Percentage--Amendment" (as defined in the Prospectus Supplement) of the Voting Rights of those Units that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Unitholders; provided, however, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the "Required Percentage--Amendment" specified in the related series supplement to the Trust Agreement shall include an additional specified percentage of the Units of such Series or Class.

         The applicable Prospectus Supplement will set forth the extent to which any modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing, currency or amounts of distributions or payments which are required to be made on any Unit without the consent of the holder of such Unit or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Units covered by the Trust Agreement then outstanding.

         Holders of Units evidencing not less than the "Required Percentage--Waiver" (as defined in the Prospectus Supplement) of the Voting Rights of a given Series may, on behalf of all Unitholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Depositor or the Trustee, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Units of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Unit and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Unit affected thereby.

         Any terms relating to modification or waiver of the Trust Agreement for a particular Series in addition to or that differ from the foregoing will be set forth in the applicable Prospectus Supplement.

Reports to Unitholders

         On each Distribution Date the Trustee will forward or cause to be forwarded to each such Unitholder, to the Depositor and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

                  (i) the amount of such distribution to Unitholders allocable to principal of or interest or premium, if any, on the Units;

                  (ii) the Interest Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus Supplement;

                  (iii) the aggregate stated principal amount of the related Securities as of the Distribution Date and the interest rate applicable to such Securities for the accrual period therefor next beginning;

                  (iv) the amount received by the Trustee on the related Securities for the accrual period therefor last ended;

                  (v) the amounts of and recipients of any payments under any Swap Agreement for the accrual period for the Swap Agreement last ended;

                  (vi) if feasible, the new Swap Rate applicable to the accrual period for any Swap Agreement next beginning;

                  (vii) the aggregate Unit Principal Balance (or Notional Amount, if applicable) at the close of business on such Distribution Date;

                  (viii) with respect to any Trust having Trust Property which includes Credit Support, the available amount of each element of Credit Support; and

                  (ix) any additional information relevant to the Unitholders as specified in the applicable Prospectus Supplement or in the applicable Trust Agreement.

         The Prospectus Supplement may specify that certain of the information set forth above will not be furnished with respect to a particular Series.

         In the case of information furnished pursuant to clause (i) above, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Units or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Trustee, as provided in the related Prospectus Supplement, will furnish to each person who at any time during the calendar year was a Unitholder, a statement containing the information set forth in clause (i) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Unitholder and containing such information as is sufficient to enable Unitholders to calculate their United States federal income tax liability with respect to Units. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

Evidence as to Compliance

         If so specified in the applicable Prospectus Supplement, the Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Trust Property during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related original issue date with respect to such Units) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

         The Trust Agreement may also provide for delivery to the Depositor and the Trustee on behalf of the Unitholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Units.

         Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Unitholders without charge upon written request to the Trustee at the address set forth in the related Prospectus Supplement.

Notices

         The Trustee will notify the Unitholders of all notices and communications it receives from the Security Issuer, including notice of any call of the Securities by the Security Issuer. The Trustee will also notify the Unitholders of any call of the Securities by a Swap Counterparty under the terms of a Swap Agreement. Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Registered Unit will be given by facsimile to such number as may be provided to the Trustee or be mailed to the last address of such holder set forth in the applicable Unit Register. Any notice so mailed within the time prescribed in the Trust Agreement shall be conclusively presumed to have been given when mailed, whether or not the Unitholder receives such notice. Notices given by facsimile will be effective upon confirmation (including electronic confirmation) of effective transmission. In the case of Registered Units in global form, the Depositary will be the sole direct recipient of notices. See "Description of the Units -- Form".

         Notice shall be sufficiently given to holders of Bearer Units if (i) published in an Authorized Newspaper (defined in the Trust Agreement to mean a leading daily newspaper of general circulation) in such city or cities as may be specified in such Units on a Business Day and (ii) in the case of a Global Security, if also delivered to Euroclear or CEDEL, as applicable for communication by them to the persons shown in their respective records as having interests therein. In case by reason of suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Units as provided above, then such notification to Holders of Bearer Units shall be published as provided above in an Authorized Newspaper of general circulation in Europe or, if such publication shall also be impracticable, such notification shall be given in such manner as shall be approved by the Trustee and the Depositor.

Replacement Units

         In the event a Unit is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the Trustee in the City and State of New York upon payment by the holder of such expenses as may be incurred by the Trustee in connection therewith and the furnishing of such evidence and indemnity as the Trustee may require. Mutilated Units must be surrendered before new Units will be issued unless the Depositor and the Trustee receive, to their satisfaction, such security or indemnity as they may require to save each of them harmless.

Trust Wind-Up Events

         A Trust Wind-Up Event under the related Trust Agreement is defined as the occurrence of (i) any Swap Default arising from any action taken or failure to act, by the Swap Counterparty, if applicable; (ii) one or more Security Defaults where either (a) a Security Default has occurred with respect to all Securities held by the Trust or (b) a Termination Event results under the Swap Agreement with respect to which all Transactions are "Affected Transactions" (as defined in the Swap Agreement); (iii) any Termination Event under the Swap Agreement with respect to which the Swap Counterparty shall be the sole "Affected Party" (as defined in the Swap Agreement) and all Transactions are Affected Transactions; provided that at the time of such occurrence no Swap Termination Payment would be payable by the Trust to the Swap Counterparty upon designation of an Early Termination Date by the Trust; (iv) the designation of an Early Termination Date by the Swap Counterparty under a related Swap Agreement (other than with respect to the termination of fewer than all Transactions entered into under the Swap Agreement); (v) the designation by the Depositor, if the Depositor owns 100% of the Unit Principal Balance, of a "Special Depositor Wind-Up Event"; (vi) in the circumstances described in the following paragraph; (vii) any Excess Expense Event (as defined below); or
(viii) any other Trust Wind-Up Event set forth in the Prospectus Supplement. See "Description of Swap Agreements - Defaults Under Swap Agreements" and "- Termination Events". The Prospectus Supplement will specify whether any of the foregoing will not apply to the Trust Agreement for a particular Series. Unless the Prospectus Supplement sets forth terms for the continuation of the Trust Agreement in whole or in part following a Trust Wind-Up Event, upon the occurrence of a Trust Wind-Up Event, such Trust Agreement and the related Swap Agreement will terminate, and the Trustee, through the Selling Agent, will sell some or all of the Securities to fund the payment of applicable Swap Termination Payments, if any, and hold all related Securities and any proceeds thereof until the satisfaction of certain conditions, at which time the Trustee will distribute such Securities to the Unitholders. See "Description of Units - Early Distribution of Securities".

         If any Security Issuer of a Concentrated Security ceases to be an Eligible Issuer, or if any Security Issuer is no longer an Eligible Issuer and is no longer a Reporting Issuer, and no additional means of providing current information regarding the related Security Issuer is described in the Prospectus Supplement; the related Security will be considered a "Disqualified Security." If with respect to any Transaction (i) the Swap Counterparty ceases to be an Eligible Issuer and no means of replacing such Swap Counterparty or otherwise satisfying the Depositor's reporting obligations under the Exchange Act regarding such Transaction is described in the Prospectus Supplement; (ii) whether or not the related Swap Counterparty was initially an Eligible Issuer, it becomes impossible or impractical for the Depositor to satisfy its reporting obligations under the Exchange Act regarding such Transaction; or (iii) such Transaction is a credit swap transaction with respect to which the Deliverable Obligation has become a Disqualified Security; such Transaction will be considered a "Disqualified Transaction" ." Upon any Security becoming a Disqualified Security, (i) a Termination Event shall occur with respect to any Transaction related to such Disqualified Security under any related Swap Agreement and the Trust shall be required to sell Securities to the extent necessary to pay any related Swap Termination Payment; (ii) the remaining Disqualified Securities shall be distributed pro rata to the Unitholders; and
(iii) a Trust Wind-Up Event shall occur if (A) the Trust holds only Disqualified Securities and no other Trust Property or (B) if so provided in the Prospectus Supplement. Upon any Transaction becoming a Disqualified Transaction, (i) a Termination Event will occur with respect to such Disqualified Transaction and the Trust shall terminate the Disqualified Transaction and sell the related Securities (and if necessary other Securities) to the extent necessary to pay any related Swap Termination Payment; (ii) any remaining Securities related to such Disqualified Transaction shall be distributed pro rata to the Unitholders; and (iii) a Trust Wind-Up Event shall occur if (A) the Trust holds no Trust Property other than Securities having related Transactions which are Disqualified Transactions or (B) if so provided in the Prospectus Supplement. If any Credit Support Provider ceases to be an Eligible Issuer and no means of replacing such Credit Support Provider or otherwise satisfying the Depositor's reporting obligations under the Exchange Act regarding the related Credit Support is described in the Prospectus Supplement; or if, whether or not the Credit Support Provider was initially an Eligible Issuer, it becomes impossible or impractical for the Depositor to satisfy its reporting obligations under the Exchange Act regarding the related Credit Support, such Credit Support will be considered "Disqualified Credit Support" ". Upon any Credit Support becoming Disqualified Credit Support, (i) the Trust shall terminate such Credit Support;
(ii) any proceeds of such termination shall be distributed pro rata to the Unitholders; and (iii) a Trust Wind-Up Event shall occur if so provided in the Prospectus Supplement. For purposes of the foregoing, a Security Issuer, Swap Counterparty or Credit Support Provider which is fully guaranteed by a guarantor who is an Eligible Issuer will be considered an Eligible Issuer.

         The Trustee will give notice as promptly as possible to the Unitholders, in accordance with the terms of the Trust Agreement, of any Trust Wind-Up Event or Termination Event. However, the Trustee will not be responsible for giving notice of a Trust Wind-Up Event unless and until (i) the Trustee fails to receive amounts due on the Securities or under a Swap Agreement when due and such payment is not received within any applicable grace period, (ii) receipt by the Trustee of notice from a Swap Counterparty of the occurrence of a Swap Default or Termination Event or upon actual knowledge of a Swap Default or Termination Event by an officer of the Trustee assigned to its Corporate Trust Department or (iii) receipt of notice of an event constituting a Security Default.

         Under each Trust Agreement, an "Excess Expense Event" will occur if the Trustee has incurred Extraordinary Trust Expenses in an aggregate amount exceeding the Trigger Amount specified in the applicable Prospectus Supplement, and either any Swap Counterparty has not agreed, or the holders of Units issued under such Trust Agreement have not unanimously agreed, to provide adequate assurance of indemnity to the Trustee within seven calendar days after notice, as described in the next sentence. Under the terms of such Trust Agreement, the Trustee will be required to provide notice to any Swap Counterparty and each Unitholder promptly upon the incurrence by the Trustee of Extraordinary Trust Expenses in an aggregate amount in excess of the Trigger Amount, stating that an Excess Expense Event will occur on the seventh calendar day following the provision of such notice unless prior to such day the Unitholders unanimously agree (or any Swap Counterparty agrees) to indemnify the Trustee for future Extraordinary Trust Expenses (and Extraordinary Trust Expenses that have already been incurred at the time of the agreement to indemnify) that exceed the Maximum Reimbursable Amount specified in the applicable Prospectus Supplement, to the reasonable satisfaction of the Trustee. Following such an agreement to indemnify, upon the incurrence by the Trustee of aggregate Extraordinary Trust Expense greater than the Maximum Reimbursable Amount, an Excess Expense Event will occur unless either (i) any Swap Counterparty agrees or (ii) the holders of the Units unanimously agree, to provide further adequate assurance of indemnity to the Trustee within seven calendar days after notice, as described in the preceding sentence.

         If so specified in the Prospectus Supplement, in connection with early termination of a Swap Agreement or one or more Transactions thereunder, other than as a result of Security Default, the claim of the Swap Counterparty against the Securities (or proceeds thereof arising from sale thereof) and any other Trust Property will be limited to a claim pro rata with that of the Unitholders according to the amount of the Swap Termination Payment otherwise payable to the Swap Counterparty and the Unitholders' aggregate Unit Principal Balance plus accrued interest.

Termination

         Unless a Trust is terminated early upon the occurrence of a Trust Wind-Up Event, the obligations created by the related Trust Agreement (other than the obligations of the Trustee to provide reports and certain other information under such Trust Agreement) will terminate (after payment of Extraordinary Trust Expenses, if any, and any amount due under the Swap Agreement and upon distribution of Securities and the payment to the holders of Units issued thereunder of all amounts required to be paid under the terms of such Trust Agreement and such Units) following the final scheduled Distribution Date. Written notice of such termination will be provided as set forth above under "Reports to Unitholders; Notices", and the final distribution on such Units will be made only upon surrender and cancellation of such Units at an office or agency of the Trustee.

Sale of Securities; Secured Party Rights

         Immediately upon receipt of notice from the Swap Counterparty that the Trust will be obligated to pay a Swap Termination Payment or upon other notice from the Trustee that the Trust is required to sell Securities, the Selling Agent (unless it declines to act as Selling Agent as described below) will undertake to sell Securities on behalf of the Trust, unless and until the Selling Agent receives notice from the Trustee of an exercise by the Unitholders of their rights to tender the amount of any related Swap Termination Payment as set forth below. The timing, price and other terms of any sale conducted by the Selling Agent shall be determined by the Selling Agent in its sole discretion, but all such sales shall be completed within 30 days or such longer period of time as may be reasonable with respect to particular Securities. Where a Security Default has occurred or a Security has become a Disqualified Security and such event does not result in termination of the Trust, sales shall be limited to the Securities affected by such event, except where the proceeds from the affected Securities are insufficient to make payment of the Swap Termination Payment.

         In connection with any Swap Termination Payment payable by the Trust, the Unitholders may, acting unanimously, deliver to the Trustee the amount of such outstanding Swap Termination Payment (together with, in the case of a Trust Wind-Up Event, any Extraordinary Trust Expenses in excess of the Maximum Reimbursable Amount payable to the Trustee) and a written instruction to discontinue sale of the Securities. If the Selling Agent receives notice from the Trustee of the exercise by the Unitholders of their rights under the foregoing provision, the Selling Agent shall promptly discontinue sales of the related Securities (but the Selling Agent and the Trustee shall complete the settlement of any sale already agreed).

         The Selling Agent is an agent of the Trustee only and shall have no fiduciary or other duties to the Unitholders, nor shall the Selling Agent have any liability to the Trust in the absence of the Selling Agent's bad faith or wilful default. The Selling Agent shall be permitted to sell Securities to Affiliates of the Selling Agent. The Selling Agent may elect not to act as Selling Agent with respect to some or all of the Securities by oral or written notice to that effect to the Trustee, and may resign at any time.

         In addition to the provisions of the Trust Agreement with respect to the Selling Agent, upon any failure of the Trust to make any payment when due under the Swap Agreement, the Swap Counterparty shall have the right to take all action and to pursue all remedies with respect to such property that a secured party is permitted to take with respect to collateral under the UCC, including the right to require the Trustee promptly to sell all or any portion of the Securities in the open market or, if the Swap Counterparty elects, to sell the Securities to the Swap Counterparty for its fair value as determined in good faith by the Swap Counterparty. In either case, the proceeds of sale shall be applied to any amounts owed to the Swap Counterparty.

         The Trust Agreement will provide that the Unitholders will have no liability as sellers of the Trust Property in connection with any sale of Trust Property by the Trustee or the Selling Agent.

Trustee

         The Trustee shall at all times be a corporation which is not an affiliate of the Depositor (but may have normal banking relationships with the Depositor or any obligor with respect to the Securities with respect to any Series of Units and their respective affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority, the long-term debt obligations of which are rated in one of the four highest categories assigned to long-term debt obligations by each of the Rating Agencies, and shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended (the "TIA") and Section (a)(4)(i) of Rule 3a-7 (any such Trustee, an "Eligible Trustee"). Unless another Trustee is identified in the Prospectus Supplement, the Trustee for each Trust initially will be Chase Bank of Texas, National Association. The Trustee may at any time resign and be discharged from the Trust by giving written notice thereof to the Depositor, the Swap Counterparty, and the Unitholders, subject to a successor trustee which is an Eligible Trustee having been appointed by the Depositor and accepted such appointment. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee for the Units.

         The Trust Agreement and the provisions of the TIA incorporated by reference therein, contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Trust, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions with the Trust; provided, however, that if it acquires any "conflicting interest" (as defined in the TIA) it must eliminate such conflict or resign.

Governing Law

         The Units, the Trust Agreement and any Swap Agreement will be governed by the laws of the State of New York. The Trust Agreement will be subject to the provisions of the TIA that are required to be part of the Trust Agreement and will, to the extent applicable, be governed by such provisions.

         The federal and state courts in the Borough of Manhattan in the City of New York shall have non-exclusive jurisdiction in respect of any action arising out of or relating to the Units, the Trust Agreement or any Swap Agreement.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

         The discussion under the heading "U.S. Federal Income Tax Consequences" herein and in the applicable Prospectus Supplement discusses and represents the opinion of Cleary, Gottlieb, Steen & Hamilton pertaining to the material federal income tax consequences of the purchase, ownership and disposition of Units by a Unitholder who acquires its Units on the date on which the net proceeds of an offering of the Units of a particular Series are received by the Depositor (the "Closing Date"). The discussion is based on interpretations of law, regulations, rulings and decisions currently in effect, all of which are subject to change. Any such change may be applied retroactively, and may adversely affect the federal income tax consequences described herein. Except where otherwise noted, the discussion below is addressed to Unitholders that are domestic corporations or are otherwise subject to federal income taxation on a net income basis, and that hold Units as capital assets. It does not discuss state, local, or foreign tax consequences, nor does it discuss the tax consequences that may be relevant to a Unitholder subject to special rules, including dealers in stocks, securities or notional principal contracts, traders in securities electing to mark to market, banks, savings and loan associations and similar financial institutions, taxpayers that hold Units as part of a "straddle" or "conversion transaction" for federal income tax purposes, or taxpayers whose functional currency is other than the U.S. dollar. It also does not discuss tax consequences for individuals or entities taxed like individuals.

         Units of a particular Series may have special features that produce tax consequences different from those described below. In cases where the related Prospectus Supplement contains additional tax information, prospective Unitholders should review such information together with this tax discussion.

         Prospective Unitholders should consult their tax advisors as to the federal tax consequences to them of acquiring, holding and disposing of Units, including, in particular, the application in their particular circumstances of the tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Trust

         Upon the issuance of each Series of Units, Cleary, Gottlieb, Steen & Hamilton, counsel to the Depositor, will provide to the Depositor on the Closing Date for such Series its opinion, based on the law at the time of issuance and assuming compliance by the Depositor and the Trustee for such Series with all of the provisions of the related Trust Agreement (and such other agreements and representations as may be referred to in such opinion) that the Trust will not be classified as a corporation or as an association taxable as a corporation for U.S. federal income tax purposes, will not be subject to federal income taxation and, in the alternative as specified in the opinion, for federal income tax purposes:

         (i) will be classified as a grantor trust;

         (ii) should be classified as a grantor trust;

         (iii) will be classified as a partnership; or

         (iv) will qualify to be a financial asset securitization investment trust ("FASIT"), as defined in section 860L of the Code.

         In every case in which the opinion states that the Trust will be classified as a partnership or FASIT, the applicable Prospectus Supplement will discuss the material federal income tax consequences of such classification. Where the opinion states that the Trust "should" be classified as a grantor trust, the applicable Prospectus Supplement, under "Risk Factors" and "U.S. Federal Income Tax Consequences", will describe the reasons for uncertainty as well as potential alternative characterizations of the Trust and the material consequences thereof.

         The remainder of this discussion assumes that the Trust will be a grantor trust for U.S. federal income tax purposes. Accordingly, the Trustee will report income, gain, loss and deductions to the Internal Revenue Service (the "IRS") in accordance with the grantor trust provisions of the Code. Under the U.S. federal income tax rules applicable to grantor trusts, a Unitholder will be treated as the owner of an undivided interest in the assets and income of the Trust and as having entered into any Swap Agreement, both to the extent of such Unitholder's proportionate interest in the Trust. The sale of a Unit will be considered a sale of a Unitholder's interest in the assets and income of the Trust and a termination of any Swap Agreement with respect to that Unitholder. In the case of an Exchangeable Series, a Unitholder's withdrawal of Securities representing the Unitholder's proportionate share of such assets of the Trust will not constitute a taxable event, but any termination of a Swap Agreement will be taxable. A Unitholder may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as such items could be deducted by the Unitholder if the Unitholder paid directly a pro rata portion of the amounts paid by the Trust.

         The Trustee shall in no event cause the Trust, and each holder of a Unit by its purchase thereof shall be deemed to have agreed not to make any election to cause the Trust, to be treated as a corporation for U.S. federal income tax purposes.

Treatment of the Securities and Swap Agreement as Integrated or Separate Transactions

         The tax treatment of the Securities and any Swap Agreement will depend on whether they are integrated into a single synthetic debt instrument or treated as separate financial instruments. If the Securities and Swap Agreement qualify for integration under Treasury regulations section 1.1275-6 (the "Integration Regulations") or section 1.988-5 (the "Foreign Currency Integration Regulations"), the Unitholder may elect, or the IRS may require, integrated treatment. If the transaction is integrated, the Unitholder will be required to take into account its pro rata share of the income from the synthetic debt instrument resulting from such integration. See "Tax Consequences of Integration," below.

         If integrated treatment is not available, a Unitholder will be required to take into account its pro rata share of the income from the Securities and any Swap Agreement as determined under the separate federal income tax rules applicable to those items. See "Tax Consequences of Separate Treatment," below. Integrated treatment will not be available for a Swap Agreement and related Securities underlying Dual Currency Units.

The discussion in the two preceding paragraphs assumes that the Securities are considered to be owned by the Trust for federal income tax purposes. In some circumstances, the Securities and Swap Agreement may be treated together as a loan to the Swap Counterparty. See "Tax Consequences of Separate
Treatment--Taxation of the Swap Agreement--Other Characterizations."

Tax Consequences of Integration

Integration of Securities and Swap Agreements that Do Not Hedge Currency Risk

         In general, under the Integration Regulations, a Security and a Swap Agreement that does not hedge currency risk may be integrated and treated as a single synthetic debt instrument if the combined cash flows are substantially equivalent to the cash flows on a fixed rate debt instrument or on a variable rate debt instrument that pays interest at a qualified rate or rates (as such terms are defined in applicable sections of the Code and Treasury regulations) and certain other requirements are satisfied, including the identification of the integrated economic transaction in the Unitholder's books and records on the date of purchase of the Units. The synthetic debt instrument may be denominated in U.S. dollars or another single currency. Certain Securities, such as pay-through bonds that are subject to prepayment out of principal received on other debt instruments or tax-exempt obligations, will not qualify for integration. The IRS generally may require integration where a Unitholder could have but did not make the appropriate identification and in certain other cases.

         The synthetic debt instrument created through integration generally will be subject to the tax rules that apply to conventional debt instruments, except that all stated interest on the instrument will be treated as original issue discount ("OID"), which a Unitholder must include in income as it accrues. See the discussion of OID and other income from a debt instrument under "Tax Consequences of Separate Treatment -- Taxation of Securities," below. The issue date of the synthetic debt instrument will be the date of purchase, and the term of the instrument will be the period from the issue date to the maturity date of the Securities. The issue price will be the adjusted issue price of the Securities as of the issue date of the synthetic debt instrument, decreased or increased by any payments of Swap Premium (as defined below under "Tax Consequences of Separate Treatment - Allocation of Basis and Sales Proceeds") by or to the Unitholder. The source and character of interest income from the synthetic debt instrument will be determined by reference to the source and character of income on the Securities. Income from the Securities and Swap Agreement underlying a synthetic debt instrument will be treated separately for purposes of the withholding tax rules. See "Foreign Unitholders," below.

Integration of Securities and Swap Agreements that Hedge Currency Risk

         If a Swap Agreement hedges currency risk, then integration of the Swap Agreement and Security may be available under the Foreign Currency Integration Regulations. The rules for such integration and for the treatment of the resulting synthetic debt instrument generally are similar to the rules described above for integration of Securities and Swap Agreements not hedging currency risk. One difference is that to qualify for integration, the combined cash flows on the Security and Swap Agreement must be substantially equivalent to the cash flows on a fixed-rate debt instrument. In addition, different types of debt instruments may qualify for integration under the Foreign Currency Integration Regulations. Other differences between the two sets of rules may be relevant for particular Securities and Swap Agreements.

         The issue price of the synthetic debt instrument is determined by translating the adjusted issue price of the Securities into the currency in which the synthetic debt instrument is denominated at the spot rate on the issue date. If the synthetic debt instrument is payable in U.S. dollars, Unitholders will not recognize any foreign exchange gain or loss (as defined below under "Foreign Currency Rules") with respect to the instrument.

Tax Consequences of Separate Treatment

         The discussion under this heading assumes that the integration rules described above do not apply, so that a Unitholder must take into account its pro rata share of the income from the Securities and the Swap Agreement, as determined under the separate tax rules applicable to those items.

Allocation of Basis and Sales Proceeds

         A Unitholder should be considered to have purchased its interest in the Securities for an amount equal to the cost of its Unit multiplied by a fraction, the numerator of which is the fair market value of the Securities and the denominator of which is the sum of the fair market value of the Securities and the fair market value of any Swap Agreement (which may be negative, zero or positive), in each case at the time of purchase. The Unitholder's initial tax basis in the Securities will equal such allocated purchase price. The Unitholder's tax basis in the Securities generally will be increased by any amounts included in income with respect thereto, and reduced by any payments thereon and any amortized premium with respect thereto.

         If the fair market value to the Trust of the Swap Agreement is not zero at the time of purchase of a Unit by a Unitholder, the Unitholder should be treated as having received or paid a premium with respect to the Swap Agreement ("Swap Premium"). If such fair market value is negative, a Swap Premium will be treated as paid to such Unitholder in an amount equal to the excess of the amount allocated to the Securities (determined as described above) over the cost of the Unit. If such fair market value is positive, a Swap Premium will be treated as paid by such Unitholder equal to the excess of the cost of the Unit over the amount allocated to the Securities.

         Upon a sale of a Unit, the same method would apply in allocating the amount realized by the selling Unitholder between the Securities and the Swap Agreement using fair market values at the time of sale. The amount allocated to the Swap Agreement would be considered a termination payment made to or by the Unitholder, depending on whether the amount is positive or negative as to the Trust.

         If the Trust holds, at the time of purchase of a Unit, cash or cash equivalents, then the cost of the Unit would first be reduced by the amount of such cash or cash equivalents allocated to the Unit before making the above allocation.

Taxation of Securities

         It is assumed for purposes of the following discussion that the Securities underlying the Units of each Series will constitute debt instruments in their entirety and that such Securities are not acquired by the Trust at their original issuance. If the Securities are denominated in a foreign currency, the rules for calculation of foreign exchange gains and losses discussed below under "Foreign Currency Rules" will also apply.

         Interest, Discount and Premium

         Stated Interest. A Unitholder will be required to include stated interest on Securities in gross income as ordinary interest income, in accordance with such Unitholder's method of accounting, to the extent such stated interest is qualified stated interest. Stated interest on a Security will be qualified stated interest, in very general terms, if such stated interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the Security at a single fixed rate of interest or, subject to certain conditions, under a single formula based on one or more interest indices. If stated interest is not qualified stated interest, it will be included in OID and a Unitholder will be required to take such discount into account in accordance with the rules described below.

         General OID Rules. OID is the amount by which a debt instrument's stated redemption price at maturity (as defined below) exceeds its issue price. Holders of debt instruments generally are required to include OID in ordinary gross income using a constant yield method, whether the holder uses the cash or accrual method of accounting. The amount of OID allocable to each accrual period is determined by multiplying the adjusted issue price (as defined below) of the debt instrument at the beginning of the accrual period by the yield to maturity of such debt instrument (appropriately adjusted to reflect the length of the accrual period). The yield to maturity of a debt instrument is the discount rate that causes the present value of all payments on the debt instrument as of its issue date to equal the issue price of such debt instrument. The adjusted issue price of a debt instrument equals its issue price plus prior accruals of OID, adjusted for prior payments of amounts included in the stated redemption price at maturity. The stated redemption price at maturity of a debt instrument equals the sum of all payments to be made thereunder other than payments of qualified stated interest. An accrual period is a period not longer than one year that generally ends on dates that are or correspond to payment dates.

         Securities Issued With OID. If a Security was initially issued with OID, a Unitholder will be required to treat as interest income its share of such discount, adjusted to reflect the Unitholder's actual purchase price allocated to such Security, as such discount accrues, without regard to the timing of receipt of the cash attributable to such income. In very general terms, if the purchase price allocated to such a Security exceeds its adjusted issue price but is less than the stated redemption price at maturity of such Security, a Unitholder will have acquired such Security with acquisition premium and such premium will offset and reduce a Unitholder's share of OID. If the purchase price allocated to such Security exceeds its stated redemption price at maturity, a Unitholder will not be required to include OID in income. The excess of the purchase price over the amount payable on maturity of the Security (exclusive of any portion of such excess attributable to a conversion feature) generally will be amortizable bond premium which, at the election of a Unitholder, may be offset against stated interest payments on such Security or in some cases deducted. If the purchase price allocated to such a Security is less than its adjusted issue price by more than a de minimis amount, a Unitholder will have acquired such Security with market discount (as defined in the Code), which the Unitholder will be required to accrue and include in income in accordance with special market discount rules, in addition to OID amounts. Those market discount rules generally require accrued market discount to be treated as interest income (1) as principal payments on a debt instrument are received (up to the amount of such payments), or (2) when a debt instrument is sold, up to the amount of gain recognized in the sale. Any de minimis discount generally is taken into income ratably as principal payments are received or the debt instrument is sold.

         Securities Issued Without OID. If a Security was initially issued without OID, a Unitholder will be required to take into account only stated interest payments on such Security, unless the purchase price allocated to such Security differs from the stated redemption price at maturity of such Security. If the purchase price allocated to a Security exceeds its amount payable on maturity, that excess amount (exclusive of any portion thereof attributable to a conversion feature) generally will be amortizable bond premium, which at the Unitholder's election, may be offset against stated interest payments on such Security or in some cases deducted. In general, if the purchase price allocated to a Security is less than its stated redemption price at maturity by more than a de minimis amount, a Unitholder will have acquired such Security with market discount. The tax treatment of market discount and de minimis discount are described in the immediately preceding paragraph.

         Special Election to Apply OID Rules. In lieu of the rules described above with respect to discount and premium, a Unitholder may elect to report all income on a Security under the principles of the OID rules, as if such Security were newly issued on the date of purchase of the Units by the Unitholder, the issue price of such Security equaled the purchase price allocated thereto, and none of the interest thereon was qualified stated interest. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Unitholders should consult with their tax advisors regarding the merits of making this election.

         Sale, Exchange and Retirement of Securities

         Upon the sale, exchange or retirement of Securities (including a sale resulting from a sale of Units), a Unitholder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the Unitholder's tax basis in the Securities.

         Except as discussed above with respect to market discount and below under "-- Securities Providing for Contingent Payments," "Straddle Rules," and "Foreign Currency Rules," gain or loss recognized by a Unitholder on the sale, exchange or retirement of Securities generally will be capital gain or loss, and will be long-term capital gain or loss if the Unitholder is considered to have held the Securities for more than one year at the time of the disposition.

         Securities Providing for Contingent Payments

         Securities in a Trust may provide for contingent payments ("contingent debt obligations"). Regulations issued in 1996 (the "Contingent Payment Regulations") govern the treatment of contingent debt obligations issued on or after August 13, 1996.

         Under the Contingent Payment Regulations, contingent debt obligations generally will be subject to the noncontingent bond method. In general, under this method the issuer of a contingent debt obligation creates a schedule of projected fixed payments on the instrument (the "Tax Projected Payment Schedule"). The Tax Projected Payment Schedule is calculated by replacing each contingent payment with a projected payment and then setting the level of those projected payments so that the obligation has a yield equal to the issuer's comparable yield. The comparable yield is the rate of interest the issuer would pay on a comparable debt instrument that did not provide for contingent payments. The Tax Projected Payment Schedule is calculated based on the rules in the Contingent Payment Regulations and does not necessarily represent the issuer's prediction of how a contingent debt obligation will perform. The Tax Projected Payment Schedule in respect of contingent debt will be binding on the Unitholders as long as it is reasonable.

         A Unitholder of a Trust holding a contingent debt obligation generally must include in income interest on such contingent debt obligation as it accrues, calculated as if the contingent debt obligation provided only for fixed payments according to the Tax Projected Payment Schedule. The Tax Projected Payment Schedule generally is not revised to account for changes in circumstances that occur while the contingent debt obligation is outstanding. Any difference between a projected payment and an actual payment is taken into account as an adjustment to the Unitholder's interest income when the payment is made. (This treatment assumes that any contingency affecting a payment is resolved, so that the payment becomes fixed, no earlier than six months prior to the date of payment.) Upward and downward adjustments are netted for each taxable year with respect to each contingent debt obligation. Any net upward adjustment for the taxable year is treated as additional interest income. Any net downward adjustment reduces the interest income on the obligation for the taxable year that would otherwise accrue. If any downward adjustment exceeds the interest income otherwise reported in respect of a contingent debt obligation for the taxable year, the adjustment would be allowed as an ordinary deduction, to the extent it does not exceed the net amount of interest income of the Unitholder from the contingent debt obligation in prior years.

         If a Unitholder is treated as purchasing a contingent debt obligation for an amount different from its adjusted issue price, the Unitholder will be required to accrue interest income on the obligation in accordance with the original Tax Projected Payment Schedule. Any difference between the purchase price and the obligation's adjusted issue price on the date of purchase will be allocated among the remaining payments in the Tax Projected Payment Schedule. If the Unitholder's basis is greater than the adjusted issue price of the obligation, the excess is a downward adjustment; and if the Unitholder's basis is less than the adjusted issue price, the difference is an upward adjustment. These adjustments are taken into account at the time the corresponding interest payment is accrued or made. Any downward or upward adjustment in respect of a difference between the Unitholder's purchase price and a contingent debt obligation's adjusted issue price at the date of purchase will decrease or increase the Unitholder's basis in the obligation.

         Gain or loss recognized on a sale or exchange of a contingent debt obligation generally would be treated as interest income or ordinary loss. However, any loss in excess of the net amount of interest income on the contingent debt obligation previously included in income by the Unitholder will be a capital loss. Furthermore, any gain or loss will be long-term capital gain or loss if the Unitholder has held the contingent debt obligation for the long-term holding period and there are no remaining contingent payments on the obligation at the time of the disposition.

Taxation of the Swap Agreement

         It is assumed for purposes of the following discussion that a Swap Agreement is a "notional principal contract" in its entirety. Alternative characterizations of a Swap Agreement are discussed below under "-- Other Characterizations." If payments under a Swap Agreement are denominated in, or determined by reference to, a foreign currency, the rules relating to foreign exchange gains and losses discussed below under "Foreign Currency Rules" will also apply.

         Periodic Payments and Nonperiodic Payments (Including Swap Premium)

         Income or deductions with respect to a Swap Agreement may be attributable to periodic payments, nonperiodic payments (including Swap Premium) or Swap Termination Payments.

         Periodic payments under a Swap Agreement are payments made or received by the Trust that are payable at intervals of one year or less during the entire term of the contract (including any extension periods), that are based on a specified index and are based on a single notional principal amount or a notional principal amount that varies over the term of the contract in the same proportion as the notional principal amount that measures the other party's payments. However, payments to buy or sell an interest rate cap or floor are never periodic payments.

         All taxpayers must account for periodic payments under an accrual method of accounting. In a case where periodic payments to be made under a Swap Agreement are set in arrears, and the payment relating to a period during a taxable year of a Unitholder cannot be determined by the end of the year, then accruals for that year will be based on a reasonable estimate of the payment, and the difference between the estimated amount and actual amount will be taken into account in the year in which the payment is fixed.

         Payments under a Swap Agreement that are not periodic payments or Swap Termination Payments are "nonperiodic payments". (Accordingly, any Swap Premium paid or received generally would be a nonperiodic payment.) Nonperiodic payments generally must be recognized over the term of the Swap Agreement in a manner that reflects the economic substance of the contract. The amount of any nonperiodic payment that is amortized in any taxable year will be treated in the same manner as a periodic payment that accrues in that year.

         Under an alternative rule, nonperiodic payments under a notional principal contract may be amortized under a level payment method. Under that method, nonperiodic payments are allocated as if they represented principal payments on a level payment loan that extends over the life of the contract and bears interest at a rate equal to the rate (or rates) used by the parties to determine the nonperiodic payments (or if such rate is not readily ascertainable, a rate that is reasonable under the circumstances). The level payment method cannot be used by a taxpayer with respect to a notional principal contract if the taxpayer reduces risk with respect to the contract by purchasing, selling or otherwise entering into other financial contracts (other than debt instruments).

         Periodic and nonperiodic payments attributed to any taxable year would be netted. The net amount received or paid should generally be ordinary income or an ordinary deduction, respectively, for that year. Although not certain, income or loss attributable to changes in the value of property may be treated as gain or loss from the termination of a right or obligation with respect to such property, and accordingly may be treated as capital gains or losses under section 1234A of the Code (except as discussed below under "Straddle Rules" and "Foreign Currency Rules").

         As an exception to the treatment of nonperiodic payments outlined above, a notional principal contract that provides for a "significant" nonperiodic payment is divided into two parts for federal income tax purposes: a notional principal contract with periodic payments and a loan.

         Where relevant, for purposes of tax information reporting, the Trustee intends (i) to assume that all of the Units were purchased on the Closing Date, and (ii) to amortize any nonperiodic payments that are fixed in amount (including any initial Swap Premium) under the level payment method described above. Unitholders that purchase a Unit and are deemed either to receive or to pay Swap Premium should consult with their tax advisors regarding the appropriate methods for amortizing such Swap Premium.

         Swap Termination Payments

         As described above under "Allocations of Basis and Sales Proceeds," a Unitholder may be considered to pay or receive a Swap Termination Payment under a Swap Agreement in connection with the sale of a Unit. In such a case, a Unitholder would have gain or loss from termination of a Swap Agreement equal to
(i) the sum of the unamortized portion of any nonperiodic payments received by the Unitholder and any Swap Termination Payment it receives or is deemed to have received, less (ii) the sum of the unamortized portion of any nonperiodic payments paid by the Unitholder and any Swap Termination Payment it pays or is deemed to have paid.

         A termination of a Swap Agreement generally will be considered to involve a "sale or exchange" of the Swap Agreement, with the result that any gain or loss generally will be treated as capital gain or loss (subject to the discussion below under "Straddle Rules" and "Foreign Currency Rules"). A Unitholder that recognizes capital loss upon termination of the Swap Agreement generally will be able to offset that loss against any gain recognized with respect to the Securities to the extent such gain is capital gain.

Straddle Rules

         The Securities and the Swap Agreement may be considered offsetting positions in a "straddle" subject to the straddle rules of section 1092 of the Code. Under section 1092(d), a selling Unitholder's capital gain or loss (if any) with respect to Securities that are positions in a straddle will be short-term unless such Securities have been held for the long term capital gain holding period after termination of the Swap Agreement. Similarly, if the Swap Agreement is a position in a straddle, capital gain or loss realized in connection with its termination (or the termination of a right or obligation thereunder) will be short-term. In addition, under section 1092, all or a portion of any loss realized upon such termination may be deferred until disposition of the Securities. Further, if the Securities and the Swap Agreement are positions in a straddle and as a result are considered to be held as part of a "conversion transaction" within the meaning of section 1258 of the Code, all or a portion of any gain that would otherwise be capital gain may be recharacterized as ordinary income. Finally, if the Securities and the Swap Agreement are positions in a straddle, any interest or carrying charges incurred by a Unitholder with respect to its Units may have to be capitalized to the extent they exceed the Unitholder's interest income from the Securities, under section 263(g) of the Code.

Other Characterizations of the Securities and Swap Agreement

         Depending on its terms, a Swap Agreement may be in economic substance an option or forward contract (among other possibilities), instead of or in addition to a notional principal contract. In general, a Swap Agreement will be treated for federal income tax purposes in accordance with its economic substance. Consequently, if a Swap Agreement is an option, a Unitholder will be treated as writing or purchasing an option. Any premium paid or received in respect of the option (calculated in the same manner as Swap Premiums in respect of a Swap Agreement, as described under "Tax Consequences of Separate Treatment--Allocation of Basis and Sales Proceeds") generally will be taken into account in determining gain or loss only upon termination of the option or, if the option is physically settled and involves the purchase of property by the Trust, upon the disposition of such property. Any such gain or loss will be capital gain or loss (subject to the discussion below under "Straddle Rules" and "Foreign Currency Rules"). An option generally will not be subject to the mark-to-market rules under section 1256 of the Code, but the inapplicability of those rules is not entirely free from doubt in the case of a purchased option underlying a Unit that is itself listed on a national securities exchange. An option and the Securities may be considered offsetting positions in personal property for purposes of the straddle rules discussed in the preceding paragraph.

         In some cases, Securities and a related Swap Agreement may represent economically a loan to the Swap Counterparty secured by the Securities. In that case, the Trust may be considered to have made a loan providing for cash flows equal to the cash flows of the Securities and the Swap Agreement combined. Such a loan would be subject to the rules governing debt instruments described above under "Tax Consequences of Separate Treatment -- Taxation of Securities."

         Other characterizations may be possible, depending on the particular terms of the Swap Agreement. Unitholders should consult their own tax advisors with respect to the federal income tax treatment of the Swap Agreement.

Stripped Bond Rules

         A Unitholder that holds a Strip Unit will be taxed under the "stripped bond" rules of the Code. The Unitholder will be treated as having purchased a newly issued, single debt instrument providing for payments equal to the payments on the Securities allocable to the Unit and having OID equal to the excess of the sum of such payments over the issue price. The issue price is the price at which the Unitholder is considered to have purchased its right to payments on the Securities. In the case of a Trust that holds only Securities and cash or cash equivalents, the issue price would be the cost of the Unit less the Unitholder's allocable share of such cash or cash equivalents. The Unitholder will include OID in income as it accrues in accordance with the constant yield method described above under "Taxation of Securities -- Interest, Discount and Premium -- General OID Rules."

         Holders of certain Strip Units may not be entitled to receive current distributions on such Units. In that case, OID will be includible in income prior to the receipt of cash attributable to such income and the amount of OID includible in income will increase each year.

         Unless otherwise specified in the Prospectus Supplement, it is anticipated that a Trust will, for information reporting purposes, account for OID reportable by holders of Strip Units by reference to the first price at which a substantial amount of the Units is sold to purchasers (other than the underwriters), even though the amount of OID will differ for subsequent purchasers. Unitholders should consult their tax advisors regarding the proper calculation of OID.

Foreign Currency Rules

         If the Securities provide for payments denominated in, or determined by reference to, a foreign currency, and the integration rules do not apply, then (under the rules of section 988 of the Code and the regulations promulgated thereunder) foreign exchange gain or loss will be computed separately from interest income and gain or loss from the Securities. Foreign exchange gain or loss is treated as ordinary income or loss that is generally not interest income (or a direct offset to interest income) and is sourced based on the residence of the taxpayer.

         In general terms, interest income (including OID, and adjusted for any premium amortization) from the Securities will be calculated first in foreign currency units as if the instrument were denominated in U.S. dollars. Interest in foreign currency units will then be translated into U.S. dollars based on an average exchange rate for the period when the interest accrues or, in some cases, based on the exchange rate at the time interest is paid. Foreign exchange gain or loss will be recognized when interest income is actually paid in an amount equal to the difference, if any, between the U.S. dollar value of the interest payment based on the exchange rate or rates used in calculating the interest income attributable to the payment and the rate when it is actually paid. Similarly, foreign exchange gain or loss will be recognized upon the receipt of a principal payment (exclusive of any portion thereof representing original issue discount) in an amount equal to the difference between the U.S. dollar value of the payment based on the exchange rate when the Securities were acquired and the rate when the payment is made. Upon a sale of the Securities, gain or loss will be treated as foreign exchange gain or loss to the extent it does not exceed the gain or loss, respectively, attributable to changes in exchange rates over the period that the Unitholder is considered to have held the Securities.

         The principles described above would also apply to any synthetic debt instrument created by integrating the Securities and Swap Agreement if that instrument provides for payments in, or determined by reference to, a foreign currency.

         The rules governing a Swap Agreement whose payments are denominated in, or determined by reference to, foreign currencies and that is not integrated with the Securities will depend on its specific terms. In general, the timing of income and deductions would be determined under the principles described in "Tax Consequences of Separate Treatment--Taxation of the Swap Agreement" and any income, loss or deduction (including any gain or loss from a termination of a Swap Agreement) would be characterized as foreign exchange gain or loss. In the case of a Swap Agreement that exchanges both interest and principal payments, however, the amount and timing of income or loss generally would be determined as though the Trust had made a hypothetical loan denominated in the currency in which payments are received and had incurred a hypothetical debt denominated in the currency in which payments are made. The resulting net income or loss would be characterized as foreign exchange gain or loss.

Tax-Exempt Organizations

         A qualified pension plan or other entity that generally is exempt from federal income taxation pursuant to section 501 of the Code (such an entity, a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is unrelated business taxable income within the meaning of section 512 of the Code. Interest on the Securities (or synthetic debt instrument, if the Securities and Swap Agreement are integrated), income from a Swap Agreement that is a notional principal contract and gains from the sale, exchange or other disposition of Units held by a Tax-Exempt Investor generally will not be unrelated business taxable income, unless such Units are "debt-financed property" within the meaning of section 514 of the Code. A portion of any income or gain from the Securities would be unrelated business taxable income if, because of the existence of a significant Swap Premium or other nonperiodic payment under the Swap Agreement, the Swap Counterparty were deemed to have made a loan to a Tax-Exempt Investor that is a Unitholder. See "Tax Consequences of Separate Treatment -- Taxation of Swap Agreement."

Foreign Unitholders

         The following discussion applies to Unitholders that hold Registered Units. The applicable Prospectus Supplement will discuss the rules applicable to non-U.S. holders of Bearer Units.

         A Unitholder that is not a U.S. person (as defined below) and that is not subject to U.S. federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Unit will not be subject to United States income or withholding tax, except as described below and under "Information Reporting and Backup Withholding," in respect of interest income or gain on the Securities or income from the Swap Agreement if (i) the Securities were issued after July 18, 1984, (ii) the Unitholder is not a "10-percent shareholder" or "related controlled foreign corporation" with respect to the issuer of the Securities (or the Swap Counterparty, if the Swap Agreement is considered to involve a significant nonperiodic payment to the Swap Counterparty that is treated as a loan or is otherwise considered part of a loan to the Swap Counterparty), (iii) interest on the Securities (or, to the extent the Swap Agreement is considered to involve a loan to the Swap Counterparty, interest on such loan) is not contingent on the cash flows of, value of property of, or dividends or other equity payments by, the issuer of the Securities (or, in the case of a loan to the Swap Counterparty, the Swap Counterparty), except that this clause will not apply to Securities that are debt instruments with a fixed term issued on or before April 7, 1993, (iv) the Unitholder provides an appropriate statement (generally on IRS Form W-8), signed under penalties of perjury, identifying the Unitholder and stating, among other things, that the Unitholder is not a U.S. person (or, with respect to payments made after December 31, 1999, satisfies certain documentary evidence requirements for establishing that it is not a U.S. person) and (v) the Unitholder is not considered to be a bank extending credit under a loan entered into in the ordinary course of its trade or business.

         If the Securities or Swap Agreement provide for payments relating to a "United States real property interest" within the meaning of section 897 of the Code, then gain from the Securities or Swap Agreement, as the case may be, may be treated as income effectively connected with a United States trade or business, and a related withholding tax may apply.

         A Unitholder that is not a U.S. person may also be subject to U.S. federal income taxation with respect to a Unit if it is a personal holding company, corporation that accumulates earnings to avoid U.S. taxes on shareholders or private foundation under the Code.

         The term "U.S. person" means a citizen or resident of the United States, a U.S. domestic corporation or partnership, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. persons have the authority to control all of the trust's substantial decisions.

Information Reporting and Backup Withholding

         The Trustee will furnish or make available, within 90 days after the end of each calendar year, to each party registered during such calendar year as a Unitholder, such information as is required under the Code or regulations under the Code to enable each Unitholder to file its federal income tax returns with respect to its ownership of Registered Units. Such information may also be reported to the IRS.

         Distributions made on a Unit and proceeds from the sale of a Unit to or through certain brokers may be subject to a "backup" withholding tax of 31% unless, in general, the Unitholder complies with certain procedures or establishes that it is a corporation or otherwise exempt from such withholding. A Unitholder may be required to provide a statement under penalties of perjury (generally on IRS Form W-9 for U.S. persons or W-8 for non-U.S. persons) to establish an exemption. Any amounts so withheld from distributions on the Unit would be allowed as a credit against the Unitholder's federal income tax liability, or upon application by the Unitholder to the IRS, would be refunded by the IRS to the extent it exceeds such liability.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and insurance company separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA or the Code (collectively, "Plans") and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of a Plan subject to ERISA be held in trust and imposes general standards of investment prudence and diversification on fiduciaries of Plans. In addition, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Each of Morgan Stanley, any Swap Counterparty, the issuers of the Securities and the Trustee and their affiliates may be Parties in Interest with respect to Plans.

         The United States Department of Labor (the "DOL") has issued regulations (DOL Reg. ss.ss.2510.3-101) concerning what constitutes the assets of a Plan when a Plan invests in another entity (the "Plan Asset Regulations"). The Units would constitute equity interests in the Trust for purposes of the Plan Asset Regulations. Under the Plan Asset Regulations, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA and
Section 4975 of the Code to be assets of the investing Plan in certain circumstances, unless the ownership by "benefit plan investors" of equity interests in the entity is not "significant." In general, ownership by benefit plan investors of equity interests in an entity is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity, twenty-five percent or more of the value of any class of equity interests in the entity is held by benefit plan investors. For purposes of the Plan Asset Regulations, the term "benefit plan investor" includes (a) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, including governmental and foreign employee benefit plans, (b) any plan described in Section 4975(e)(1) of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

         Unless the "Alternative ERISA Restrictions" or "Deemed Representations" apply, Units may not be transferred to any person unless that person is not a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code and is not acquiring the Units with the assets of any such Plan or any government or other plan subject to substantially similar requirements. The Trust Agreement provides that any purported transfer in violation of this restriction shall be void ab initio. Each person who acquires any Book-Entry Unit, and each fiduciary which causes any such person to so acquire a Book-Entry Unit, in its individual as well as its fiduciary capacity, will be deemed to have represented upon the acquisition of such Book-Entry Unit that such purchaser or transferee is not a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code or any government or other plan subject to substantially similar requirements and is not using the assets of any such Plan to purchase the Book-Entry Units. THE TRUST AGREEMENT PROVIDES THAT EACH HOLDER OF A BOOK-ENTRY UNIT SHALL INDEMNIFY THE TRUSTEE, THE DEPOSITOR, MORGAN STANLEY AND THEIR AFFILIATES AGAINST ANY COSTS, EXPENSES, DAMAGES OR LOSSES INCURRED BY THEM AS A RESULT OF THE FAILURE OF THE FOREGOING REPRESENTATION TO BE TRUE.

         Alternatively, if the Prospectus Supplement with respect to a Series of Units elects the "Alternative ERISA Restrictions", the restrictions described in the preceding paragraph will not apply. Units subject to the "Alternative ERISA Restrictions" will be issued only as Definitive Units in registered form and only upon execution and delivery of a definitive Purchase Agreement, which will contain additional representations regarding whether such purchaser or proposed transferee is a benefit plan investor (within the meaning of the Plan Asset Regulations) or is acquiring the Units with assets of a benefit plan investor. A definitive Purchase Agreement will similarly be required to be obtained from any proposed transferee of a Unit to which the "Alternative ERISA Restrictions" apply. No such purchase or proposed transfer shall be permitted to the extent that it would cause the ownership by benefit plan investors to be "significant" within the meaning of the Plan Asset Regulations immediately after such purchase or proposed transfer. In addition, the Depositor and the Trustee will agree that, after the initial distribution of a particular Series of Units subject to the Alternative ERISA Restrictions, neither they nor their affiliates will acquire any Units of such Series, unless such acquisition would not cause the ownership by benefit plan investors immediately following such acquisition to be "significant."

         Alternatively, if the Prospectus Supplement with respect to a Series of Units elects the "Deemed Representations", the restrictions described in the two preceding paragraphs will not apply. Units will be issued in reliance on certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code which may be applicable, depending in part on the type of Plan fiduciary making the decision to acquire a Unit and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the Units. BY ITS PURCHASE OF ANY UNIT, THE PURCHASER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED EITHER THAT (A) IT IS NOT AN ERISA PLAN OR OTHER PLAN, AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH ERISA PLAN OR OTHER PLAN, OR A GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) ITS PURCHASE, HOLDING AND DISPOSITION OF A UNIT WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE. THE TRUST AGREEMENT PROVIDES THAT EACH HOLDER OF A BOOK-ENTRY UNIT SHALL INDEMNIFY THE TRUSTEE, THE DEPOSITOR, MORGAN STANLEY AND THEIR AFFILIATES AGAINST ANY COSTS, EXPENSES, DAMAGES OR LOSSES INCURRED BY THEM AS A RESULT OF THE FAILURE OF THE FOREGOING REPRESENTATION TO BE TRUE.

         The Prospectus Supplement may also specify restrictions with respect to ERISA investors different from any of the foregoing.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Units should determine whether, under the general fiduciary standards of investment prudence and diversification and under the documents and instruments governing the Plan, an investment in the Units is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any Plan proposing to invest in Units should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code. The sale of any Units to a Plan or a governmental or other plan is in no respect a representation by the Trust or Morgan Stanley that such an investment meets all relevant legal requirements with respect to investments by Plans generally, any particular Plan or any such other plan, or that such an investment is appropriate for Plans generally, any particular Plan or any such other plan.

                     LIMITATIONS ON ISSUANCE OF BEARER UNITS

         In compliance with United States Federal income tax laws and regulations, the Depositor and any underwriter, agent or dealer participating in the offering of any Bearer Unit will agree that, in connection with the original issuance of such Bearer Unit and during the period ending 40 days after the issue of such Bearer Unit, they will not offer, sell or deliver such Bearer Unit, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

         Bearer Units will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Units will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Units.

         Pending the availability of a permanent Global Security or definitive Bearer Units, as the case may be, Units that are issuable as Bearer Units may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Euroclear and CEDEL for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a permanent Global Security in bearer form, without coupons attached, or definitive Bearer Units and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such permanent Global Security or for such definitive Bearer Units, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership." A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global Security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No Bearer Unit will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be distributed to each of Euroclear and CEDEL with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

                              PLAN OF DISTRIBUTION

         The Units may be offered and sold to or through Morgan Stanley as underwriter, dealer or agent, or through one or more other underwriters, dealers or agents, or directly to purchasers. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Units, which may include the names of any underwriters, or initial purchasers, the purchase price of such Units and the proceeds to the Depositor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Units may be listed, any restrictions on the sale and delivery of Units in bearer form and the place and time of delivery of the Units to be offered thereby.

         If underwriters are used in a sale of any Units, such Units will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Units may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Morgan Stanley, an affiliate of the Depositor. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Units will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Units, if any, of such Units are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         In connection with an underwritten offering of Units, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Units. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Exchange Act, pursuant to which such persons may bid for or purchase Units for the purposes of stabilizing their market price.

         Units may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of Units will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable Prospectus Supplement. Any such agent will act on a best efforts basis for the period of its appointment or be subject to another standard in the Prospectus Supplement.

         If so indicated in the applicable Prospectus Supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Units at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

         Sales of certain Series of Units may be restricted to "qualified institutional buyers" ("QIB"s) as defined in Rule 144A under the Securities Act, in which case each underwriter will be required to exercise reasonable care to ensure that such Units are sold and will be resold to QIBs. The Prospectus Supplement relating to such Units may provide that a purchaser of the Units is deemed to represent for the benefit of the Depositor, the Trust and the Underwriters that such purchaser is qualified as a QIB.

         Any underwriters, dealers or agents participating in the distribution of Units may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Units may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

         If specified in the Prospectus Supplement, the Securities may be deposited into the Trust in connection with a distribution of the Securities by one or more affiliates of the Depositor pursuant to a registration statement under the Securities Act, in which the Trust will effectively act as an underwriter of the Securities pursuant to Rule 140 under the Securities Act.

         Morgan Stanley is an affiliate of the Depositor. Morgan Stanley's participation in the offer and sale of Units complies with the requirements of
Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

         As to each Series of Units, only those Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Depositor or sold at any time to one or more purchasers.

         The Depositor and Morgan Stanley may be indemnified by the Trust for certain expenses or liabilities incurred in connection with the offer and sale of the Units.

         From time to time, Morgan Stanley and its affiliates may be engaged by Security Issuers as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, Morgan Stanley and its affiliates may make a market in other outstanding securities of any Security Issuer. Each Unitholder will be deemed to have acknowledged and agreed that Morgan Stanley or its affiliates may engage in any kind of business with, or have an investment in, any Security Issuer or related persons, and in connection therewith, may obtain or be in possession of non-public information regarding the Securities or related persons which may not be made available to Unitholders.

         Affiliates of other underwriters may also act as agents or underwriters in connection with the sale of the Units. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related Prospectus Supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the Units.

                                  LEGAL MATTERS

         Certain legal matters with respect to the issuance of Units will be passed upon for the Depositor by Cleary, Gottlieb, Steen & Hamilton.

                             INDEX OF DEFINED TERMS


                                                                      Page
                                                                      ----

Affected Party.........................................................21
Base Rate..............................................................29
Bearer Units........................................................1, 39
Book-Entry Units.......................................................40
Business Day...........................................................28
Calculation Date.......................................................35
Call Date..............................................................37
Call Price.............................................................37
Callable Series........................................................36
CD Rate................................................................34
CD Rate Determination Date.............................................34
CDs (Secondary Market).................................................34
CEDEL..................................................................39
Certificate of Non-U.S. Beneficial Ownership...........................69
Certificates of Deposit................................................34
Class...................................................................1
Closing Date...........................................................53
Code...................................................................43
Commercial Paper.......................................................32
Commercial Paper Rate..................................................32
Commercial Paper Rate Determination Date...............................32
Commission..............................................................1
Composite Quotations...................................................29
Concentrated Security...............................................1, 11
Contingent Payment Regulations.........................................59
Covenant Default.......................................................15
Credit Events..........................................................20
Credit Support.........................................................12
Credit Support Provider................................................18
Cut-off Date............................................................9
Definitive Units.......................................................39
Deliverable Obligations................................................20
Depositary.............................................................40
Depositor...............................................................1
Direct Participants....................................................40
Disqualified Security..................................................50
Distribution Date.......................................................1
DOL....................................................................67
DTC....................................................................26
Dual Currency Units....................................................36
Early Termination Date.................................................22
EDGAR...................................................................2
Eligible Issuer.........................................................1
Eligible Trustee.......................................................53
ERISA..................................................................66
Euroclear..............................................................39
Exchange Act........................................................1, 11
Exchange Rate Agent.....................................................8
Exchangeable Series....................................................37
Extraordinary Trust Expenses...........................................45
Face Amount............................................................36
Federal Funds (Effective)..............................................34
Federal Funds Rate.....................................................34
Federal Funds Rate Determination Date..................................34
Federal Funds/Effective Rate...........................................34
Fixed Rate Unit........................................................29
Floating Rate Unit.....................................................29
Foreign Currency Integration Regulations...............................55
Foreign Currency Unit..................................................36
Global Security.....................................................1, 39
Guarantee...............................................................1
Guarantor..............................................................18
Guaranty...............................................................18
H. 15(519).............................................................29
Index Maturity.........................................................29
Indexed Commodity......................................................35
Indexed Currency.......................................................35
Indexed Principal Amount...............................................35
Index-Linked Units.....................................................35
Indirect Participants..................................................40
Insolvency Law.........................................................45
Integration Regulations................................................55
Interest Period........................................................30
Interest Rate...........................................................1
Interest Reset Date....................................................30
ISDA...................................................................19
ISDA Definitions.......................................................19
Letter of Credit.......................................................18
Letter of Credit Bank..................................................18
LIBOR..................................................................31
LIBOR Determination Date...............................................31
LIBOR Reuters..........................................................31
LIBOR Telerate.........................................................31
London Banking Day.....................................................28
Maximum Interest Rate..................................................30
Maximum Reimbursable Amount.............................................6
Minimum Interest Rate..................................................30
Money Market Yield.....................................................32
Morgan Stanley..........................................................1
MSDW....................................................................1
Multilateral Bank Issuer...............................................12
Notional Amount........................................................28
OID....................................................................56
Option to Elect Exchange...............................................38
Optional Exchange Date.................................................37
Outstanding Securities.................................................15
Participants...........................................................40
Parties in Interest....................................................66
Plan Asset Regulations.................................................67
Plans..................................................................66
Prospectus Supplement...................................................1
PTCE...................................................................68
QIB....................................................................70
Rating Agency..........................................................39
Reference Entity.......................................................20
Registered Units....................................................1, 39
Registration Statement..................................................2
Reporting Issuer.......................................................12
Reserve Account........................................................18
Retained Interest......................................................10
Reuters................................................................31
Reuters Screen LIBO Page...............................................31
Rule 3a-7..............................................................26
Schedule...............................................................19
Secured Securities.....................................................16
Securities..............................................................1
Security Agreement.....................................................14
Security Default.......................................................23
Security Issuer.....................................................1, 11
Security Prospectus....................................................12
Security Registration Statement........................................12
Senior Securities......................................................15
Series..................................................................1
Specified Currency......................................................1
Spread.................................................................29
Spread Multiplier......................................................29
Stock Index............................................................35
Strip Units............................................................26
Subordinated Securities................................................15
Swap Agreement..........................................................1
Swap Calculation Agent..................................................7
Swap Counterparty.......................................................1
Swap Default...........................................................21
Swap Payment Date......................................................19
Swap Premium...........................................................57
Swap Termination Payment................................................4
Tax Projected Payment Schedule.........................................59
Telerate...............................................................31
Telerate Page 3750.....................................................31
Termination Events......................................................4
TIA....................................................................53
Transaction.............................................................1
Treasury bills.........................................................33
Treasury Rate..........................................................33
Treasury Rate Determination Date.......................................33
Trigger Amount..........................................................6
Trust...................................................................1
Trust Agreement.........................................................1
Trust Property..........................................................1
Trustee.................................................................1
Trustee Fees...........................................................10
Unit Principal Balance.................................................35
Unit Register..........................................................40
United States real property interest...................................66
Units...................................................................1

         No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in the Prospectus (including the accompanying Prospectus Supplement) in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the company or an agent. Neither the delivery of this Prospectus (including the accompanying Prospectus Supplement) nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the company since the dates as of which information is given in this Prospectus (including the accompanying Prospectus Supplement). This Prospectus (including the accompanying Prospectus Supplement) do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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                     TABLE OF CONTENTS

                                                   Page
                                                   ----
                                                                                       $[o]
                   PROSPECTUS SUPPLEMENT

SUMMARY...........................................S-2
RISK FACTORS......................................S-8                       MSDW STRUCTURED ASSET CORP.
DESCRIPTION OF UNITS.............................S-11
DESCRIPTION OF TRUST PROPERTY....................S-13
DESCRIPTION OF SWAP AGREEMENTS...................S-41
DESCRIPTION OF TRUST AGREEMENT...................S-43
U.S. FEDERAL INCOME TAX CONSEQUENCES.............S-45
ERISA CONSIDERATIONS.............................S-45                 STRUCTURED ASSET TRUST UNIT REPACKAGINGS
PLAN OF DISTRIBUTION.............................S-47
RATINGS..........................................S-47
LEGAL OPINIONS...................................S-48                               ("SATURNS")
INDEX OF DEFINED TERMS...........................S-49



                        PROSPECTUS

                                                                                     PROSPECTUS
                                                                                     SUPPLEMENT
PROSPECTUS SUPPLEMENTS..............................1
AVAILABLE INFORMATION...............................1
INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE..............................2
RISK FACTORS........................................3
REPORTS TO UNITHOLDERS..............................8                           Dated July [o], 2001
IMPORTANT CURRENCY INFORMATION......................8
THE DEPOSITOR.......................................9
USE OF PROCEEDS.....................................9
FORMATION OF TRUSTS.................................9
MATURITY AND YIELD CONSIDERATIONS..................10
DESCRIPTION OF TRUST PROPERTY......................11
DESCRIPTION OF SWAP AGREEMENTS.....................18
MSDW...............................................24
DESCRIPTION OF UNITS...............................25
DESCRIPTION OF TRUST AGREEMENTS....................44
U.S. FEDERAL INCOME TAX CONSEQUENCES...............53
ERISA CONSIDERATIONS...............................66
LIMITATIONS ON ISSUANCE OF BEARER UNITS............69
PLAN OF DISTRIBUTION...............................69
LEGAL MATTERS......................................71
INDEX OF DEFINED TERMS.............................72

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Until August [o], 2001, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.